UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

AVALON CAPITAL HOLDINGS CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:Common Stock, par value $0.001 per share, of Avalon Capital Holdings Corporation

(2)	Aggregate number of securities to which transaction applies:32,565,414 shares of Avalon Capital Holdings Corporation Common Stock issued and outstanding on November 19, 2009.

(3)
Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):$1,560,000 in debt forgiven at closing. See (4) below.

(4)	Proposed maximum aggregate value of transaction: $1,560,000

(5)	Total fee paid: $312

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

AVALON CAPITAL HOLDINGS CORPORATION
8500 Wilshire Blvd, Suite 521
Beverly Hills, California 90211

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To Be Held on November 29, 2009

Dear Avalon Capital Holdings Corporation Stockholder:

        Notice is hereby given that on November 29, 2009, at 10:00 a.m., local time, Avalon Capital Holdings Corporation ("Avalon") will hold a special meeting of its stockholders (the "special meeting") at 8500 Wilshire Blvd, Suite 521, Beverly Hills, CA 90211, for the following purposes:

1. To consider and vote upon a proposal to approve the Agreement for Purchase and Sale of Assets, dated as of July 13, 2009 (the “Asset Sale Agreement”), by and among FXCM Systems, LLC, a Delaware Limited Liability Company, Avalon, and Avalon’s wholly owned subsidiary, Traders Development, LLC, a California Limited Liability Company, and certain other parties thereto.

2. To consider and vote upon a proposal to approve any adjournments of the special meeting, if determined to be necessary by Avalon, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting, or at any adjournment or postponement of that meeting, to approve the Asset Sale Agreement; and

3.  To transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

        The asset sale proposal is described more fully in the proxy statement of which this notice forms a part. Please give your careful attention to all of the information in the proxy statement.

        Only holders of record of Avalon common stock or Series B Preferred Stock at the close of business on November 17, 2009, the record date, or their proxies, can vote at the special meeting or any adjournment or postponement of the special meeting. Approval of the Asset Sale Agreement requires the affirmative vote of the holders of a majority of the shares of Avalon common stock and Series B Preferred Stock issued and outstanding on the record date. The list of stockholders entitled to vote at the special meeting is available, upon request, at the Avalon headquarters, at 8500 Wilshire Blvd, Suite 521, Beverly Hills, CA 90211, for examination by any Avalon stockholder.

                Your vote is important. Whether or not you expect to attend the special meeting in person, you are urged to complete, sign, date and return the enclosed proxy card or voting instruction card at your earliest convenience. Instructions for voting your shares are included on the enclosed proxy card or voting instruction card. If you are a record holder and you send in your proxy and then decide to attend the Avalon special meeting to vote your shares, you may still do so. You may revoke your proxy in the manner described in the proxy statement at any time before it has been voted at the special meeting. If you have any questions about the proposals or about your shares, please contact Avalon by telephone at (310) 967-0990, or our proxy solicitor, The Altman Group, Inc., by telephone at (212) 681-9300.

By Order of the Board of Directors,
/s/ Gennady Levtchenko
Gennady Levtchenko
Corporate Secretary

Los Angeles, California
November 9, 2009

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This proxy statement contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are based on our current expectations, assumptions, estimates and projections about our company and our industry. These forward-looking statements include, among other things, statements concerning whether and when the proposed asset sale transaction with FXCM Systems, LLC will close, whether conditions to the proposed asset sale will be satisfied, the effect of the proposed asset sale on our business and operating results, and other statements qualified by words such as "expect," "anticipate," "intend," "believe," "estimate," "should," and similar words indicating future events. These forward-looking statements are based on our current expectations and are subject to numerous risks and uncertainties that could cause actual results to differ materially from those described in these forward-looking statements, including, among others:

• the failure of the asset sale to be completed;

• a delay in the completion of the asset sale;

• the failure to obtain the approval of the Asset Sale Agreement  by our stockholders; and

• failure by the parties to satisfy the other closing conditions contained in the Asset Sale Agreement.

        The statements made in this proxy statement represent our views as of the date of this proxy statement, and it should not be assumed that the statements made herein remain accurate as of any future date. Except to the extent required by applicable law or regulation, we undertake no duty to any person to update the statements made in this proxy statement under any circumstances.

QUESTIONS AND ANSWERS ABOUT THE ASSET SALE

        The following questions and answers are provided for your convenience, and briefly address some commonly asked questions about the Avalon Capital Holdings Corporation special meeting of stockholders, the Asset Sale Agreement and the proposed asset sale. These questions and answers may not address all questions that may be important to you as a stockholder. You should carefully read this entire proxy statement, including each of the annexes, and the other documents to which we have referred you.

        Throughout this proxy statement, "Avalon," "we" and "our" refer to Avalon Capital Holdings Corporation, a Delaware corporation, as well as our wholly owned subsidiary, Traders Development, LLC, a California Limited Liability Company.  "FXCM Systems" refers to FXCM Systems, LLC, a Delaware Limited Liability Company. Also, we refer to the Agreement for the Purchase and Sale of Assets, dated as of July 13, 2009, by and among Avalon, FXCM Systems and certain other parties thereto as the "Asset Sale Agreement".

Q:    Why am I receiving the proxy materials?

        A:    We sent you this proxy statement and the enclosed proxy card because the board of directors of Avalon is soliciting your proxy to vote at a special meeting of Avalon stockholders in connection with a proposal to approve the Asset Sale Agreement whereby Avalon would sell substantially all of its assets to FXCM Systems. You may submit a proxy if you complete, date, sign and return the enclosed proxy card. You are also invited to attend the special meeting in person, although you do not need to attend the special meeting to have your shares voted at the special meeting.

Q:    What will I receive in the asset sale?

        A:    You will not receive any direct consideration from the asset sale.  Instead, Avalon will be entitled to receive a contingent earn-out from FXCM Systems which is described more fully on Schedule 2(a) of the Asset Sale Agreement and elsewhere herein.  In addition, FXCM Systems has made a funding commitment to Avalon for the continued development of the Avalon software.  Through this funding commitment, the board of directors expects that there should be sufficient revenue to complete the development of the Avalon software and to market and sell the Avalon software. If Avalon does receive proceeds from the sale of its assets, Avalon may use the proceeds received from the sale to fund additional projects and/or make periodic distributions to its shareholders.  There can be no guarantee that Avalon will earn any contingent proceeds from the asset sale or that, if it does receive such proceeds, that such proceeds will be distributed to the stockholders of Avalon.

Q:    How does Avalon's board of directors recommend I vote?

        A:    Our board of directors has unanimously adopted resolutions approving the Asset Sale Agreement, determining that the Asset Sale Agreement and the terms and conditions of the asset sale are fair, advisable and in the best interests of Avalon and our stockholders and directing that the Asset Sale Agreement be submitted for approval at a special meeting of our stockholders. Our board of directors unanimously recommends that all of our stockholders vote FOR the approval of the Asset Sale Agreement. The reasons for our board of directors' determination are set forth in detail in this proxy statement. Our board of directors also unanimously recommends that you vote FOR approval of adjournments of the special meeting, if determined to be necessary by Avalon, to facilitate the approval of the Asset Sale Agreement by permitting the solicitation of additional proxies if there are not sufficient votes at the time of the special meeting to approve the Asset Sale Agreement.

Q:    What will happen to Avalon after the sale of its assets?

        A:    After the asset sale, Avalon will retain its interest in receiving potential earn-out payments under the Asset Sale Agreement.  Avalon intends to pursue other acquisition opportunities in markets related to, but not competitive with, those markets served by FXCM Systems.

Q:    What do I need to do now?

        A:    We urge you to read this proxy statement carefully, including its annexes, and to consider how the asset sale affects you. Then mail your completed, dated and signed proxy card in the enclosed return envelope as soon as possible so that your shares can be voted at the special meeting of our stockholders.

Q:    What happens if I do not return a proxy card?

        A:    If you fail to return your proxy card, your shares will not be counted for purposes of determining whether a quorum is present at the special meeting. In addition, the failure to return your proxy card will have the same effect as voting against the asset sale.

Q:    What happens if I return a proxy card that is not marked to indicate my voting preference?

        A:    Proxies returned to us that are properly signed and dated but not marked to indicate your voting preference will be counted as votes FOR approval of the Asset Sale Agreement and FOR approval of adjournments of the special meeting, if determined to be necessary by Avalon, to facilitate the approval of the Asset Sale Agreement by permitting the solicitation of additional proxies if there are not sufficient votes at the time of the special meeting to approve the Asset Sale Agreement.

Q:    What vote is needed to approve the Asset Sale Agreement?

        A:    The affirmative vote of a majority of the issued and outstanding shares of our common stock and Series B Preferred Stock, voting as a single class, is required to approve the Asset Sale Agreement. Each holder of our common stock and Series B Preferred Stock is entitled to one vote per share. Avalon’s management, who collectively own in excess of a majority of the outstanding shares of Common Stock of Avalon, have all voted in favor of the asset sale.

Q:    May I vote in person?

        A:    Yes. If your shares are not held in "street name" through a broker, bank or other nominee, you may attend the special meeting of our stockholders and vote your shares in person, rather than signing and returning your proxy card. If your shares are held in "street name," you must get a proxy from your broker, bank or other nominee in order to attend the special meeting and vote your shares in person.

Q:    Do I need to attend the special meeting in person?

        A:    No. You do not have to attend the special meeting in order to vote your shares of our common stock. Your shares can be voted at the special meeting without attending by mailing your completed, dated and signed proxy card in the enclosed return envelope.

Q:    May I change my vote after I have mailed my signed proxy card?

        A:    Yes. You may change your vote at any time before your proxy card is voted at the special meeting. You can do this in one of three ways. First, you can send a written, dated notice to our Secretary stating that you would like to revoke your proxy. Second, you can complete, date, and submit a new proxy card. Third, you can attend the meeting and vote in person. Your attendance alone will not revoke your proxy. If you have instructed a broker to vote your shares, you must follow directions received from your broker to change your instructions.

Q:    When are stockholder proposals due for next year’s Annual Meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by the close of business on March 15, 2010 to our Secretary at 8500 Wilshire Blvd Suite 521, Beverly Hills, CA 90211. If you wish to bring a matter before the stockholders at next year’s annual meeting and you do not notify us by April 30, 2010, our management will have discretionary authority to vote all shares for which it has proxies in opposition to the matter

Q:    If my broker holds my shares in "street name," will my broker vote my shares for me?

        A:    Your broker will not be able to vote your shares without instructions from you. You should instruct your broker to vote your shares by following the procedures provided by your broker. Without instructions, your shares will not be voted, which will have the same effect as a vote against the asset sale.

Q:    When do you expect the asset sale to be completed?

        A:    We are working toward completing the asset sale as quickly as possible. We currently expect the asset sale to be completed by November 30, 2009. However, we cannot assure you when or if the asset sale will occur. In addition to stockholder approval, the other closing conditions contained in the Asset Sale Agreement must be satisfied or waived prior to completion of the asset sale.

Q:    What if the proposed asset sale is not completed?

        A:    We have already licensed our software assets to FXCM Systems.  If we are unable to complete the asset sale, we will receive the licensing revenues set forth in the license agreement, which are substantially less than those we would be entitled to receive under the Asset Sale Agreement.

Q:    Am I entitled to appraisal rights?

        A:    No. Under Delaware law, a stockholder is not entitled to appraisal rights in connection with an asset sale transaction.

Q:    Will the asset sale be a taxable transaction for me?

        A:    No.  You will not be receiving any direct consideration from this transaction.   Any consideration will go directly to Avalon.  In the event that Avalon subsequently makes any dividend distributions to you, those dividends would be taxable to you.  We urge you to consult with your tax and accounting professionals to determine how those dividends would affect you directly.

Q:    What other matters will be voted on at the special meeting?

        A:    Our stockholders are also being asked to vote at the special meeting in favor of adjourning the meeting, if adjournments are determined to be necessary by Avalon, to facilitate the approval of the asset sale proposal, by permitting the solicitation of additional proxies from our stockholders if there are not sufficient votes at the time of the special meeting to approve the asset sale proposal. In order to be approved, this proposal requires the approval of a majority of the votes represented in person or by proxy at the special meeting. Pursuant to Delaware law and our bylaws, only matters set forth in the notice of meeting may be considered at the special meeting of stockholders.

Q:    Who can help answer my questions?

        A:    If you would like additional copies, without charge, of this proxy statement or if you have questions about the asset sale, including the procedures for voting your shares, you can contact us at:

8500 Wilshire Blvd Suite 521 Beverly Hills, CA 90211 (310) 967-0990 alex@avalonch.com

Or you can contact our proxy solicitation agent:

The Altman Group, Inc. 1200 Wall Street West, 3rd Floor (201) 806-7300 Attn: Proxy Department

SUMMARY

        This summary highlights selected information from this proxy statement and may not contain all of the information that is important to you to understand fully the matters described herein, and for a more complete description of the provisions of the Asset Sale Agreement, dated as of July 13, 2009, by and among FXCM Systems, LLC, a Delaware limited liability company, Avalon Capital Holdings Corporation and certain other parties thereto (the “Asset Sale Agreement”), you should read carefully this entire proxy statement and the other documents to which we refer you. References to captioned sections in this summary and elsewhere in this proxy statement are references to the relevant text of this proxy statement that follows this summary section. The Asset Sale Agreement is attached as Annex A to this proxy statement. We encourage you to read the Asset Sale Agreement in its entirety, as it is the legal document that governs the asset sale.  A copy of this proxy is available for download on the Avalon’s website at www.avalonch.com

The Companies

FXCM Systems, LLC
32 Old Slip
10th Floor
New York, New York, 10005
Telephone: 212-480-3626

        FXCM Systems, LLC, a Delaware limited liability company (“FXCM Systems”), is a wholly owned subsidiary of FXCM Holdings, LLC, a Delaware limited liability company.  FXCM Systems was established to further develop, market and license the existing Avalon software both domestically and internationally.

Avalon Capital Holdings Corporation
8500 Wilshire Blvd, Suite 521
Beverly Hills, California 90211
Telephone: (310) 967-0990

          Avalon Capital Holdings Corporation (“Avalon”) and its wholly owned subsidiary, Traders Development, LLC, are the owners and developers of the Avalon FX Pro Trading System, an institutional FX trading platform.   The Avalon FX Pro Trading System allows a financial institution to provide its retail clients with an FX trading solution that from a user perspective is similar to that of equities trading software.  In addition, Avalon is the owner and developer of several educational products for use in FX trading.

The Special Meeting of Avalon Stockholders

        Time, Date and Place.     A special meeting of our stockholders will be held on November 29, 2009, at 8500 Wilshire Blvd, Beverly Hills, California 90211 at 10:00 a.m., local time, to consider and vote upon a proposal to approve the Asset Sale Agreement. In addition, you will be asked to consider a proposal to approve any adjournments of the special meeting, if determined to be necessary by Avalon to facilitate the approval of the Asset Sale Agreement by permitting the solicitation of additional proxies if there are not sufficient votes at the time of the special meeting to approve the Asset Sale Agreement.

        Record Date and Voting Power.     You are entitled to vote at the special meeting if you owned shares of our common stock or Series B Preferred Stock at the close of business on November 17, 2009, the record date for the special meeting. You will have one vote at the special meeting for each share of our common stock you owned at the close of business on the record date. As of the record date, there were 32,565,414 shares of our common stock issued and outstanding held by approximately 261 holders of record and 12,000 shares of Series B Preferred stock issued and outstanding and held by 2 holders of record.

        Required Quorum and Votes.     The holders of a majority of the issued and outstanding shares of our common stock and Series B Preferred Stock, voting together as a single class, must be present, in person or by proxy, at the special meeting for a quorum to be present. The proposal to approve the Asset Sale Agreement requires the affirmative vote of a majority of the shares of our common stock and Series B Preferred Stock (voting together as a single class) issued and outstanding at the close of business on the record date.  For purposes of this proxy, all references to “common stock” shall be deemed to refer to “common stock and Series B Preferred stock, voting together as a single class”.

        The proposal to approve adjournments of the special meeting, if determined to be necessary by Avalon, to facilitate the approval of the Asset Sale Agreement by permitting the solicitation of additional proxies if there are not sufficient votes at the time of the special meeting to approve the Asset Sale Agreement, requires the affirmative vote of a majority of the shares of our common stock represented in person or by proxy at the special meeting.

        See "The Special Meeting."

Summary Term Sheet of the Asset Sale - Please see “The Asset Sale Agreement” provision elsewhere in this proxy for a summary of the material terms of the Asset Sale

The Asset Sale

        Description of the Asset Sale.     The board of directors of Avalon has unanimously approved an Asset Sale Agreement whereby Avalon will sell substantially all of its assets to FXCM Systems.  Avalon will continue its existence after the asset sale and will search for acquisition candidates in related fields.

        If the asset sale is completed, you will not receive any direct consideration.  Instead, Avalon will be entitled to receive a contingent earn-out payment from FXCM Systems, the amounts of which are dependent on the success of FXCM Systems in licensing the Avalon software.

        See "The Asset Sale—Description of the Asset Sale."

        Background and Reasons for the Asset Sale.     Our board of directors oversaw a process of investigating potential transactions with third parties to maximize value for our stockholders. This process began in late 2008, when it became apparent to the board of directors that in light of current market conditions and the economic crisis, it was unlikely that Avalon would be able to survive in the short term as a standalone company. This culminated with the execution of the Asset Sale Agreement on July 13, 2009. For a description of this process, including:

• the deliberations of our board of directors in connection with that process and its results, and

• the negotiations with FXCM Systems,

see "The Asset Sale—Background of the Asset Sale."

        Our board of directors also considered the challenges we face as a "micro-cap" thinly traded public company and a smaller company than many of our competitors in the foreign exchange and software industries.  In particular, our status as a “pink sheet” company makes it difficult, if not impossible, for us to raise additional capital in current market conditions.

        At a meeting of our board of directors held on July 1, 2009, our board of directors unanimously determined to accept that recommendation, and to approve the Asset Sale Agreement with FXCM Systems and recommend it to our stockholders. See "The Asset Sale—Avalon's Board of Directors' Recommendation."

        In making its determination and recommendation set forth above, our special committee considered, among other things, the following:

• its knowledge of the current state of our business, including our financial condition, operations, business plans, management, competitive position and prospects;

• the experience, reputation and financial capabilities of FXCM Holdings, LLC, the owner of FXCM Systems, FXCM Holdings’ knowledge of the markets that Avalon serves and the belief that Avalon's customers would benefit from the continued service of Avalon's experienced employees post-sale; and

• its belief that we would be unlikely to raise the necessary capital needed for the continued development of our software.

                See "The Asset Sale—Reasons for the Asset Sale."

        Avalon's Board of Directors' Recommendation.     Our board of directors has unanimously approved resolutions:

• approving the Asset Sale Agreement;

• determining that the Asset Sale Agreement and the terms and conditions of the asset sale are fair, advisable, and in the best interests of Avalon and our stockholders;

• directing that the Asset Sale Agreement be submitted for approval at a special meeting of our stockholders; and

• recommending that all of our stockholders vote for the approval of the Asset Sale Agreement.

        See "The Asset Sale—Reasons for the Asset Sale" and "The Asset Sale—Avalon Board of Directors' Recommendation."

Regulatory Filings and Approvals Required to Complete the Asset Sale

        The parties believe there are no federal or state regulatory requirements that must be complied with or approval that must be obtained from any federal or state regulatory agencies in connection with the Asset Sale. If any federal or state regulatory body requests information regarding the Asset Sale, the parties will use reasonable efforts to file or otherwise submit all notices, reports or other documents required to be filed or submitted to obtain regulatory approval with respect to the Asset Sale, and to submit promptly any additional information requested by any such regulatory body.

        Interests of Avalon's Executive Officers and Directors in the Asset sale.

        As of the record date, directors and executive officers of Avalon, and their affiliates, beneficially owned approximately 20,682,058 shares of Avalon common stock, or approximately 63.5% of the issued and outstanding Avalon common stock at that date.  The members of Avalon’s board of directors are also its executive officers.  As part of the asset sale transaction, the current executive officers of Avalon will become employees of FXCM Systems.

        See "The Asset Sale—Interests of Avalon's Executive Officers and Directors in the Asset Sale" and "The Special Meeting—Vote Required."

         Appraisal Rights.     Under Delaware law, Avalon stockholders are not entitled to appraisal rights in an asset sale transaction.

        See "The Asset Sale Agreement—Appraisal Rights."

Market Price and Dividend Data

        Our common stock is quoted on the “pink sheets” stock exchange under the symbol "AVLC." On November 9, 2009, the last practicable trading day prior to the date of this proxy statement, our common stock closed at $0.05. We urge stockholders to obtain a current quotation of our common stock.

        See "Market Price and Dividend Data."

The Asset Sale Agreement

        General.     The following is a summary of certain of the principal provisions of the Asset Sale Agreement and is qualified in its entirety both by the more detailed description that appears later in this proxy statement and by the full text of the Asset Sale Agreement contained in Annex A.

        The Asset Sale Agreement contemplates the sale of substantially all of our assets to FXCM Systems.   Upon completion of the asset sale, we will no longer have any substantial assets other than the potential earn-out payments we may receive from FXCM Systems pursuant to the terms of the Asset Sale Agreement.

        The Asset Sale Agreement contains representations and warranties by Avalon that are customary for agreements of this nature. The Asset Sale Agreement also contains customary covenants, including Avalon's covenant not to use the name “Avalon” in connection with a business which develops, publishes, licenses, markets or otherwise distributes software products and/or services related to the trading of financial instruments.

        Indemnification.  We have agreed to indemnify FXCM Systems, its affiliates and their respective officers, directors and other representatives, from and against any and all damages incurred or suffered by any of them, relating to or arising out of or in connection with any breach of or inaccuracy in any representation or warranty we made, or any breach of or failure by us to satisfy any covenant or obligation, in each case under the Asset Sale Agreement and certain related agreements.  In addition, Messrs. Vladimir Karpenkov, Alex De  Khtyar, and Gennady Levtchenko are personally liable in an amount of up to $250,000 for breaches of the representations and warranties set forth in the Asset Sale Agreement.

        Acquisition Proposals by Third Parties.     We have agreed that, except as permitted by the Asset Sale Agreement, we will not authorize or permit any of our officers, directors, employees, agents and representatives, including any investment banker, attorney or accountant retained by us to, directly or indirectly:

• initiate, solicit, or knowingly encourage or facilitate any inquiries, proposals or offers with respect to any acquisition proposal; or

• issue equity securities that constitute a “change of control”.

          Conditions to Completion of the Asset sale.     The asset sale will be completed only if certain conditions are satisfied or waived, including the following:

• holders of a majority of our common stock must approve the Asset Sale Agreement ;

• no court or other legal or regulatory order or statute, rule or regulation restricts or prohibits the asset sale;

• there has been no material adverse effect (as more fully described in the Asset Sale Agreement);

• Avalon and FXCM Systems’ representations and warranties contained in the Asset Sale Agreement must be true and correct other than in de minimis respects both at the time of the execution of the Asset Sale Agreement and as of the closing date of the asset sale (except to the extent expressly made as of an earlier date, in which case solely as of such date);

• Avalon and FXCM Systems have performed or complied with in all material respects all obligations required to be performed by them under the Asset Sale Agreement at or prior to the completion of the asset sale; and

• Avalon shall have delivered all clearance certificates and other documents as FXCM Systems shall have reasonably requested.

        Termination of the Asset Sale Agreement.     The Asset Sale Agreement may be terminated at any time prior to the effective time of the asset sale, by mutual written consent of the parties to the Asset Sale Agreement, or by either FXCM Systems or us:

• if the asset sale has not been completed by November 30, 2009, provided that this right to terminate the Asset Sale Agreement is not available to a party whose breach of the Asset Sale Agreement has been the cause of, or resulted in, the failure of the closing to occur on or before November 30, 2009; or

•  if any court of competent jurisdiction or other governmental authority has issued a judgment, order, injunction, rule or decree, or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by the Asset Sale Agreement and such judgment, order, injunction, rule, decree or other action shall have become final and non-appealable.

        In addition, the Asset Sale Agreement may be terminated at any time prior to the effective time, by FXCM Systems if:

•  Avalon is in material breach of any representations, warranties or covenants contained in the Asset Sale Agreement; or

•  Avalon has not completed the development milestones for the Avalon software set forth in the Asset Sale Agreement.

THE SPECIAL MEETING

        We are furnishing this proxy statement to our stockholders as part of the solicitation of proxies by our board of directors for use at the special meeting, and at any adjournments or postponements of the special meeting.

Date, Time and Place

        We will hold the special meeting at 8500 Wilshire Blvd Suite 521, Beverly Hills, CA 90211 at 10:00 a.m., local time, on November 29, 2009.

Purpose of Special Meeting

        At the special meeting, we will ask holders of our common stock to approve the Asset Sale Agreement.  Our board of directors has unanimously approved resolutions approving the Asset Sale Agreement, determining that the Asset Sale Agreement and the terms and conditions of the asset sale are fair, advisable and in the best interests of Avalon and our stockholders and directing that the Asset Sale Agreement be submitted for approval at a special meeting of our stockholders. Our board of directors unanimously recommends that all of our stockholders vote FOR the approval of the Asset Sale Agreement.

        Our board of directors also unanimously recommends that our stockholders vote FOR approval of adjournments of the special meeting, if determined to be necessary by Avalon, to facilitate the approval of the Asset Sale Agreement by permitting the solicitation of additional proxies if there are not sufficient votes at the time of the special meeting to approve the Asset Sale Agreement.

Record Date; Stock Entitled to Vote; Quorum

        Only holders of record of our common stock and Series B Preferred Stock at the close of business on November 17, 2009, which is the record date for the special meeting, are entitled to notice of and to vote at the special meeting. As of the record date, 32,565,414 shares of our common stock were issued and outstanding and held by approximately 261 holders of record and 12,000 shares of our Series B Preferred stock were issued and outstanding and held by 2 holders of record. A quorum will be present at the special meeting if a majority of the shares of our common stock (and Series B Preferred stock, voting together in a single class), issued and outstanding and entitled to vote on the record date are represented in person or by proxy at the special meeting. Shares of our common stock and Series B Preferred stock represented at the special meeting but not voting, including shares of our common stock for which proxies have been received but for which stockholders have abstained, will be treated as present at the special meeting for purposes of determining the presence or absence of a quorum for the transaction of all business at the special meeting. Our bylaws provide that the holders of a majority of the shares of stock entitled to vote who are present in person or represented by proxy at the meeting have the power to adjourn the meeting, without notice other than the announcement at the meeting. However, if the adjournment is to a date that is more than 30 days after the original meeting date, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting must be given to each stockholder of record entitled to vote at the meeting.

Votes Required

        The proposal to approve the Asset Sale Agreement requires the affirmative vote of the holders of a majority of the shares of our common stock (and Series B Preferred stock, voting together as a single class) issued and outstanding on the record date. If a holder of our common stock abstains from voting or does not vote, either in person or by proxy, it will have the effect of a vote against the asset sale proposal. If you hold your shares in "street name" through a broker, bank or other nominee, you must direct your broker, bank or other nominee to vote in accordance with the instructions you have received from your broker, bank or other nominee. Brokers, banks or other nominees who hold shares of our common stock in street name for customers who are the beneficial owners of those shares may not give a proxy to vote those customers' shares in the absence of specific instructions from those customers. These non-voted shares will have the effect of votes against the approval of the Asset Sale Agreement.

        The proposal to approve any adjournments of the special meeting, if determined to be necessary by Avalon, to facilitate the approval of the Asset Sale Agreement by permitting the solicitation of additional proxies if there are not sufficient votes at the time of the special meeting to approve the Asset Sale Agreement, requires the affirmative vote of a majority of the shares of our common stock represented in person or by proxy at the special meeting, even if less than a quorum. Accordingly, not voting at the special meeting will have no effect on the outcome of this proposal, but abstentions will have the effect of a vote against this proposal. Holders of record of our common stock on the record date are entitled to one vote per share on each matter to be considered at the special meeting.

        As of the record date, directors and executive officers of Avalon, and their affiliates, had the right to vote 20,682,058  shares of Avalon common stock, or 63.5% of the issued and outstanding Avalon common stock at that date. In connection with the transactions contemplated by the Asset Sale Agreement, our officers and directors have indicated they will vote all their shares FOR the approval of the Asset Sale Agreement and FOR approval of adjournments of the special meeting, if determined to be necessary by Avalon, to facilitate the approval of the Asset Sale Agreement  by permitting the solicitation of additional proxies if there are not sufficient votes at the time of the special meeting to approve the Asset Sale Agreement.

Voting of Proxies

        All shares represented by properly executed proxies received in time for the special meeting will be voted at the special meeting in the manner specified by the holders thereof. Properly executed proxies that do not contain voting instructions will be voted FOR the approval of the Asset Sale Agreement and FOR approval of adjournments of the special meeting, if determined to be necessary by Avalon, to facilitate the approval of the Asset Sale Agreement by permitting the solicitation of additional proxies if there are not sufficient votes at the time of the special meeting to approve the Asset Sale Agreement. No proxy that is specifically marked AGAINST approval of the Asset Sale Agreement will be voted in favor of the adjournment proposal, unless it is specifically marked FOR the proposal to adjourn the special meeting to a later date.

        Pursuant to Delaware law and our bylaws, no matter other than the proposals to approve the Asset Sale Agreement and to adjourn the meeting, if determined to be necessary by Avalon, will be brought before the special meeting.

Revocability of Proxies

        The grant of a proxy on the enclosed form of proxy does not preclude a stockholder from voting in person at the special meeting. A stockholder may revoke a proxy at any time prior to its exercise by:

• filing with our Secretary a duly executed revocation of proxy;

• submitting a duly executed proxy to our Secretary bearing a later date; or

• appearing at the special meeting and voting in person; however, attendance at the special meeting will not in and of itself constitute revocation of a proxy.

        If you have instructed your broker to vote your shares, you must follow directions received from your broker to change these instructions.

        Avalon stockholders who require assistance should contact the persons at the address or phone number provided on page 5 of this proxy statement.

Solicitation of Proxies

        All costs related to the solicitation of proxies, including the printing and mailing of this proxy statement, will be borne by us. We have retained The Altman Group to aid in the solicitation of proxies and to verify records relating to the solicitation.  The Altman Group will receive a fee of $6,000 for its services and reimbursement for reasonable out-of-pocket expenses. In addition, our directors, officers and employees may, without additional compensation, solicit proxies from stockholders by mail, telephone, facsimile, or in person. However, you should be aware that certain members of our board of directors and our officers have interests in the asset sale that are different from, or in addition to, yours. See "The Asset Sale—Interests of Avalon's Executive Officers and Directors in the Asset Sale."

        To the extent necessary in order to ensure sufficient representation at the special meeting, Avalon may request the return of proxy cards by telecopy. The extent to which these proxy soliciting efforts will be necessary depends entirely upon how promptly proxies are received. You should send in your proxy by mail without delay. We will also reimburse brokers and other custodians, nominees and fiduciaries for their expenses in sending these materials to you and getting your voting instructions.

THE ASSET SALE
(Proposal 1)

Description of the Asset Sale

        The board of directors of Avalon has unanimously approved the Asset Sale Agreement whereby Avalon will sell substantially all of its assets to FXCM Systems.  In exchange for its assets, Avalon will be entitled to receive a contingent earn-out payment from FXCM Systems.  In addition, FXCM Systems has agreed to provide Avalon with up to $3,000,000 in loans and to provide other minimum funding guarantees for the continued development of the Avalon software. The outstanding balance of the loans will be forgiven at closing, but recouped from any earn-out payments to Avalon, less $1,000,000.  We strongly encourage you to read carefully the Asset Sale Agreement in its entirety, a copy of which is attached as Annex A to this proxy statement, because it is the legal document that governs the asset sale.

        After the asset sale is completed, Avalon will continue as a stand-alone company.  The board of directors expects to search for acquisition candidates in markets related to, but not competitive with, those markets served by FXCM Systems.

        Please see "The Asset Sale Agreement" for additional and more detailed information regarding the Asset Sale Agreement.

Background of the Asset Sale

        The board of directors and management of Avalon have continually engaged in a review of Avalon's business plans and other strategic opportunities, including the evaluation of the market in which Avalon competes, the possibility of pursuing strategic alternatives, such as acquisitions, and the possible sale of Avalon, each with the view towards maximizing stockholder value.

        On or about December of 2008 the Board of Directors met to discuss Avalon’s prospects in light of the current economic crisis. Our board of directors discussed in detail the opportunities and risks that Avalon may face in light of the national banking crisis, and general capital availability. Our board of directors felt strongly about the fundamentals of Avalon's business and Avalon's longer term prospects and outlook but also discussed the challenges that Avalon faced as a small independent company. The board highlighted the difficulties of remaining an independent company in its industry and the challenges that Avalon will face in the future in light of the greater capital resources of some of its competitors.  Our board of directors discussed the potential parties that may be interested in pursuing a strategic transaction with Avalon.

        On or about January, 2009, our Board of Directors flew to New York City to meet with representatives of FXCM Holdings, LLC to discuss a strategic investment into Avalon.  As a result of these meetings, on February 24, 2009, Avalon entered into a definitive term sheet with FXCM Systems for the sale of substantially all of Avalon’s tangible and intangible assets.

        Beginning in March 2009, Avalon and FXCM Systems negotiated the Asset Sale Agreement.  On July 13, 2009, the parties executed the Asset Sale Agreement and established a target closing date of November 30, 2009.

        Separately, Avalon, acting through its wholly owned subsidiary, Traders Development, and FXCM Systems negotiated an exclusive License Agreement pursuant to which FXCM Systems would be the exclusive licensee of the Avalon trading software developed and owned by Traders Development.  The reason for executing the license agreement prior to closing the Asset Sale Agreement was to allow more time for continued development of the Avalon software.

         Upon execution of the License Agreement, FXCM Systems began to advance funds in the form of loans to Avalon to allow Avalon to continue to operations and development of the Avalon software.

         In early July of 2009, Avalon personnel traveled to New York City to meet with representatives of FXCM Systems to discuss the logistics and timing of the Asset Sale.

The consideration Avalon will receive for the sale of its assets to FXCM Systems is set forth in Schedule 2(a) of the Asset Sale Agreement.  Avalon’s consideration is a right to receive earn-out payments, such payments being a function of the revenues generated by FXCM Systems through the licensing of Avalon’s software.  In summary, Avalon will be entitled to receive earn-out payments ranging from 40-60% of the revenues of FXCM Systems resulting from the licensing of Avalon’s software.  Until FXCM Systems generates cumulative revenues of $7,200,000 from the licensing of the Avalon software, Avalon’s revenue distribution will be 40% of any revenues of FXCM Systems.  After cumulative revenues generated from the licensing of the Avalon software exceed $7,200,000 and until such time as cumulative revenues generated from the licensing of the Avalon software are less than $100,000,000, Avalon shall receive 50% of revenues of FXCM Systems.  After FXCM Systems has generated at least $100,000,000 in revenues from the licensing of the Avalon software, Avalon shall receive 60% of revenues of FXCM Systems.

          In addition, FXCM Systems has agreed to provide loans and certain other funding to Avalon for the development of the Avalon software through February of 2011 in amounts ranging from $150,000 per month to $250,000 per month, subject to certain early termination rights of FXCM Systems.  Finally, FXCM Systems will terminate any promissory notes representing amounts due to FXCM Systems from Avalon and Traders Development, LLC that existed prior to the closing of the asset sale transaction.  This amount that would be forgiven if the asset sale occurs is currently $1,650,000.00.

Reasons for the Asset Sale

        At the meeting of the Board of Directors held on July 1, 2009, the board of directors approved the asset sale with FXCM Systems and recommended it to Avalon stockholders. See "The Asset Sale—Background of the Asset Sale" and "The Asset sale—Avalon Board of Directors' Recommendation."

        In making its determination and recommendation set forth above, the Board of Directors considered, among other things:

•  its knowledge of the current state of our business, including our financial condition, operations, business plans, management, competitive position and prospects;

•  its familiarity with the challenges that Avalon faces as a "micro-cap" thinly traded public company and a smaller company than many of our competitors in the foreign exchange industry, as discussed in "The Asset Sale—Background of the Asset Sale";

•  the then-current financial market conditions, and historical market prices, volatility and trading information with respect to our common stock, including the possibility that if we remained as an independent publicly-owned corporation, in the event of a decline in the market price of our common stock or the stock market in general, the price that might be received by holders of our common stock in the open market or in a future transaction might be less than the asset sale consideration;

•  historical and current information concerning our business, financial performance and condition, operations, technology, management and competitive position, and current industry, economic and market conditions, including our prospects, if we were to remain an independent company and retain our assets;

•  the likelihood that the asset sale will be consummated in light of the nature of the conditions to FXCM Systems’ obligation to complete the asset sale;

• the thin trading market and the relative lack of liquidity of Avalon common stock, which would make it difficult for any large stockholder to sell its shares of common stock in the public market without depressing the market price of Avalon common stock;

• the fact that the Asset Sale Agreement and the transactions contemplated thereby were the product of extensive arms' length negotiations between representatives of FXCM Systems and representatives of Avalon; and

• the fact that FXCM Systems has committed considerable financial resources to the continued development of the Avalon software.  The amount committed by FXCM Systems is substantially in excess of what the board of directors of Avalon determined that Avalon would have been able to raise on its own as a “pink sheet” company.

         The preceding discussion of the factors considered by our board of directors is not, and is not intended to be, exhaustive, but it does set forth the material factors considered.  In light of the variety of factors considered in connection with its evaluation of the asset sale and the complexity of these matters, our board of directors did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the various factors considered in reaching its determination, nor did it undertake to make any specific determination as to whether any particular factors (or any aspect of any particular factors) was favorable or unfavorable to its ultimate determination. Rather, our board of directors reached its conclusion and recommendation based on its evaluation of the totality of the information presented, considered and analyzed. In considering the factors discussed above, individual directors may have ascribed differing significance to different factors.

No Fairness Opinion

Our board of directors chose not to obtain a "fairness" opinion from an investment banking firm in making its recommendation "FOR" the approval of the Asset Sale.

Avalon Board of Directors' Recommendation

        Our board of directors has unanimously approved resolutions approving the asset sale and the Asset Sale Agreement, determining that the Asset Sale Agreement and the terms and conditions of the asset sale are fair, advisable and in the best interests of Avalon and our stockholders and directing that the asset sale and the Asset Sale Agreement be submitted for approval at a special meeting of our stockholders. Accordingly, our board of directors unanimously recommends that all of our stockholders vote FOR the approval of the Asset Sale Agreement.

        Our board of directors also unanimously recommends that our stockholders vote FOR approval of adjournments of the special meeting, if determined to be necessary by Avalon, to facilitate the approval of the Asset Sale Agreement by permitting the solicitation of additional proxies if there are not sufficient votes at the time of the special meeting to approve the Asset Sale Agreement. See "Adjournment of the Special Meeting (Proposal 2)."

Interests of Avalon's Executive Officers and Directors in the Asset sale

        In considering the recommendation of our board of directors with respect to the asset sale, you should be aware that some of our executive officers and directors may have interests in the asset sale that are in addition to, or different from, the interests of Avalon stockholders generally. Our board of directors was aware of and considered these interests in approving the Asset Sale Agreement.

        Asset Sale Proceeds and Other Payments to Be Received by Directors and Executive Officers.     Each of our directors and executive officers holds shares of our common stock.  The stockholders of Avalon will receive no direct consideration from the contemplated transaction.  Our officers and directors will receive no direct consideration, except as set forth below under “Employment with FXCM Systems”.

               For additional information regarding the nature of each director's and executive officer's beneficial ownership of our shares of common stock, please see the information below under the caption "Security Ownership of Certain Beneficial Owners and Management."

In addition, the current officers and board of directors of Avalon will retain their status as officers and members of the board of directors of Avalon following the Asset Sale.  These officers and directors will have operating and voting control over Avalon and will be in a position to determine how much, if any of the proceeds received from FXCM Systems will be distributed to the stockholders of Avalon and how much will be retained by Avalon for corporate purposes.

        Employment with FXCM Systems.     Upon the consummation of the Asset sale, Vladimir Karpenkov, CEO of Avalon, Alex De Khtyar, Gennady Levtchenko and Mitchell Eaglstein will all become employees of FXCM Systems. Vladimir Karpenkov will become CEO of FXCM Systems at an annual salary of $144,000; Alex De Khtyar will become President of FXCM Systems at an annual salary of $144,000; Gennady Levtchenko will become Chief Operations Officer of FXCM Systems at an annual salary of $144,000, and Mitchell Eaglstein will become Chief Information Officer of FXCM Systems at an annual salary of $120,000.

        Appraisal Rights

        Under the General Corporation Law of the State of Delaware and our charter, our stockholders will not be entitled to dissenters' rights of appraisal as a result of the sale of our assets to FXCM Systems.

    Accounting Treatment

     The asset sale will be accounted for as a sale of assets in accordance with generally accepted accounting principles.  We will recognize a gain from the asset sale based upon the excess net proceeds we receive over the net book value of the assets sold.  If the asset sale had occurred on October 31, 2009, the gain on the asset sale, net of taxes, for financial accounting purposes would have been approximately $1.0 million.

 Material United States Federal Income Tax Consequences of the Asset sale

        General.     The following are certain United States federal income tax consequences in connection with the asset sale to FXCM Systems. This summary is based upon the provisions of the Internal Revenue Code, applicable current and proposed United States Treasury Regulations, judicial authorities and administrative rulings and practice, all as in effect as of the date of this proxy statement and all of which are subject to change, possibly on a retroactive basis. We anticipate that the holders of our common stock and Preferred Stock should not recognize gain or loss for United States federal income tax purposes in connection with the Asset Sale.

       Tax Treatment to Avalon

We anticipate that Avalon itself will recognize a gain for United States federal income tax purposes in connection with the Asset Sale of approximately $1.0 million.

        We strongly urge you to consult your own tax advisor as to the specific tax consequences to you of the asset sale, including the applicability and effect of U.S. federal, state, local and foreign income and other tax laws, in view of your particular circumstances.

THE ASSET SALE AGREEMENT

        The following summary of the material terms of the Asset Sale Agreement is qualified in its entirety by reference to the complete text of the Asset Sale Agreement, which is incorporated by reference in this proxy statement and attached to this proxy statement as Annex A. The Asset Sale Agreement has been included to provide you with information regarding its terms. It is not intended to provide you with any other factual information about Avalon. Such information can be found elsewhere in this proxy statement and in other public information available on Avalon’s website at. Our stockholders are urged to read the full text of the Asset Sale Agreement in its entirety.

        Effective Time.     Unless the parties agree otherwise, the completion of the asset sale will occur as soon as practicable but in no event later November 30.

        Effect of Asset Sale.     Subject to the terms and conditions of the Asset Sale Agreement, Avalon will sell substantially all of its assets to FXCM Systems and will be entitled to receive a contingent earn-out payment from FXCM Systems.   Avalon will continue its existence as a stand alone company.

        Asset Sale Consideration.     The consideration Avalon will receive for the sale of its assets to FXCM Systems is set forth in Schedule 2(a) of the Asset Sale Agreement.   Avalon’s consideration is the right to receive earn-out payments which are a function of the revenues generated by FXCM Systems through the licensing of Avalon’s software.  In summary, Avalon will receive profits distributions ranging from 40-60% of the revenues of FXCM Systems resulting from the licensing of Avalon’s software. Until FXCM Systems generates cumulative revenues of $7,200,000 from the licensing of the Avalon software, Avalon will be entitled to receive 40% of any revenues of FXCM Systems.  After cumulative revenues generated from the licensing of the Avalon software exceed $7,200,000 and until such time as cumulative revenues generated from the licensing of the Avalon software are less than $100,000,000, Avalon shall receive 50% of revenues of FXCM Systems. After FXCM Systems has generated at least $100,000,000 in revenues from the licensing of the Avalon software, Avalon shall receive 60% of revenues of FXCM Systems.

          In addition, FXCM Systems has committed to fund the development of the Avalon software through February of 2011 in amounts ranging from $150,000 per month to $250,000 per month.

          Representations and Warranties.     The Asset Sale Agreement contains representations and warranties of Avalon and FXCM Systems customary for agreements of this nature with regard to their respective businesses, financial condition and other facts pertinent to the asset sale. The representations and warranties made by us relate to the following:

• our corporate organization and other corporate matters;

• our authorization, execution, delivery and performance and the enforceability of the Asset Sale Agreement;

• required consents, approvals, orders and authorizations of governmental or regulatory authorities or other persons, relating to the Asset Sale Agreement and related matters;

• our capital structure and outstanding securities;

• documents filed by us with governmental and regulatory authorities, the accuracy of the financial statements and other information contained in those documents, and the absence of certain liabilities;

•absence of changes or certain events involving Avalon since December 31, 2008, including any occurrence of a "material adverse effect" (as that term is defined in the Asset Sale Agreement and described below in the section captioned "The Asset Sale Agreement—Definition of Material Adverse Effect") on Avalon;

•pending or threatened litigation, or claims that could give rise to litigation involving Avalon;

•our compliance with laws and our receipt of and compliance with governmental permits and licenses to hold our assets and conduct our business;

•our employee benefit plans, matters relating to the Employee Retirement Income Security Act and other matters concerning employee benefits and employment agreements;

•labor matters;

•environmental matters;

•our filing of tax returns, payment of taxes and other tax matters;

•our compliance with material contracts, and the extent of our obligations thereunder;

•our insurance coverage;

•our assets and properties, including ownership of certain personal property;

•our leased property; and

•our intellectual property.

        Covenants Relating to the Conduct of Our Business.     During the period between the date of the Asset Sale Agreement and the effective time of the asset sale, we have agreed with FXCM Systems that we will conduct our business in the ordinary course consistent with past practices (except as expressly contemplated by the Asset Sale Agreement, otherwise consented to by FXCM Systems or required by applicable law), and in compliance in all material respects with all applicable law.

        Prior to the effective time of the asset sale, we have agreed not to do any of the following (except as contemplated by the Asset Sale Agreement, consented to in writing by FXCM Systems or required by applicable law):

• enter into, modify or amend in any material respect any material contract or any contract, agreement or arrangement that would be a material contract if entered into prior to the date of execution of the Asset Sale Agreement, other than any such contracts, agreements or arrangements entered into in the ordinary course of business consistent with past practices, where such material contracts, or modifications or amendments thereto, do not contain any material non-customary onerous terms or conditions and are not reasonably expected to result in a material financial loss;

• dissolve, liquidate, merge or consolidate or sell, transfer, lease or otherwise dispose of any assets or properties, other than supplies consumed in the ordinary course of business, and other than non-exclusive licenses on customary terms and conditions granted in the ordinary course of business consistent with past practices; or

 • fail to take any action necessary or advisable to protect or maintain our assets or intellectual property.

        Definition of Material Adverse Effect.     Several of the representations and warranties made by us and FXCM Systems in the Asset Sale Agreement and certain conditions to FXCM Systems' performance of its obligations under the Asset Sale Agreement are qualified by reference to whether the item in question would have a "material adverse effect" on us or FXCM Systems, as the case may be.

        The Asset Sale Agreement provides that a "material adverse effect," with respect to Avalon, means any change, event, violation, inaccuracies, circumstances or effect (whether alone or together with other changes, events, violations, inaccuracies, circumstances or effects) (i) resulting in, or which would likely result in, a liability (individually or in the aggregate with all such liabilities) in excess of $100,000 and not specified in the budget set forth on Schedule 7(c) of the Asset Sale Agreement, including, without limitation, any claim (as such term is defined in Section 6101 of the California Uniform Commercial Code) filed or threatened to be filed against any of Avalon or Traders Development, LLC, or (ii) that is or would reasonably be expected to be materially adverse to the condition (other than financial), properties, assets (including intangible assets), business, results of operations or prospects of any of Avalon or Traders Development, LLC; provided that, in determining whether a Material Adverse Effect has occurred or exists or could or would reasonably be expected to occur or exist for purposes of any particular representation, warranty, covenant or condition under or pursuant to this Agreement, such determination shall be made on an aggregate basis, with all events, circumstances, facts and conditions relating to any and all materiality and Material Adverse Effect qualifiers in any or all of such representations, warranties, covenants and conditions of Avalon or Traders Development, LLC likewise to be considered and taken into account in the aggregate, whether or not related to each other or applicable only to such particular representation, warranty, covenant or condition in question or to one or more other representations, warranties, covenants or conditions.

        Conditions to the Closing of the Asset Sale.     The asset sale will be completed only if certain conditions are satisfied or waived, including the following:

•holders of a majority of our common stock must approve the Asset Sale Agreement;

•no court or other legal or regulatory order or statute, rule or regulation restricts or prohibits the asset sale;

•there has been no material adverse effect (as more fully described in the Asset Sale Agreement);

• Avalon and FXCM Systems’ representations and warranties contained in the Asset Sale Agreement must be true and correct other than in de minimis respects both at the time of the execution of the Asset Sale Agreement and as of the closing date of the asset sale (except to the extent expressly made as of an earlier date, in which case solely as of such date);

• Avalon and FXCM Systems have performed or complied with in all material respects all obligations required to be performed by them under the Asset Sale Agreement at or prior to the completion of the asset sale; and

• Avalon shall have delivered all clearance certificates and other documents as FXCM Systems shall have reasonably requested.

              Termination of the Asset Sale Agreement.     The Asset Sale Agreement may be terminated at any time prior to the effective time of the asset sale, by mutual written consent of the parties to the Asset Sale Agreement, or by either FXCM Systems or us:

• if the asset sale has not been completed by November 30, 2009, provided that this right to terminate the Asset Sale Agreement is not available to a party whose breach of the Asset Sale Agreement has been the cause of, or resulted in, the failure of the closing to occur on or before November 30, 2009; or

• if any court of competent jurisdiction or other governmental authority has issued a judgment, order, injunction, rule or decree, or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by the Asset Sale Agreement and such judgment, order, injunction, rule, decree or other action shall have become final and non-appealable.

        The Asset Sale Agreement may be terminated at any time prior to the effective time, by FXCM Systems if:

• Avalon is in material breach of any representations, warranties or covenants contained in the Asset Sale Agreement; or

• Avalon has not completed the development milestones for the Avalon software set forth in the Asset Sale Agreement.

         Employment with FXCM Systems.     Upon the consummation of the asset sale, Vladimir Karpenkov, CEO of Avalon, Alex De Khtyar, Gennady Levtchenko and Mitchell Eaglstein will all become employees of FXCM Systems. Vladimir Karpenkov will become CEO of FXCM Systems at an annual salary of $144,000; Alex De Khtyar will become President of FXCM Systems at an annual salary of $144,000; Gennady Levtchenko will become Chief Operations Officer of FXCM Systems at an annual salary of $144,000 and Mitchell Eaglstein will become Chief Information Officer of FXCM Systems at an annual salary of $120,000.   The terms of employment of Messrs. Karpenkov, De Khtyar, Levtchenko and Eaglstein are set forth more fully in Exhibit 3(c)(iii) (the “Employment Agreement”) to the Asset Sale Agreement.

ADJOURNMENT OF THE SPECIAL MEETING
(Proposal 2)

        We are submitting a proposal for consideration at the special meeting to authorize the named proxies to approve any adjournments of the special meeting if there are not sufficient votes to approve the Asset Sale Agreement at the time of the special meeting or any adjournment or postponement of that meeting. Even though a quorum may be present at the special meeting or any such adjournment or postponement, it is possible that we may not have received sufficient votes to approve the Asset Sale Agreement by the time of the special meeting or such adjournment or postponement. In that event, we would need to adjourn the special meeting in order to solicit additional proxies. The adjournment proposal relates only to an adjournment of the special meeting for purposes of soliciting additional proxies to obtain the requisite stockholder approval to adopt the Asset Sale Agreement. Any other adjournment of the special meeting (e.g., an adjournment required because of the absence of a quorum) would be voted upon pursuant to the discretionary authority granted by the proxy.

        The proposal to approve one or more adjournments of the special meeting requires the affirmative vote of holders of a majority of the shares of our common stock present or represented at the special meeting and entitled to vote on the proposal.

        To allow the proxies that have been received by us at the time of the special meeting to be voted for an adjournment, if determined to be necessary by Avalon, we are submitting a proposal to approve one or more adjournments, and only under those circumstances, to you for consideration. Our board unanimously recommends that you vote "FOR" the adjournment proposal so that proxies may be used for that purpose, should it become necessary. Properly executed proxies will be voted "FOR" the adjournment proposal, unless otherwise indicated on the proxies. If the special meeting is adjourned for 30 days or less, we are not required to give notice of the time and place of the adjourned meeting unless our board fixes a new record date for the special meeting.

        The adjournment proposal relates only to an adjournment of the special meeting occurring for purposes of soliciting additional proxies for approval of the Asset Sale Agreement in the event that there are insufficient votes to approve the Asset Sale Agreement. Our board retains full authority to the extent set forth in our bylaws and Delaware law to adjourn the special meeting for any other purpose, or to postpone the special meeting before it is convened, without the consent of any of our stockholders.

MARKET PRICE AND DIVIDEND DATA

        Our common stock is currently quoted on the “pink sheets” stock exchange under the symbol "AVLC." This table shows, for the periods indicated, the range of high and low sale prices for our common stock as quoted on the “pink sheets” stock exchange:

	Price Per Share
	High	Low
Fiscal Year ended December 31, 2007
March 31, 2007	$1.40	$0.26
June 30, 2007	$0.70	$0.32
September 30, 2007	$6.80	$0.44
December 31, 2007	$19.80	$2.00

Fiscal Year ended December 31, 2008
March 31, 2008	$13.80	$1.40
June 30, 2008	$5.20	$0.60
September 30, 2008	$2.20	$0.16
December 31, 2008	$0.60	$0.05
9 months ended September 30, 2009
March 31, 2009	$0.19	$0.04
June 30, 2009	$0.19	$0.02
September 30, 2009	$0.19	$0.05

On November 9, 2009, the last practicable trading day prior to the date of this proxy statement, our common stock closed at $0.05.

The Company has never paid any dividends to its stockholders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of November __, 2009, with respect to the beneficial ownership of Avalon common stock by (i) all persons known by us to be the beneficial owners of more than 5% of the issued and outstanding common stock of Avalon, (ii) each director of Avalon, (iii) each executive officer of Avalon, and (iv) all executive officers and directors of Avalon as a group.

Name and Address(1)	Amount and Nature of Beneficial Ownership(2	Percentage of Total(2)
DIRECTORS AND EXECUTIVE OFFICERS
Vladimir Karpenkov(3)	6,071,266	18.64%
Alex De Khtyar(4)	6,071,266	18.64%
Gennady Levtchenko	6,314,526	19.39%
Mitchell Eaglstein	2,225,000	6.83%
All current directors and executive officers as a group (4 persons)	20,682,058	63.5%

STOCKHOLDERS BENEFICIALLY OWNING MORE THAN 5% OF AVALON'S STOCK
Citronia Partners, LLC 7162 Beverly Blvd. Ste. 133 Los Angeles, CA 90036	2,200,000	6.75%

Janet Eaglstein 15 Oak Hollow Way Menlo Park, CA 94025	2,000 Series B	16.67%

Susan Eaglstein 2628 Tacito Trails Jacksonville, FL 32099	10,000 Series B	83.33%

(1) Unless otherwise indicated, the address of each of the individuals or entities named above is: c/o Avalon Capital Holdings Corporation, 8500 Wilshire Blvd, Suite 521, Beverly Hills, CA 90211.

(2) The number and percentage of shares beneficially owned is determined under rules of the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares that the individual has the right to acquire within 60 days of November __, 2009, through the exercise of any stock option or other right. Unless otherwise indicated in the footnotes, each person has sole voting and investment power (or shares such powers with his or her spouse) with respect to the shares shown as beneficially owned. The applicable percentage is based on 32,565,414 shares of our common stock issued and outstanding as of November 9, 2009.

(3) Includes 600,000 shares owned by G & Burton Investments, LLC.

(4)  Includes 600,000 shares owned by Masterkey Partners, LLC.

OTHER MATTERS

        As of the date of this proxy statement, our board of directors knows of no matters that will be presented for consideration at the special meeting other than as described in this proxy statement. However, if any other matter is properly presented at the special meeting, the shares represented by proxies in the form of the enclosed proxy card will be voted in the discretion of the named proxy holders.

WHERE YOU CAN FIND MORE INFORMATION

        For more information about us, please go to our website at.

        You should rely only on the information contained in this proxy statement. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated November 9, 2009. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date. Neither the mailing of this proxy statement to stockholders nor the issuance of cash in the asset sale creates any implication to the contrary.

AVALON CAPITAL HOLDINGS CORPORATION
PROXY FOR SPECIAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.  The undersigned stockholder of AVALON CAPITAL HOLDINGS CORPORATION, a Delaware corporation, hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and Proxy Statement for the Special Meeting of Stockholders of AVALON CAPITAL HOLDINGS CORPORATION to be held on November 29, 2009 at 10:00 a.m., local time, at 8500 Wilshire Blvd, Suite 521, Beverly Hills, CA 90211 and hereby appoints Vladimir Karpenkov and Gennady Levtchenko, and each of them, its proxies and attorneys-in-fact, each with full power of substitution and revocation, on behalf and in the name of the undersigned, to represent the undersigned at the Special Meeting of Stockholders and at any postponements or adjournments thereof, and to vote all shares of common stock which the undersigned would be entitled to vote, if then and there personally present, on the matters set forth below.  Such attorneys or substitutes as shall be present and shall act at said meeting or any adjournments or postponements thereof shall have and may exercise all of the powers of said attorneys-in-fact hereunder.

 All other proxies heretofore given by the undersigned to vote shares of AVALON CAPITAL HOLDINGS CORPORATION’S common stock are expressly revoked.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR ITEMS 1 AND 2 BELOW:

1.
Proposal to approve the Agreement of Purchase and Sale of Assets, dated as of July 13, 2009, by and among FXCM Systems, LLC , Avalon Capital Holdings Corporation and Traders Development, LLC, a wholly owned subsidiary of Avalon Capital Holdings Corporation, and certain other parties thereto:

☐ FOR	☐ AGAINST	☐ ABSTAIN

2.
Proposal to approve any adjournments of the Special Meeting, if determined to be necessary by Avalon Capital Holdings Corporation, to permit further solicitation of proxies if there are not sufficient votes at the time of the Special Meeting of Stockholders, or at any adjournment or postponement of that meeting, to approve the agreement and plan of asset sale:

☐ FOR	☐ AGAINST	☐ ABSTAIN

In their discretion, the proxies are authorized to vote upon such other matter or matters which may properly come before the meeting or any postponements or adjournments thereof.

SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO CONTRARY DIRECTION IS INDICATED THE PROXIES WILL HAVE THE AUTHORITY TO VOTE FOR THE ITEMS 1 AND 2, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

This proxy should be clearly marked, dated and signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope.  Votes must be indicated by marking (x) in BLACK or BLUE ink.  Persons signing in a fiduciary capacity should so indicate.  If shares are held by joint tenants or as community property, both should sign.

☐	MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW
 Dated:     November  __, 2009

Signature

ANNEX A
AGREEMENT OF PURCHASE AND SALE OF ASSETS
This Agreement of Purchase and Sale of Assets (this “Agreement”), dated as of July __, 2009 (the “Execution Date”), is by and among Avalon Capital Holdings Corporation, a Delaware corporation (“Avalon”), and Traders Development, LLC, a California limited liability company (“Traders”, and together with Avalon, collectively, “Sellers”), and Vladimir Karpenkov (“Karpenkov”), Alex De Khytar (“Khytar”) and Gennady Levtchenko (“Levtchenko”), each an individual and a shareholder of Avalon (Karpenkov, Khytar and Levtchenko, together with Sellers, collectively referred to herein as the “Selling Parties” and individually as a “Selling Party”), and FXCM Systems, LLC, a Delaware limited liability company (“Buyer”).

WITNESSETH:

WHEREAS, the parties hereto agreed upon the terms and conditions of the transaction contemplated herein as of February 24, 2009, and now wish to provide for the consummation of these transactions;

WHEREAS, Sellers desire to sell to Buyer and Buyer desires to purchase from Sellers all of the tangible and intangible assets, properties and rights of Sellers used, held for use or useful in, or derived from, their business and operations, free and clear of all debts, liens, encumbrances or other liabilities whatsoever, upon the terms and subject to the conditions set forth herein; and

WHEREAS, Buyer has made various loans to Traders under that certain Secured Promissory Note, dated March 16, 2009, in the original principal amount of $90,000 (as the same has been and may from time to time be, amended, modified, restated, restructured and/or increased, the “Promissory Note”).

NOW THEREFORE, in consideration of the premises and the mutual covenants and agreements and representations and warranties hereinafter set forth, the parties hereto hereby agree as follows:

1.           Purchased Assets.

(a)           Subject to and upon the terms and conditions of this Agreement, Sellers hereby sell, transfer, convey, assign, grant and deliver to Buyer, and Buyer shall purchase, at the Closing (as hereinafter defined) all right, title and interest in and to all business, assets, equipment, goodwill and rights of Sellers (or any of them) as a going concern of every nature, kind and description, tangible and intangible, owned, leased or licensed, wherever located, including, without limitation, all software, equipment, websites, trade names, trademarks, copyrights, algorithms, databases, intellectual property, and customer and licensee lists, wherever located, of, related to, used or generated or developed from or for and of the operations and/or business of any of Sellers and/or any of the Products (as defined in the Bill of Sale), and any and all distribution, publishing and marketing operations of or for any of Sellers or any of the Products, and, without limiting the foregoing, as more particularly described in the form of bill of sale annexed as Exhibit 1(a) hereto (the “Bill of Sale”), but excluding the Excluded Assets (as hereinafter defined).  The defined terms and provisions of the Bill of Sale are hereby incorporated herein by reference.  All of the foregoing (other than the Excluded Assets) are herein collectively referred to as the “Purchased Assets”.  The business, activities and operations of Sellers, including any pertaining or related to any or all of the Products and/or the Purchased Assets, are herein called the “Business”.

(b)           The Purchased Assets shall not include those assets listed on Schedule 1(b) hereto (the “Excluded Assets”).

(c)           Sellers hereby sell, transfer, convey and assign to Buyer title to all of the Purchased Assets, at the Closing, free and clear of any debts, liens, pledges, charges, mortgages, security interests, restrictions, easements, liabilities, claims, encumbrances or rights of others of every nature, kind and description (collectively, “Liens”).

(d)           Buyer and each of Sellers acknowledge that certain of the contracts, agreements and licenses to be included in the Purchased Assets, and the rights and benefits thereunder, may not, by their terms, be assignable.  Anything in this Agreement or in the Obligations Undertaking (as hereinafter defined) to the contrary notwithstanding, this Agreement shall not constitute an agreement to assign any such contract, agreement or license that is by its terms not assignable, and Buyer shall not be deemed to have assumed the same or to be required to perform any obligations thereunder, if an attempted assignment thereof, without the consent of a third party thereto, would constitute a breach thereof or in any way affect the rights thereunder of Buyer or any of Sellers.  In such event, prior to and after the Closing, the Selling Parties shall cooperate with Buyer and use their best efforts to obtain each such consent of each such third party.  If any such consent shall not be obtained with respect to any such contract, agreement or license, each of Sellers and Buyer will cooperate with each other in any reasonable arrangement requested by Buyer to provide Buyer all benefits to which any of Sellers is entitled thereunder.

(e)           At the Closing, each of Sellers shall, at their sole cost and expense, cause all security interests, encumbrances and other Liens on or relating to any of the Purchased Assets to be released, extinguished and discharged in full and shall deliver to Buyer instruments and Uniform Commercial Code (“UCC”) termination statements releasing, extinguishing and discharging all such security interests, encumbrances, and other Liens, to the extent same exist, except for those UCC statements or amendments related solely to Earn-Out Payments (as defined herein) payable to Sellers, in all cases, in form and substance satisfactory to Buyer.  In the event Buyer elects to proceed with the Closing prior to its receipt of all such instruments and UCC termination and/or amendment statements, the Selling Parties shall nevertheless obtain and deliver to Buyer all instruments and UCC termination and/or amendment statements, and obtain the release, extinguishment, discharge or amendment to all Liens as contemplated by this Section 1(e), promptly after the Closing.

2.           Purchase Price; Payment; Assumption of Certain Obligations; Non-Competition.

(a)           Subject to and upon the terms and conditions of this Agreement, the entire purchase price and consideration for the Purchased Assets and for the obligations of the Selling Parties provided for herein is as follows, as the same may be adjusted in accordance with Schedule 2(a) hereto (such amount, as the same may be so adjusted, being the “Purchase Price”), and the same shall be payable via the Earn-Out Payments (as defined in Schedule 2(a) hereto), if any, which will be determined and paid in accordance with and as provided in Schedule 2(a) hereto.  Schedule 2(a) is hereby incorporated herein by reference with the same force and effect as if set forth in full herein.

(b)           The Purchase Price shall, except as otherwise required by applicable law or regulation, be allocated among the Purchased Assets in accordance with Schedule 2(b) hereto, such schedule to be provided by Buyer to Sellers no less than one (1) business day prior to Closing.

(c)           Buyer shall, at the Closing, execute and deliver to Sellers an obligations undertaking substantially in the form set forth in Exhibit 2(c) hereto (the “Obligations Undertaking”), pursuant to which Buyer shall, to the extent provided therein, and except as otherwise provided herein, assume and agree to perform those obligations of Sellers set forth in the Obligations Undertaking as Assumed Obligations, in each case, to the extent that the same shall be documented to a commercially reasonable extent and also shall not have been performed or be required to be performed prior to the Closing (herein collectively referred to as the “Assumed Obligations”).  Except as expressly provided in the Obligations Undertaking, Buyer shall not and does not assume any liability or obligation of any of Sellers, known or unknown, fixed or contingent, disclosed or undisclosed, and assumes no liability for any claim, debt, default, duty, obligation or liability of any of Sellers of any kind or nature, including, without limitation, any obligations described in the Obligations Undertaking as “Excluded Liabilities” (all of the foregoing referred to in this sentence, collectively, the “Excluded Liabilities”), all of which, to the extent that they exist from and after the Closing shall be retained and duly and timely paid or discharged by each of Sellers.

3.           Closing.  (a)  The Closing under this Agreement (the “Closing”) shall take place, at the offices of Golenbock Eiseman Assor Bell & Peskoe LLP, located at 437 Madison Avenue, New York, New York 10022, on the date of satisfaction or waiver of all of the conditions to the obligations of the Parties to consummate the transactions contemplated hereby, or such date as may be mutually agreeable to the Parties (the date of the Closing being called “Closing Date”).  All proceedings to be taken and all documents to be executed and delivered by the Parties at the Closing shall be deemed to have been taken and executed simultaneously and no proceedings shall be deemed taken nor any documents executed or delivered until all have been taken, executed and delivered.

(b)           All proceedings to be taken and all documents to be executed and delivered by the parties at the Closing shall be deemed to have been taken and executed simultaneously and no proceedings shall be deemed taken nor any documents executed or delivered until all have been taken, executed and delivered.  Upon the occurrence of the Closing, the transactions pursuant hereto occurring thereat shall be deemed to be effective as of 12:01 a.m. on the date of the Closing (the “Effective Time”) for purposes of the entitlement of Buyer to the benefits of the Purchased Assets.

(c)           At the Closing, the Selling Parties shall deliver to Buyer:

(i)           the Bill of Sale executed by the Selling Parties;

(ii)          a non-competition agreement substantially in the form set forth in Exhibit 3(c)(ii) hereto (the “Non-Competition Agreement”), executed by each of the Selling Parties;

an employment agreement for each of Karpenkov, Khytar, Levtchenko and Mitchell Eaglstein substantially in the form set forth in Exhibit 3(c)(iii) hereto (the “Employment Agreements”), executed by each such person;

(iv)         agreements with each of the employees and independent contractors of Sellers, acknowledging Buyer’s exclusive title and rights to all proprietary information developed by or for any of Sellers substantially in the form set forth in Exhibit 3(c)(iv) hereto;

(v)          instruments of assignment and transfer of all registered Proprietary Rights (as defined in the Bill of Sale attached hereto) included in the Purchased Assets, executed by the Selling Parties in form reasonably required by Buyer and in due and proper form for recording;

(vi)         copies of the board of director, manager and member resolutions of each of Sellers authorizing the execution, delivery and performance of this Agreement and each Seller Document (as defined in Schedule 4 hereto) and the consummation of the transactions contemplated hereby and thereby, certified by the secretary or assistant secretary or members of each of Sellers;

(vii)        all approvals of the stockholders of Avalon required for the execution and delivery of this Agreement and the other Seller Documents (as hereinafter defined) and for the transactions contemplated hereby and thereby (the “Avalon Stockholder Approvals”);

(viii)       a duly issued and certified report of the Inspector of Elections certifying as to the Avalon Stockholder Approvals;

(ix)          certificates of good standing of each of Sellers issued as of a then recent date by the Secretary of the State of each Seller from each state in which any of Sellers is qualified to do business;

(x)           such good and sufficient instruments of conveyance, assignment and transfer, as Buyer shall reasonably require, each in form and substance reasonably required by Buyer, and in due and proper form for recording, and as shall be effective to vest in Buyer good title to the Purchased Assets as contemplated by this Agreement;

(xi)          a favorable written opinion of Sellers’ counsel, New Venture Attorneys, P.C., as to the matters set forth on Exhibit 3(c)(xi), and otherwise in form satisfactory to Buyer and Buyer’s counsel;

(xii)         license agreements for the use of Sellers’ leased real properties, substantially in the form set forth in Exhibit 3(c)(xii) (the “Real Property License Agreements”); and

(xiii)        all other documents required by the terms of this Agreement to be delivered to Buyer at the Closing.

(d)          At the Closing, Buyer shall deliver:

(i)            to Sellers, the Bill of Sale and the Obligations Undertaking, each executed by Buyer;

(ii)           duly executed Employment Agreements

(iii)          the Real Property License Agreements;

(iv)         the Promissory Note, marked “cancel” or “paid in full”; and

(v)          all other documents required by the terms of this Agreement to be delivered to Sellers at the Closing.

(e)           At or prior to the Closing, the Selling Parties shall cause to be delivered to Buyer the originals of all Contracts (as defined in Schedule 4 hereto) to the extent they exist and the originals of all books, records and files included in the Purchased Assets to the extent they exist (it being understood that Sellers may retain copies of books and records necessary for the preparation of financial statements and tax returns). At any time and from time to time at or after the Closing with respect to the Purchased Assets, at Buyer’s request, and without further consideration, the Selling Parties shall execute and deliver such other documents, including instruments of sale, transfer, conveyance, assignment and confirmation, and take such actions, as Buyer may reasonably deem necessary or appropriate in furtherance of the transactions contemplated hereby and/or in order more effectively transfer, convey and assign to Buyer, and to confirm Buyer’s title to, all of the Purchased Assets (free and clear of all Liens), to put Buyer in actual possession and operating control thereof.

4.           Representations and Warranties of Selling Parties.  The Selling Parties hereby, jointly and severally, represent and warrant to Buyer the matters set forth in Schedule 4 hereto, and the representations and warranties therein contained shall be and hereby are incorporated herein by reference with the same force and effect as if set forth in full herein.  References in said Schedule 4 or elsewhere in this Agreement to the “Disclosure Schedule” shall be deemed to refer to the Schedules to said Schedule 4 to this Agreement delivered to Buyer concurrently with the execution and delivery hereof.  References in said Schedule 4 to “this Agreement” shall be deemed to refer to this Agreement.

5.           Representations and Warranties of Buyer.  Buyer represents and warrants to Sellers that:

(a)           Buyer is a limited liability company, validly existing and in good standing under the laws of the State of Delaware.

(b)           Buyer has all requisite limited liability company power and limited liability company authority to enter into this Agreement and each other agreement, document and instrument to be executed or delivered by Buyer in connection with this Agreement (the “Buyer Documents”) and to carry out the transactions contemplated hereby and thereby.  This Agreement constitutes, and, when executed and delivered at the Closing, each other Buyer Document will constitute, the legal, valid and binding obligation of Buyer.  All proceedings and action required to be taken by Buyer relating to the execution, delivery and performance of this Agreement and the Buyer Documents and the consummation of the transactions contemplated hereby and thereby shall have been duly taken by the Closing.

6.           Certain Covenants.

(a)           Employees.

(i)            Sellers have represented and warranted to Buyer that Sellers do not have any employees.

(ii)           Notwithstanding the foregoing, Sellers shall be solely responsible for, and Sellers shall indemnify and hold harmless Buyer from and against, any and all claims and obligations, if any, for wages, commissions, salary, vacation and sick pay, insurance, wage continuation, severance pay, termination pay or other benefits arising or accruing or claimed to arise or accrue with respect to any employee or independent contractor of any of Sellers for any period on or prior to the Closing Date, and/or in connection with the termination by any of Sellers of any person claiming to be or have been an employee or independent contractor of any of Sellers whether on or prior to or after the Closing Date, or the failure of Buyer to hire any person claiming to be or have been an employee or independent contractor of any of Sellers.  Without limiting the foregoing, Buyer shall have no responsibility for any compensation, employee benefits or severance pay for any employee(s) or independent contractor of any of Sellers who shall be offered employment by Buyer and shall fail to accept such offer or who shall fail to commence employment with Buyer on or after the Closing Date.

(iii)          Sellers shall remain liable and responsible for all obligations to all persons, if any, who may be currently receiving or entitled to receive, or who from or after the date hereof shall be entitled to receive health care related benefits under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), or any of the rules or regulations thereunder, in connection with or by reason of any termination of employment with Sellers (or any predecessor thereto), and Sellers shall maintain in full force and effect such health insurance as shall provide all coverage and benefits required under COBRA, and the rules and regulations thereunder, for all periods that such coverage and benefits shall be required under COBRA, and such rules and regulations, in all events regardless of whether Sellers are entitled under law to terminate such coverage.  Each of the Sellers hereby irrevocably waives and releases any all rights and claims which any of them may have against Buyer or any of its affiliates in connection with COBRA or any of such rules or regulations.

All liabilities and obligations of Sellers under or covered by this Section 6(a) shall constitute Excluded Liabilities.

(b)          Conduct of Business Prior to Closing.  During the period from the date of this Agreement to and including the Closing Date, Sellers shall cause the conduct and operations of the Business to be at all times in the ordinary and usual course of business and consistent with past practices, and shall not take any action which might result in any material change in such operations or which might have a materially adverse effect on the value of the Business other than changes made with the prior written consent of Buyer.  During the period from the date of this Agreement to the Closing Date, Sellers shall preserve intact the present goodwill of the Business and the relationships of Sellers with customers, licensees, licensors, suppliers, creditors, consultants, governmental and quasi-governmental authorities and others having business relations with it and the present business organization and personnel of the Business.  Without limiting the generality of the foregoing, none of Sellers, without the prior written consent of Buyer, will and will not permit the Business to, on or prior to the Closing Date:

dissolve, liquidate, merge or consolidate or sell, transfer, lease or otherwise dispose of any assets or properties, other than supplies consumed in the ordinary course of business, and other than non-exclusive licenses on customary terms and conditions granted in the ordinary course of business consistent with past practice, or obligate themselves to do so;

amend, modify, change, alter, terminate, rescind or waive any rights or benefits under any contract, agreement, plan, policy or commitment required to be listed, or enter into any contract, agreement, license or commitment which, if in existence as of the date of this Agreement, would have been required to be listed pursuant to Section 4.10 of Schedule 4;

fail to maintain the Purchased Assets or any of the Programs in good operating condition, functionality and repair, or cancel or fail to renew any of the current insurance policies or any of the coverage thereunder maintained for the protection of Sellers, the Business or the Purchased Assets (except to the extent the same is replaced by the same coverage under similar insurance policies with insurers of at least equal quality and rating); or

perform, take any action or incur or permit to exist any of the acts, transactions, events or occurrences of the type described in any of clauses (a), (b), (d), (e), (f), (g) or (h) of Section 4.10 of Schedule 4 hereto which would have been inconsistent with the representations and warranties set forth in Section 4.10 of Schedule 4 hereto had the same occurred after December 31, 2008 and prior to the date hereof.

(c)           Changes in Information.  During the period from the date of this Agreement to the Closing Date, Sellers shall give Buyer prompt written notice of any material change in, or any material change in the information contained in, any of the representations and warranties made in or pursuant to this Agreement (including any of the Schedules hereto) or of any event or circumstance which, if it had occurred on or prior to the date hereof, would have caused any of such representations or warranties not to be true and correct.

(d)           Avalon Stockholder Approvals.  In connection with obtaining the Avalon Stockholder Approvals, Avalon shall, in compliance with Regulation 14A promulgated under the Securities Exchange Act of 1934, file a Preliminary Proxy Statement on Schedule 14A and a Definitive Proxy Statement on Schedule 14A with the U.S. Securities and Exchange Commission ("SEC").  Avalon shall diligently work with the SEC and take all steps necessary to resolve and clear any comments the SEC may have with respect to proxy statements so filed. Avalon shall promptly provide Buyer with a copy of any comments received from the SEC with respect to any of the proxy statements filed by Avalon with the SEC and shall give Buyer a reasonable amount of time to review and comment on any responses proposed to be made by Avalon back to the SEC in respect thereof.

(e)           Preservation of Records; Access to Information.  On reasonable notice at any time and from time to time after the Closing Date, each of Sellers shall permit representatives of Buyer reasonable access, during normal business hours, to all correspondence and other books and records of each of Sellers relating to the Purchased Assets and/or the Business to the extent they exist and to the extent same has not been previously provided to Buyer as part of Buyer’s due diligence for purposes of inspection and/or copying.  Each of Sellers shall preserve all such materials for at least one (1) year after the Closing Date and shall not thereafter destroy or otherwise dispose of any such materials unless they shall have notified Buyer at least thirty (30) days before such disposition and given Buyer the opportunity to remove and retain such materials.

(f)           No Shop.  The Selling Parties agree that, from and after the date hereof and until the earlier of the termination of this Agreement in accordance with the terms hereof, none of the Selling Parties will, nor will it permit the any of the Sellers to, sell, transfer or otherwise dispose of the any of the membership interest, stock or other equity interest of any Seller or any of the assets or properties of the Business (except for dispositions in the ordinary course of business, and issuances of stock to creditors and/or other third parties by Avalon, provided that such issuance does not constitute a change of control, or as permitted elsewhere in this Agreement), and none of the Selling Parties will respond to inquiries or proposals, or enter into or pursue any negotiations, or enter into any agreements, with respect to, the sale or purchase of the any of the membership interest, stock or other equity interest of any Seller or the assets, properties or business of the Business (except for dispositions in the ordinary course of business or as permitted elsewhere in this Agreement).

(g)           Taxes.  Sellers shall be responsible for, and shall pay, all sales taxes, transfer taxes and intangibles taxes and similar government charges applicable to the transactions contemplated by this Agreement, including, without limitation, all taxes and similar charges, if any, payable upon the transfer of title to any of the Purchased Assets.

(h)           Names.  On the Closing Date, Traders shall change its name to a name which bears no resemblance to “Traders Development” or any derivative or part thereof, and shall make all filings in the States of California and any state as to which any of Traders is qualified to do business to reflect such name change.  For a period beginning on the Closing Date and continuing for the greater of a period of two (2) years from the date hereof or until Buyer shall cease to actively operate the Business or shall liquidate (the “Sellers’ Limited Period”), Sellers shall be permitted to use the name “Avalon” solely in connection with the ownership, management, operation or control of (i) any business which does not develop, publish, license, market, provide, or distribute software products and/or services related to the trading of financial instruments for retail and/or institutional customers, in any case, whether by way of electronic or other media, anywhere in the world or in any language whatsoever, or (ii) any other business which is not competitive with any of the Products or the Business (in either case a “Competitive Business”).  After the Sellers’ Limited Period, if Avalon owns, manages, operates or controls a Competitive Business, Avalon shall change its name to a name which bears no resemblance to “Avalon” or any derivative or part thereof, and shall make all filings in the States of Delaware and any state as to which any of Avalon is qualified to do business to reflect such name change.  After the Limited Period, Seller may also continue to use the name “Avalon” with respect to the operation of a business which is not a Competitive Business.  Following the Closing, Buyer shall be entitled to use all business forms, printed stationery, advertising literature, packaging materials and other documents included in the Purchased Assets and bearing current names of Sellers.

(i)           Website.  On the Closing Date, Sellers shall remove all information from the website Avalonch.com and shall insert a click-through link to the website of Buyer as Buyer shall direct.  Seller may later update the Avalonch.com website with information regarding any business owned or operated by Seller which is not a Competitive Business.

(j)           Right of Refusal.  The parties hereto agree that:

If, prior to the second anniversary of the Closing Date, Buyer desires to sell (the “Sale”) the then current version of the software product now commonly referred to as “Avalon Pro Fx” along with accompanying trademarks (the “Avalon Software”) and Buyer offers to sell, or is presented an offer to purchase, the Avalon Software for less than $1,500,000, then Buyer shall deliver to Sellers a notice of its intention to sell the Avalon Software (the “Offer to Purchase Notice”).  The Offer to Purchase Notice shall set forth the anticipated purchase price of the Avalon Software and such other terms and conditions as Buyer believes reasonable with respect to the Sale.

Upon giving of the Offer to Purchase Notice, Seller shall have the right (such right being a “right of refusal”) to purchase the Avalon Software at the price and upon the terms and conditions set forth therein; said right of refusal to be exercised by Sellers by giving to Buyer a notice of acceptance (an “Acceptance Notice”) or a notice of rejection (a “Rejection Notice”) within thirty (30) days after the Officer to Purchase Notice.

If Sellers shall deliver an Acceptance Notice to Buyer within the period set forth above, then the closing for the Sale shall be held at the office of Buyer on the 10th day after the giving of the Acceptance Notice, or on such earlier day as Buyer and Sellers shall agree.  Notwithstanding the foregoing, an Acceptance Notice delivered by Sellers to Buyer shall not be subject to financing and Sellers, together with the Acceptance Notice, shall provide to Buyer such commitment letter(s) from institutional lender(s) as Buyer shall reasonably request demonstrating committed financing for 100% of the purchase price of the Avalon Software.

If (A) Sellers deliver to Buyer a Rejection Notice, (B) Sellers do not deliver to Buyer an Acceptance Notice or a Rejection Notice within the period required pursuant to clause (ii) above, or (C) Sellers shall not have provided Buyer one or more commitment letters required by clause (iii) above, then the right of refusal shall terminate and Buyer shall have the right to sell the Avalon Software to a third party, except that the aggregate purchase price (including any and all hold backs, escrows and/or the collection of proceeds reasonably expected in respect of any earn-outs) of such sale shall not be less than the purchase price set forth in the Offer to Purchase Notice.

(k)           Bulk.  The parties do not believe that any bulk transfer or fraudulent conveyance statue applies to the transactions contemplated by this Agreement.  Buyer therefore waives compliance by Sellers with the requirements of any such statutes, and the Selling Parties agree to indemnify and hold harmless Buyer against any claim made against Buyer by any creditor of or claimant against any of Sellers as a result of a failure to comply with any such statute.

(l)           Board of Advisors.  Buyer shall establish a Board of Advisors (the “Advisory Board”) to meet from time to time to discuss the business and affairs of Buyer.  For so long as Buyer shall be obligated to make Earn Out Payments to Sellers pursuant to Schedule 2(a) hereto, Sellers shall be entitled to appoint two (2) members to the Advisory Board, provided that no such member appointed by Sellers shall, directly or indirectly, own, manage or control any entity that is a competitor of Buyer, or be an employee or consultant to any entity or person that is a competitor of Buyer.

(m)           Development Objectives.  The Selling Parties acknowledge that Buyer and Sellers anticipate that a portion of the loan proceeds provided to Traders under the Promissory Note be utilized by Sellers to assist Buyer achieve the Development Objectives as defined in and as contemplated by Annex A to Schedule 2(a) hereto.  Sellers agree to diligently work to assist Buyer achieve the Development Objectives and shall provide such assistance to Buyer as Buyer shall reasonably request.  It is hereby understood and agreed that Sellers shall have primary responsibility for the Development Objectives being achieved.

7.           Conditions Precedent to Each Party.  The respective obligation of each Party to effect the Closing is subject to the satisfaction or waiver at or prior to the Closing of each of the following conditions:

(a)           The obligation of Buyer to effect the Closing is subject to the satisfaction or waiver by Buyer of the following conditions:

The representations and warranties contained set forth in this Agreement any and all Schedules and/or Exhibits hereto and/or any and all certificates or documents delivered pursuant to this Agreement made by the Selling Parties shall be true and correct in all material respects (except that each representation or warranty which contains a materiality exception or limitation shall be true and correct in all respects) when made, and shall also be true and correct in all material respects (except that each representation or warranty which contains a materiality exception or limitation shall be true and correct in all respects) at the time of Closing.

Each covenant, agreement and obligation required by the terms of this Agreement to be complied with and performed by any of the Selling Parties at or prior to the Closing shall have been duly and properly complied with and performed.

No Material Adverse Effect shall have occurred.

The Selling Parties shall have obtained executed counterparts of all consents and approvals necessary for the assignment to Buyer of those contracts and agreements set forth on Schedule 7(a)(iv) hereto, in form and substance reasonably satisfactory to Buyer.

The Selling Parties shall have obtained written acknowledgement of the termination of those contracts and agreements described on Schedule 7(a)(v) hereto, in form and substance reasonably satisfactory to Buyer.

Buyer shall have received all clearances related to sales tax and the Employment Development Department of the State of California, as Buyer shall reasonably require.

The Selling Parties shall cause all books, files and records constituting or relating to the Business to be delivered to Buyer at Buyer’s principal executive offices or as Buyer shall otherwise expressly agree.

Buyer shall have obtained from the Selling Parties an accounting of all funds loaned to Traders pursuant to the Promissory Note, in form and substance reasonably satisfactory to Buyer, and such accounting shall be subject to audit by Buyer.

Sellers shall have provided to Buyer evidence of Sellers’ compliance with those matters described in Section 6(m) hereto, in form and substance reasonably satisfactory to Buyer.

There shall be delivered to Buyer a certificate of each Selling Party executed on the Closing Date jointly and severally certifying that the conditions set forth in subsection (i) through (iii) of this Section 7(a) have been fulfilled.

(b)           The obligations of the Selling Parties to effect the Closing is subject to the satisfaction or waiver by each of the Selling Parties of the following conditions:

The representations and warranties of Buyer set forth in this Agreement, any and all Schedules and/or Exhibits hereto and/or any and all certificates or documents delivered in connection with Agreement by Buyer shall be true and correct in all material respects (except that each representation or warranty which contains a materiality exception or limitation shall be true and correct in all respects) when made, and shall also be true and correct in all material respects (except that each representation or warranty which contains a materiality  exception or limitation shall be true and correct in all respects) at the time of Closing.

Each covenant, agreement and obligation required by the terms of this Agreement to be complied with and performed by Buyer at or prior to the Closing shall have been duly and properly complied with and performed.

There shall be delivered to Seller a certificate of Buyer executed on the Closing certifying that the conditions set forth in subsection (i) and (ii) of this Section 7(b) have been fulfilled.

(c)           As used herein, “Material Adverse Effect” means any change, event, violation, inaccuracy, circumstance or effect (whether alone or together with other changes, events, violations, inaccuracies, circumstances or effects) (i) resulting in, or would reasonably likely result in, a liability (individually or in the aggregate with all such liabilities) in excess of $100,000 and not specified in the budget set forth on Schedule 7(c) attached hereto (the “Budget”), including, without limitation, any claim (as such term is defined in Section 6101 of the California Uniform Commercial Code) filed or threatened to be filed against any of the Sellers, or (ii) that is or would reasonably be expected to be materially adverse to the condition (other than financial), properties, assets (including intangible assets), business, results of operations or prospects of any of Sellers; provided that, in determining whether a Material Adverse Effect has occurred or exists or could or would reasonably be expected to occur or exist for purposes of any particular representation, warranty, covenant or condition under or pursuant to this Agreement, such determination shall be made on an aggregate basis, with all events, circumstances, facts and conditions relating to any and all materiality and Material Adverse Effect qualifiers in any or all of such representations, warranties, covenants and conditions of the Selling Parties likewise to be considered and taken into account in the aggregate, whether or not related to each other or applicable only to such particular representation, warranty, covenant or condition in question or to one or more other representations, warranties, covenants or conditions.

8.           Indemnification.

(a)           Following the Closing, Buyer hereby agrees to save, indemnify and hold harmless each of the Selling Parties and each of Seller’s officers, managers, directors and members and (each, a “Seller Indemnitee” and collectively, the “Seller Indemnitees”) from, against and in respect of, and shall on demand reimburse Seller Indemnitees for:

(i)            any failure by Buyer to comply with the Obligations Undertaking;

(ii)           any and all loss, liability, damage or deficiency (a “Loss”) suffered or incurred by any Seller Indemnitee by reason of any misrepresentation or breach of warranty by Buyer or nonfulfillment of any covenant or agreement to be performed or complied with by Buyer under this Agreement, or any agreement, certificate, document or instrument executed by Buyer and delivered to Sellers pursuant to or in connection with this Agreement; and

(iii)          any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs and expenses, including without limitation reasonable attorneys’ fees, incident to any of the foregoing, or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing any of the obligations under this Section 8(a).

(b)           The Selling Parties hereby jointly and severally agree to save, indemnify and hold harmless Buyer and Buyer’s officers, managers, directors and members (each, together with Buyer, a “Buyer Indemnitee”, and collectively the “Buyer Indemnitees”) from, against and in respect of, and shall on demand reimburse the Buyer Indemnitees for:

(i)            any and all Losses suffered or incurred by any Buyer Indemnitee by reason of any misrepresentation, breach of warranty or nonfulfillment of any covenant or agreement to be performed or complied with by any of the Selling Parties under this Agreement or any agreement, certificate, document or instrument executed by any of the Selling Parties and delivered to Buyer pursuant to or in connection with this Agreement;

(ii)           any and all Losses suffered or incurred by any Buyer Indemnitee in respect of or in connection with any of the Excluded Liabilities (as defined in the Obligations Undertaking) and/or any and all debts, liabilities and obligations of, and any and all violation of laws, rules, regulations, codes or orders by any of Sellers, direct or indirect, fixed, contingent, legal, statutory, contractual or otherwise, which exist at or as of the Closing Date or which arise after the Closing Date but which are based upon or arise from any act, transaction, circumstance, sale or provision of products or services, state of facts or other condition which occurred or existed, on or before the Closing Date, whether or not then known, due or payable, except to the extent specifically assumed by Buyer pursuant to the Obligations Undertaking;

any and all Losses suffered or incurred by any Buyer Indemnitee in respect or in connection with any matter disclosed in Schedule 4.7, 4.11(i), 4.14 or 4.16(b) of the Disclosure Schedule delivered by the Selling Parties; and

(iv)         any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs and expenses, including, without limitation, reasonable attorneys’ fees, incident to any of the foregoing, or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing any of the obligations under this Section 8(b).

(c)           Each of the representations, warranties, covenants and agreements of any of the Selling Parties shall constitute the joint and several representations, warranties, indemnities, covenants and agreements of each of the Selling Parties.  Each representation, warranty, indemnity, covenant and agreement of any of the parties hereto shall survive the Closing indefinitely.

(d)           The individual liability of each of Karpenkov, Khytar and Levtchenko for any breach of any representation or warranty set forth in Schedule 4 hereof shall not exceed Two Hundred Fifty Thousand Dollars ($250,000), and shall not exceed, in the aggregate, an amount equal to the aggregate amount of Contributions provided to or on behalf of Buyer pursuant to Schedule 2(a) hereto (the “Cap”), other than with respect to Sections 4.3, 4.6 and 4.11 of Schedule 4, none of which shall be subject to the Cap.  In addition, the Cap shall not apply in the case of fraud as determined by a court of competent jurisdiction.

(e)           Notice and Opportunity to Defend.  The following shall apply:

If there occurs an event (a “Covered Proceeding”) which any Buyer Indemnitee asserts is an indemnifiable event pursuant to Section 8.1(b)(iii), such party (the “Indemnified Party”) shall promptly notify the Selling Parties (collectively, the “Indemnifying Party”) by prompt written notice of such claim or the commencement of such action or proceeding; provided, however, that the failure to provide prompt notice as provided herein will relieve the Indemnifying Party of its obligations hereunder only to the extent that such failure prejudices the Indemnifying Party hereunder.  In case any such action shall be brought against any Indemnified Party and after such Indemnified Party has notified the Indemnifying Party of the commencement thereof, the Indemnifying Party shall be entitled to assume the defense thereof, with counsel reasonably selected by the Indemnifying Party after notice from the Indemnifying Party to the Indemnified Party.  The Indemnifying Party and the Indemnified Party agree to cooperate fully with each other and their respective counsel in connection with the defense, negotiation or settlement of any such action or asserted liability.

 If the Indemnifying Party shall agree to assume the defense of a Covered Proceeding, the Indemnified Party shall have the right to participate at its own expense in the defense of such action or asserted liability.  If the Indemnifying Party is otherwise entitled to control the settlement of a Covered Proceeding (subject to the requirements and limitations of this Section 8(e), the Indemnifying Party will be entitled to control such settlement only if (A) the terms of such settlement require no more than the payment of money (for example, such settlement does not require the Indemnified Party to admit any wrongdoing or take or refrain from taking any action), (B) the full amount of such monetary settlement is fully paid by the Indemnifying Party, and (C) the Indemnified Party receives as part of such settlement a legally binding and enforceable unconditional satisfaction and release of all claimed liabilities or obligations in form and substance reasonably satisfactory to the Indemnified Party.

Notwithstanding any provision of this Agreement to the contrary, none of the Selling Parties shall be entitled to assume or direct the defense or settlement of any Covered Proceeding if the amount of any claims or losses with respect to such Covered Proceeding is reasonably expected to exceed the Cap after taking into account all liabilities which the Selling Parties have, have had or could reasonably be anticipated to have by reason of this Section 8, whether in respect of such Covered Proceeding and/or the events or circumstances giving rise thereto and/or in respect of all other claims and/or indemnification obligations.  In such event, Buyer shall be entitled to control the defense and settlement of any such Covered Proceeding, and, without limiting the provisions of Section 8(b) hereof, the Indemnifying Party shall be liable for all losses in connection thereunder.

(f)           Set Off.  Without limiting its other rights and remedies, Buyer shall have the right, at Buyer’s option, to set off the amount of any entitlement of Buyer to damages or recovery under Section 8(b) hereof or otherwise under this Agreement or any other Seller Document against amounts payable by Buyer in respect of any Earn-Out Payment or other payment under this Agreement, in the order in which payments come due hereunder or thereunder.  Notwithstanding any setoff permitted hereunder, the Selling Parties shall remain liable for any deficiency remaining after giving effect to such set off.  No purported set off under this Section 9 made in good faith shall constitute a default or breach under this Agreement, it being agreed that Buyer shall have a period of thirty (30) days after the final and binding resolution of all good faith claims and/or disputes relating to any purported set off to pay the amount determined as a result of such resolution to be due and payable.  Buyer shall provide the applicable Seller written notice of any set off made hereunder.  All remedies of Buyer or other Buyer Indemnitee shall be cumulative and not exclusive, shall be in addition to any other remedies that Buyer or another Buyer Indemnitee may have at law, in equity or otherwise, and no remedy or course of recovery need be pursued before or to the exhaustion of another remedy.

9.           Cancellation of Promissory Note.  The parties hereto acknowledge and agree that, at the Closing, and subject to Schedule 2(a) hereto, all amounts due under the Promissory Note shall be deemed paid-in-full and Buyer shall cancel the Promissory Note and cause the same to be delivered to Traders at the Closing.

10.         Termination.  This Agreement may be terminated at any time prior to the Closing:

(a)           by written agreement of the Selling Parties and Buyer;

(b)           by either the Selling Parties or Buyer if the Closing shall not have been consummated by November 30, 2009 and the terminating Party has notified the other Party with five (5) day’s notice of its intent to so terminate; provided that such termination right shall not be available to a party that has failed to fulfill its obligations under this Agreement or who has failed to cause any of the conditions set forth in Section 7 from being satisfied;

(c)           by either the Selling Parties or Buyer if there shall be any law or regulation that makes consummation of the transactions contemplated hereby illegal or otherwise prohibited or if consummation of the transactions contemplated hereby would violate any nonappealable final order, decree or judgment of any court or governmental body having competent jurisdiction;

(d)           by Buyer (provided that it is not then in material breach of any representation, warranty, covenant or agreement contained in this Agreement) by means of a written notice to the Selling Parties if there has been (A) a material breach by any of the Selling Parties of any representation, warranty, covenant or agreement set forth in this Agreement, which breach (x) would result in a failure to satisfy the closing conditions contained in Section 7(a) and (y) has not been cured within ten (10) days following receipt by the Selling Parties of notice of such breach, provided that such breach can be cured in such ten (10) day period, or (B) a Material Adverse Effect;

(e)           by Buyer if the Development Objectives set forth in Article I of Annex A to Schedule 2(a) hereto have not been accomplished on or before the date set forth therein;  or

(f)           by the Selling Parties (provided that none of the Selling Parties are then in material breach of any representation, warranty, covenant or agreement contained in this Agreement) by means of written notice to Buyer if there has been a material breach by Buyer of any representation, warranty, covenant or agreement set forth in the Agreement, which breach (x) would result in a failure to satisfy the closing conditions contained in Section 7(b) and (y) has not been cured within ten (10) days following receipt by Buyer of notice of such breach, provided that such breach can be cured in such ten (10) day period.

The Party desiring to terminate this Agreement pursuant to clauses (b), (c), (d), (e) or (f) shall give notice of such termination to the other parties.

11.           Effect of Termination.  If this Agreement is terminated as permitted by Section 11, such termination shall be without liability of any party (or any member, shareholder, director, officer, employee, agent, consultant or representative of such party) to any other party to this Agreement; provided that if such termination shall result from the failure of any party to fulfill a condition to the performance of the obligations of another party or to perform an agreement or covenant of this Agreement or from a breach of any representation or warranty by any party to this Agreement, such party shall be fully liable for any and all losses, claims, damages, costs and expenses (including, the reasonable cost and expense of legal counsel) incurred or suffered by the other party or parties as a result of such failure or breach.   The provisions of Sections 13(b), 13(d), 13((i), and 13(j) shall survive any termination of this Agreement.

12.           Miscellaneous.

(a)           This Agreement may not be assigned by any party without the prior written consent of the other parties hereto, provided that Buyer may assign this Agreement to any of its wholly-owned subsidiaries, to any entity controlling or under common control, with Buyer or to any third party who purchases all or substantially all of the assets of Buyer.  All the terms and provisions of this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their permitted respective heirs, legal representatives, successors and assigns.  No assignment shall relieve the assigning party of its obligations hereunder.

(b)           This Agreement and each of the agreements and instruments executed and delivered pursuant thereto shall be construed and enforced in accordance with the internal laws of the State of New York, without regard to principles of conflict of laws.  Any litigation arising under or related to or in connection with this Agreement or any of such other agreements and instruments shall be tried in the Federal courts of New York located in New York City, Borough of Manhattan.  Each party hereto irrevocably consents to and confers personal jurisdiction on such court located in New York and expressly waives any objection to the venue of such court or the inconvenience of such forum, as the case may be, and agrees that service of process may be made on such party by mailing a copy of the pleading or other document by registered or certified mail, return receipt requested, to its address for the giving of notice provided for in Section 13(c) hereof, with service being deemed to be made five (5) business days after the giving of such notice.

(c)           All notices, requests, demands and other communications provided for hereunder shall be in writing and either sent by first class mail, by certified mail, or by nationally recognized overnight courier service and delivered to the applicable party at the following addresses:

if to any of the Selling Parties, to:

Avalon Capital Holdings Corporation
8500 Wilshire Blvd Suite 521
Beverly Hills, California 90211
Attention:  Mitchell Eaglstein

with a copy (which shall not constitute notice) to:

New Venture Attorneys, P.C.
5 Sierra Gate Plaza #330
Roseville, CA 95678
Attention:  Tomer Tal, Esq.
Facsimile No.:  (916) 782-1474

if to Buyer, to:

FXCM Systems, LLC
32 Old Slip
10th Floor
New York, New York 10005
Attention:   David Sassoon, Esq

with a copy (which shall not constitute notice) to:

Golenbock Eiseman Assor Bell & Peskoe LLP
437 Madison Avenue
New York, New York  10022
Attention: Andrew C. Peskoe, Esq.

or, as to each party, at such other address as shall be designated by such parties in a written notice to the other party complying as to delivery with the terms of this Section 13(c).  Notices shall be effective (i) if given by first class mail on the fifth day after deposit in the mails with postage prepaid, addressed as aforesaid; (ii) if given by certified mail, on the third day after deposit in the mails with postage prepaid, addressed as aforesaid; (iii) if given by recognized national overnight delivery service, on the business day following deposit with such service, addressed as aforesaid.

(d)           Each of the parties hereto hereby irrevocably waives any and all right to trial by jury in any action, proceeding, claim or counterclaim, whether in contract or in tort, at law or in equity, or otherwise, arising out of or in any way related to this Agreement or any of the Seller Documents or the Buyer Documents, or any of the transactions contemplated hereby or thereby.

(e)           This Agreement and all other agreements entered into by the parties hereto as of the date hereof supersede all prior agreements and understandings among the parties with respect to such subject matter.  This Agreement sets forth the entire understanding of the parties hereto in respect of the subject matter hereof and may not be modified, amended or terminated except by a written agreement specifically referring to this Agreement signed by all of the parties hereto.

(f)           Any failure by any party to this Agreement to comply with any of its obligations hereunder may be waived by any Selling Party in the case of a default by Buyer and by Buyer in case of a default by any of the Selling Parties.  No waiver shall be effective unless in writing and signed by the party granting such waiver, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature.

(g)           Nothing herein, express or implied, is intended or shall be construed to confer upon or give to any person or entity, other than the parties hereto, any rights, remedies or other benefits under or by reason of this Agreement or any documents executed in connection with this Agreement.

(h)           The Selling Parties agree that the Purchased Assets and the Business include unique property that cannot be readily obtained on the open market and that Buyer will be irreparably injured if this Agreement is not specifically enforced.  Therefore, Buyer shall have the right specifically to enforce the performance of the Selling Parties under this Agreement without the necessity of posting any bond or other security, and the Selling Parties hereby waive the defense in any such suit that Buyer has an adequate remedy at law and agree not to interpose any opposition, legal or otherwise, as to the propriety of specific performance as a remedy.  The remedy of specifically enforcing any or all of the provisions of this Agreement in accordance with this Section 13(h) shall not be exclusive of any other rights or remedies which Buyer may have under this Agreement, at law in equity or otherwise, all of which rights and remedies shall be cumulative.

(i)           Whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.  The use of the words “include” or “including” in this Agreement or in any Seller Document shall be by way of example rather than by limitation.  Reference to any agreement, document or instrument means such agreement, document or instrument as amended or otherwise modified from time to time in accordance with the terms thereof.  Unless otherwise indicated, reference in this Agreement to a “Section”, “Article”, “Schedule” or “Exhibit” means a Section, Article, Schedule or Exhibit as applicable, of this Agreement.  When used in this Agreement, words such as “herein”, “hereinafter”, “hereof”, “hereto”, and “hereunder” shall refer to this Agreement (including any Schedule or Exhibit incorporated by reference into this Agreement) as a whole, unless the context clearly requires otherwise.  The use of the words “or,” “either” and “any” shall not be exclusive.  The parties hereto have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

(j)           Any provision of this Agreement which is rendered unenforceable by a court of competent jurisdiction shall be ineffective only to the extent of such prohibition or invalidity and shall not invalidate or otherwise render ineffective any or all of the remaining provisions of this Agreement.

(k)           This Agreement and any of the Seller Documents and the Buyer Documents may be executed in any number of counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement or instrument as the case may be. Each of the parties hereto respectively agrees that faxed or electronically transmitted copies of the signature pages of this Agreement and/or any of the Seller Documents or the Buyer Documents and/or any other instruments, agreements and documents constituting an Exhibit hereto or otherwise relating to any of the transactions contemplated hereby, whether sent to any other party hereto or to such other party’s respective counsel, shall be deemed definitively executed and delivered, and with the same force and effect as if manually signed and delivered, and for all purposes whatsoever.  Any Selling Party providing a facsimile or electronically transmitted signature page of this Agreement or any Seller Document or Buyer Document or any such other instrument, agreement, or document shall promptly deliver to Buyer four manually signed copies thereof.

(l)           The Section and paragraph headings contained herein are for the purposes of convenience only and are not intended to define or limit the contents of said Sections and paragraphs.

[remainder of page intentionally left blank;

signature page follows]

IN WITNESS WHEREOF, the parties have duly executed this Agreement of Purchase and Sale of Assets as of the date first above written.

THE SELLING PARTIES:

AVALON CAPITAL HOLDINGS CORPORATION, a Delaware corporation

By:
Alex De Khtyar
President

TRADERS DEVELOPMENT, LLC, a California limited liability company

By:
Vladimir Karpenkov
Chief Executive Officer

Vladimir Karpenkov

[SIGNATURE PAGE TO AGREEMENT OF PURCHASE AND SALE OF ASSETS]

Alex De Khytar

Gennady Levtchenko

BUYER:

FXCM SYSTEMS, LLC, a Delaware limited liability company

By:
Name:
Title:

FORM
OF
EMPLOYMENT AGREEMENT1

EMPLOYMENT AGREEMENT, dated as of ______________ __, 2009, by and between FXCM Systems, LLC, a Delaware limited liability company (the “Company”), and [_______________], an individual (the “Employee”).

WITNESSETH:

WHEREAS, the Company desires to employ the Employee, and the Employee wishes to be employed by the Company, on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, the parties hereby agree as follows:

13.       Employment.  The Company hereby employs the Employee, and the Employee hereby accepts such employment, upon the terms and conditions hereinafter set forth.

14.       Term.  The term of employment of the Employee hereunder shall commence on the date hereof and end February 28, 2011 (the “Term”), unless sooner terminated as hereinafter provided.  If the Employee shall remain employed by the Company after the expiration of the Term, such employment shall be terminable “at-will” and the Employee’s employment thereafter may be terminated by the Company at any time without any obligation by the Company to the Employee under this Agreement to make or to pay any payment or compensation.

15.           Duties and Services.  The Employee agrees to serve the Company as [___________________], faithfully, diligently and to the best of his ability, subject to and under the direction and control of the sole member and manager of the Company (the “Manager”).  The Employee shall devote his entire business time, energy and skill to his employment under this Agreement and to perform from time to time such services, advisory or otherwise, as the Manager shall request, and to act in such capacities or other offices for the Company as the Manager shall request, without further compensation other than that for which provision is expressly made in this Agreement.  The Employee further agrees that he shall not knowingly cause the Company or any of the direct or indirect, present or future, subsidiaries of the Company (collectively, the “Subsidiaries”) to violate any laws, rules and regulations applicable to any of them or the business thereof, and that the Employee shall not knowingly engage in or cause or permit the Company or any of the Subsidiaries to engage in any activity that is illegal or unethical.  Without limiting the foregoing, the Employee shall observe and shall not violate any of the policies, procedures or directives of the Company as may be contained in any employee handbook or manual of or issued by the Company from time to time (collectively, “Company Policies”).

1  Employment Agreement for each of the following person with such titles and Salaries as follows: Vladimir Karpenkov, Chief Executive Officer, $144,000; Alex De Khytar, President, $144,000; Gennady Levtchenko, Chief Operation Officer, $144,000 and Mitchell Eaglstein, Chief Information Officer, $120,000.

16.           Compensation.  During the Term, the Company agrees to pay to the Employee, and the Employee agrees to accept, a salary (the “Salary”) for all of his services at the rate of $[_______] per annum, payable in accordance with the Company’s standard payroll policy.  The Salary shall be reviewed annually by the Manager, and thereafter the Employee may be eligible for merit increases in the Manager’s sole discretion upon consideration of the financial performance of the Company and the Employee’s individual performance; it being understood that the Company is not obligated to increase the Salary.

17.           Employee Benefits.  (a) The Employee shall be entitled to participate, in accordance with the terms thereof, in any benefit plans maintained generally for all employees of the Company, including, without limitation, any health, hospitalization and medical insurance programs, as any of the same may be amended, modified, substituted or replaced from time to time, as determined by the Company in its sole discretion.  The foregoing, however, shall not be construed to require the Company to establish any such plans, or to prevent the Company from modifying or terminating any such plans once established.

The Employee shall be entitled to vacation time for the 2009 calendar year of a pro rated portion of four (4) weeks (corresponding to the portion of the entire 2009 calendar year during which the Employee is in fact employed and performing full-time service under this Agreement), and to vacation time of four (4) weeks for any subsequent calendar year during the Term, which vacation time will accrue on a quarterly basis during any such year that the Employee is employed hereunder, but may not, except as expressly provided in this Section 5(b), be carried over or used (and the same shall cease to be available or accrued) after the end of the calendar year for which the same shall have accrued.  The Employee may carry over up to two (2) weeks after the end of the calendar year for which the same shall have accrued; provided that such accrued and unused vacation time is used up in the immediately following calendar year.  In addition, the Employee shall be entitled to personal leave days for the 2009 calendar year of a pro rated portion of five (5) days (corresponding to the portion of the entire 2009 calendar year during which the Employee is in fact employed and performing full-time service under this Agreement), and to five (5) personal leave days for any subsequent calendar year during the Term, which personal leave days will accrue on a quarterly basis during any such year that the Employee is employed hereunder, but may not be carried over or used (and the same shall cease to be available or accrued) after the end of the calendar year for which the same shall have accrued.

18.           Termination of Employment  (a) Notwithstanding anything to the contrary contained herein, the Employee’s employment under this Agreement, as well as the Employee’s right to any Salary, bonus and other benefits which thereafter otherwise would accrue to him hereunder, shall terminate upon the earliest to occur of the following events:

The death of the Employee.

The disability (as hereinafter defined) of the Employee.

The expiration of the Term.

The Employee’s termination of his employment, whether prior to the end of the Term or otherwise.

Upon delivery of written notice of termination of employment, with or without Cause (as hereinafter defined), to the Employee from or on behalf the Company or of the Manager.

At the option of the Company, upon the acquisition, by a person, entity or group (other than the present member of the Company and/or its respective affiliates) of beneficial ownership, directly or indirectly, of fifty-one percent (51%) or more of the membership interests in the Company, (ii) the consummation of the sale or disposition by the Company of all or substantially all of its assets as a going concern; or (iii) the consummation of a merger or consolidation of the Company with any other entity resulting in the membership interests in the Company outstanding immediately prior thereto representing less than fifty-one percent (51%) of the total equity interests in the entity surviving such merger or consolidation (a “Change in Control”).

Upon the liquidation, dissolution and/or winding up of the business and affairs of the Company.

(a)           The Employee shall be deemed to be disabled for purposes hereof, at the option of the Company or the Manager, (i) if the Employee and the Manager agree that the Employee is disabled, or (ii) in the event that the Employee shall be unable to perform the essential functions of his position required of him under this Agreement for forty-five (45) consecutive days or any ninety (90) aggregate days in any twelve (12) month period because of physical or mental impairment, such option to be exercisable by the Company or the Manager by written notice to the Employee.

(b)           For the purpose of this Agreement, the term “Cause” is defined as: (i) the Employee shall be charged with or convicted of, or shall plead guilty or no contest to, a felony or an offense involving moral turpitude or the Employee engaging in fraud, theft, embezzlement, self-dealing, obtaining funds or property under false pretenses, or a similar act of misconduct; (ii) alcohol, drug or substance addiction on the part of the Employee, (iii) the Employee shall breach a fiduciary duty he owes to the Company or any of its Affiliates (as hereinafter defined), (iv) the Employee shall cause the reputation or goodwill of the Company or any of its Affiliates to suffer material damage, including but not limited to making any false statements to third parties which are defamatory or libelous or taking any action which damages the relationship of the Company or any of its Affiliates with a customer, licensee or supplier or group of customers, licensees or suppliers, or any agent(s) or employee(s) of any such customer, licensee or supplier or group of customers, licensees or suppliers, except where such action was taken in good faith and in the best interests of the Company, (v) the repeated failure by the Employee to (x) perform his duties under this Agreement after receipt of written notice specifying such failure, (y) comply with reasonable policies or directives of the Manager or the Company, or (z) meet the performance standards established by the Manager and communicated to the Employee in writing, (vi) the violation by the Employee of any material Company Policy, (vii) the breach by the Employee of any of the provisions of Section 8 hereof or of any other material provision of this Agreement, (vii) the failure of Employee to meet the Development Objectives attached hereto as Annex A, provided that no such failure shall have been primarily caused by the failure of the Company or any FXCM Affiliate whether for failure to timely fund the Budget or the Korea Budget (as such terms are defined in the Agreement for Purchase and Sale of Asset, dated as of June __, 2009, by and among the Company, Employee and the other parties thereto) or otherwise, or (viii) the Employee’s gross negligence or willful misconduct in performing or failing to perform his duties.

(c)           Severance; Release.

In the event of and only upon the termination by the Company of the employment of the Employee under this Agreement, other than (x) for Cause or (y) pursuant to any of clauses (i), (ii) or (iii) of Section 6(a) hereof, and subject to the provisions of this Section 6(d) and the compliance by the Employee of Section 8 hereof, then, in addition to the Salary earned hereunder but unpaid through the date of termination, the Employee shall be entitled to receive a severance payment in an amount equal to six (6) months of Salary (the “Severance Payment”).  In the event of the expiration of the Term or a termination of the Employee’s employment under this Agreement by the Company for Cause as defined in Section 6(c) hereof or this Agreement or Employee’s employment with the Company shall be terminated pursuant to any of clauses (i), (ii), (iii), (iv) or (vii) of Section 6(a) hereof, the Company shall not be obligated to make any Severance Payment to the Employee.  If this Agreement shall be transferred to or assumed by an FXCM Affiliate, then the provisions of this Section 6(d)(i) shall apply to such affiliate with respect to any subsequent Change in Control.

Any Severance Payment payable to the Employee shall be paid in accordance with the Company’s standard payroll policy, with any payment being made after the effective date (after the expiration of any and all revocation and cancellation periods and rights) of a general release from the Employee in such form as shall be reasonably required by the Company, and the obligation to make any Severance Payment is expressly conditioned upon the execution and delivery by the Employee to the Company of, and the effectiveness (after such expiration) of, such release as aforesaid.  Any Severance Payment paid to the Employee hereunder shall be in lieu of any other claim for compensation whether under this Agreement, or under any wage continuation law or at common law or otherwise, or any and all claims to severance or similar payments or benefits which the Employee may otherwise have or make.  Without limiting any other rights or remedies which the Company may have, it is understood that the Company shall be under no further obligation to make any Severance Payment and, without limiting any other right or remedy of the Company, Employee shall reimburse the Company in full therefor if the Employee violates any of the provisions of Section 8 hereof.

19.           Deductions and Withholding.  The Employee agrees that the Company shall be entitled to withhold from any and all payments required to be made to the Employee pursuant to this Agreement all federal, state, local and/or other taxes which it determines are required to be withheld in accordance with applicable statutes and/or regulations from time to time in effect.

20.           Restrictive Covenants; Non-solicitation.  (a) For and in consideration of the rights of the Employee under Sections 4 hereof, the adequacy and sufficiency of which is hereby irrevocably acknowledged by the Employee, the Employee agrees that, during the Term and thereafter during the Restricted Period (as herein defined), the Employee shall not, without the prior written approval of the Company, directly or indirectly, (whether through any other person, firm, company, partnership or corporation, whether for himself or as agent on behalf of any such person, firm, company, partnership or corporation, and whether as employee, consultant, principal, lender, partner, member, officer, director, stockholder or otherwise):

solicit, raid, entice or induce any person or entity which presently is being, or at any time during the period of Employee’s employment with the Company has been, solicited or contacted by the Company, to become, a customer, licensee or distributor of the Company, to become a customer, licensee or distributor or account of, to, or for any person or entity (other than the Company or any entities or persons controlling, controlled, by, or under common control with, the Company (an “Affiliate”)), with respect to any business, product or service of the type, or competitive with any of those, provided, marketed, published distributed, licensed or under development by or on behalf of the Company, at any time during the Employee’s employment with the Company, or attempt in any manner to persuade any such person or entity, to cease to do business or to reduce the amount of business which such person or entity has customarily done or contemplates doing, or to terminate or change adversely any relationship of such person or entity, with the Company;

willfully interfere with or otherwise jeopardize any relationship of the Company and/or any of its Affiliates with any licensee customer, distributor, licensor or consultant; or

employ, retain or attempt to employ or retain, or arrange to have any other person or entity employ or retain, any person, who is or was, during the twelve (12) month period ending on the date of termination or separation of the Employee’s employment, in the employ of the Company and/or any of its Affiliates, or a consultant to any of them, or induce or assist any such person to leave the employ of the Company or any of its Affiliates or to terminate any consulting arrangement with any of them.

The term “Restricted Period” shall mean twenty-four (24) months, except that, if the Employee terminates this Agreement or his employment with the Company after February 28, 2011 with six (6) months prior written notice, and the Company has earned cumulative net operating profits in excess of $5,000,000 for the period commencing on the date hereof and ending on the last day of the fiscal quarter immediately proceeding the date in which the Company shall have received such notice from the Employee, then the Restricted Period shall mean twelve (12) months.

(a)           The Employee acknowledges and agrees that his engagement with the Company and, if applicable, various of its Affiliates, has involved and/or will necessarily involve his understanding of and access to “trade secrets” (as such term is defined in Section 3426.1 of the California Civil Code) and confidential or proprietary information and property pertaining to the business and affairs of the Company and/or one or more of its Affiliates, and the respective licensors, clients, customers, licensees, contractors and suppliers of or to any of them, including, without limitation, data, databases, know-how, “trade secrets”, marketing plans and opportunities, cost and pricing information, strategies, forecasts, licensee and customer lists, reports and surveys, concepts and ideas, computer software, systems and programs (including source code and documentation), and techniques and technical information, whether acquired by, or provided or made available to, the Employee during the Term (collectively, “Proprietary Information”), and understands that he will enjoy a position of trust and confidence with the Company.  Accordingly, the Employee agrees that, except as required in the course of performing his duties on behalf of the Company and any of its Affiliates for which he performs services or as expressly authorized in writing by the Manager, he shall keep secret all Proprietary Information and shall not directly or indirectly, during the Restricted Period or at any time thereafter, disclose to any unauthorized person or entity, or make use of, any Proprietary Information.  This Section 8(b) shall not apply to information (i) which at the time of disclosure or use was in the public domain through no act or omission of the Employee, or (ii) which the Employee after the date hereof shall receive from third parties (other than the Company or any of its Affiliates, or any of the representatives, agents or employees of any of them) who are entitled to disclose and use the same, free from all agreements, restrictions and duties as to such disclosure or use.  Information shall not be deemed to be in the public domain merely because any part of said information is embodied in general disclosures or because individual features, components, or combinations thereof are now or become known to the public or are in the public domain. The Employee also agrees that Company or any of its Affiliates may from time to time adopt rules or regulations regarding the manner in which Proprietary Information is treated, and that, without in any manner limiting his obligations under this Agreement, the Employee shall comply with all such rules and regulations.  The Employee acknowledges and agrees that the Proprietary Information is essential to the business of the Company, that the Company and/or various of its Affiliates have invested and will invest substantial effort, time and money to develop Proprietary Information, and that their materials and information are confidential, even if not expressly designated as confidential or reduced to writing.

(b)           Without limiting the foregoing, "Proprietary Information" includes not only materials and other information disclosed or made available by the Company to Employee in the course of Employee's employment, but also materials and other information developed or learned by Employee during the course of Employee's employment with *[Avalon/Traders]* (“Prior Employer”).

(c)           The Employee further acknowledges and agrees that, as between the Employee and the Company or any of its Affiliates, as applicable, all Proprietary Information and all related copyrights, trademarks, trade secrets, patents and other intellectual property rights are, and at all times will be, the property of the Company or any of its Affiliates, as applicable.  The Employee releases to the Company absolutely any interest the Employee may have in any written memoranda, programs or other materials the Employee creates or has created, or to which the Employee may contribute or has contributed, for or on behalf of the Company or any of its Affiliates or in connection with any of his duties or employment at or with the Company or any of its Affiliates (including without limitation at any time before any such entity shall have become a Affiliate), and all such materials shall become the property of the Company or the applicable Affiliate, as the case may be, free of any claims by the Employee or any of the Employee’s heirs and assigns.

(d)           The Employee hereby assigns, transfers and conveys to the Company all of Employee's right, title and interest, if any, in and to all software, computer programs, source code, object code, algorithms, techniques, processes, inventions, proceeds, methods, techniques, know-how, data, copyrights, patents, patent rights, applications for any of the foregoing and other proprietary rights (whether or not patentable or registerable under copyright or similar statutes), and all products, materials and documentation, in whatever form, resulting from or created or produced by the use, exploitation, application or reduction to practice of any of the foregoing or embodied anywhere therein or derived anywhere therefrom, created, written or developed (whether individually or together with others) during the period of Employee's employment with Prior Employer (collectively, the “Prior Works”).  Employee represents and warrants that Employee has not assigned, transferred or conveyed any right, title or interest in or to any of the Prior Works to any person or entity other than Prior Employer.

(e)           As between the Employee and the Company or any of its Affiliates, as applicable, all results and proceeds of the Employee’s services in connection with the Employee’s employment with the Company or any of its Affiliates (including without limitation at any time before any such entity shall have become a Affiliate), including but not limited to all ideas, designs, concepts, discoveries, software, drawings, specifications, computations, sketches, test data, survey results, photographs, renderings, models, materials and other intellectual property, and all rights contained therein or related thereto, including all worldwide intellectual property rights of any kind, whether arising under statute, common law, treaty, convention or otherwise, and whether or not vested or inchoate, and including, without limitation, (i) any and all patents, utility models, rights in inventions, patent applications, ideas, concepts, know-how and improvements, (ii) all rights associated with works of authorship, including copyrights and moral rights, (iii) all trademarks, service marks, rights in designs and logos, (iv) all rights relating to the protection of trade secrets and confidential information, and (v) any other proprietary rights relating to intellectual property (together with the Prior Works, collectively, the “Works”), shall be owned by the Company or its applicable Affiliate and all such copyrightable Works shall be deemed to be “works made for hire” for the Company or its applicable Affiliate within the meaning of the copyright laws of the United States.  The Employee acknowledges that the Company or its applicable Affiliate is the sole and exclusive author of the Works and the sole and exclusive owner for all purposes of the Works and any and all right, title and interest therein, now known or hereafter created, throughout the universe and in perpetuity, and of all renewals and/or extensions thereof.  The Company and/or its applicable Affiliate(s) shall have the sole and exclusive right to exploit and/or use the Works in whole or part, in perpetuity, throughout the universe, in any and all media, whether now known or hereinafter devised, alone or combined together or as part of any other works of any kind or nature.

(f)           To the extent that any of the Works do not initially vest in the Company or its applicable Affiliate as works made for hire, the Employee hereby irrevocably and absolutely assigns, sets over and grants to the Company or its applicable Affiliate, and their respective successors and assigns, free from all restrictions and limitations, all right, title and interest in and to such Works, whether now known or hereafter created, throughout the universe and in perpetuity, including, without limitation, all trademarks and copyrights, and all renewals and extensions thereof

(g)           , the right to make any and all additional contracts, agreements and arrangements with respect to any of the Works; the right to prepare all derivative works and make modifications to any of the Works, and the right to make any and all decisions affecting any of the Works.  Without limiting the foregoing, the Employee acknowledges that the Company or its applicable Affiliate is the sole and exclusive author of such Works and the sole and exclusive owner for all purposes of such Works and any and all right title and interest therein, now known or hereafter created, and shall have the sole and exclusive right to exploit and/or use such Works, in whole or part, in perpetuity, throughout the universe, alone or combined together or as part of any other works of any kind or nature.

(h)           The Employee hereby abandons, forfeits, waives and relinquishes all rights generally known as “moral rights,” rights of attribution and/or rights of integrity that the Employee might otherwise have had with respect to the Works.  The Employee understands and agrees that the Employee has no right of approval or consultation with respect to the Works and/or the Company’s or any of its Affiliate’s use, modification and/or exploitation of any of the Works, and further understands and agrees that the decision whether or not to commercialize or market any of the Works solely or jointly with others is within the  Company’s or its applicable Affiliate’s sole discretion and for the Company’s or its applicable Affiliate’s sole benefit, and that no royalty will be due to the Employee as a result of the Company’s or any Affiliate’s efforts to commercialize or market any of the Works.  The Employee shall not knowingly incorporate any invention, original work of authorship, development, concept, improvement, or trade secret of, or owned, in whole or in part, by, any third-party, into any of the Works without the Company’s or its applicable Affiliate’s prior written permission.

(i)           The Employee agrees to assist the Company and its Affiliates, or the respective designee of any of them, at the Company’s or its applicable Affiliate’s expense, in every reasonable way to secure the Company’s or its applicable Affiliate’s rights in the Works and any copyrights, patents, mask work rights or other intellectual property rights relating thereto, in any and all countries, including the disclosure to the Company or its applicable Affiliate of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments and all other instruments which the Company or its applicable Affiliate shall reasonably deem necessary in order to apply for and obtain such rights and in order to assign and convey to the Company or its applicable Affiliate, or the respective successors, assigns, and nominees thereof, all rights, title and interest in and to such Works, and any copyrights, patents, mask work rights or other intellectual property rights relating thereto.  The Employee further agrees that the Employee’s obligation to execute or cause to be executed, when it is in the Employee’s power to do so, any such instrument or papers shall continue after the termination of the Employee’s employment with the Company for any reason.  If Company or any of its Affiliate does not, because of the Employee’s mental or physical incapacity or for any other reason, secure the Employee’s signature to apply for or to pursue any application(s) for any United States or foreign patents or copyright registration(s) covering any of the Works initially vesting in the Company or a Affiliate or assigned to the Company or any of the Affiliate as contemplated above, then the Employee hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as the Employee’s agent and attorney-in-fact, to act for and in the Employee’s behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent or copyright registrations thereon, all with the same legal force and effect as if executed by the Employee.  The Employee acknowledges that the foregoing powers are coupled with an interest.

(j)           During any period from the date hereof until the termination of the Employee’s employment with the Company and at all times thereafter, the Employee shall not directly or indirectly disclose to anyone who is not expressly authorized by the Company to receive the same, or use or appropriate for the Employee’s own benefit or for the benefit of anyone other than the Company, any information, documents or materials relating to the business of the Company or any of its Affiliates, or any of the customers, co-venturers, or suppliers of, to, or for any of them, including files, business relationships and accounts, pricing policies, customer lists, computer software and hardware, and any other materials relating to any of the foregoing or any trade secrets or confidential information, including, without limitation, any business methods, know-how, processes, financial or other performance data, plans or policies of, the Company or any of its Affiliates, whether generated by the Employee or by any other person or entity.  The Employee shall not remove at any time from the offices of the Company or any of its Affiliates, any documents or materials, or copies thereof, relating in any way to any of the customers or business of the Company or any of its Affiliates, without the express permission of the Company.

(k)           Pursuant to California Labor Code Section 2870, any provision in this Agreement requiring Employee to assign his rights in any of the Works does not apply to Works developed entirely on Employee’s own time without using any of the Company’s equipment, supplies, facilities, or trade secret information, except for those Works that either (i) relate, at the time of conception or reduction to practice of the Work, to the Company’s business, or to actual, or demonstrably anticipated, research or development of the Company, or (ii) result from any work performed by the Employee for the Company.  If any of the Works or is described in a patent and/or copyright application or disclosed to any third party by the Employee within one year after termination of Employee’s employment by the Company and which relates to the then existing reasonably anticipated business, research or development of the Company, it is to be presumed that such Works was conceived during Employee’s retention by the Company and that such Works shall belong to the Company unless proved by Employee to have been conceived following the termination or separation of Employee’s employment with the Company.

(l)           Because irreparable harm would be sustained by Company and/or various of the Affiliates in the event that there is a breach by the Employee of any of the terms, covenants and agreements set forth in this Section 8, in addition to any other rights and remedies that Company and/or any of its Affiliates may otherwise have, Company and/or any of its Affiliates shall be entitled to obtain specific performance and/or injunctive relief against the Employee from any court of competent jurisdiction, without making a showing that monetary damages would be inadequate and without the requirement of posting any bond or other security whatsoever, in order to enforce or prevent any breach or threatened breach of any of the terms, covenants and agreements set forth in this Section 8.

(m)           Each of the obligations of the Employee under this Section 8 shall survive the termination of the Employee’s employment by Company for any reason whatsoever.  Provided that these obligations subject to the Restricted Period shall terminate upon the expiration thereof.

(n)           The Employee acknowledges that: (i) the enforcement of any of the restrictions on the Employee or any other provisions contained in this Section 8 (the “Restrictive Covenants”) against the Employee would not impose any undue burden upon the Employee; and (ii) none of the Restrictive Covenants is unreasonable as to duration or scope.  If notwithstanding the foregoing, any provision of this Agreement would be held to be invalid, prohibited or unenforceable in any jurisdiction for any reason (including, without limitation, any provision which may be held unenforceable because of the scope, duration or area of its applicability), unless narrowed by construction, such provision shall, as to such jurisdiction, be construed as if such invalid, prohibited or unenforceable provision had been more narrowly drawn so as not to be invalid, prohibited or unenforceable (and the court making any such determination as to any provision shall have the power to modify such scope, duration or area or all of them, and such provision shall then be applicable in such modified form in such jurisdiction only).  If, notwithstanding the foregoing, any provision of this Agreement would be held to be invalid, prohibited or unenforceable in any jurisdiction for any reason, such provision, as to such jurisdiction, shall be ineffective to the extent of such invalidity, prohibition or unenforceability, without invalidating the remaining provisions of this Agreement, or affecting the validity or enforceability of such provision in any other jurisdiction.

21.           No Conflicts.  The Employee represents and warrants that he is not party to any agreement, contract or understanding, whether of employment, consultancy or otherwise, in conflict with this Agreement or which would in any way restrict or prohibit him from undertaking or performing services for the Company.  The Employee hereby acknowledges that he has not foregone any other opportunity, financial or otherwise, in connection with commencing or rendering his services to the Company.

22.           Notices.  All notices, requests, demands and other communications hereunder shall be in writing and shall be delivered personally or sent by registered or certified mail, return receipt requested, or by nationally recognized overnight carrier, to the other party hereto, if to the Employee, at his principal residence address then known to the Company, and if to the Company, at its principal executive office.  Any party may change the address to which notices, requests, demands and other communications hereunder shall be sent by sending written notice of such change of address to the other party in the manner hereinabove provided.

23.           Assignability and Binding Effect.  This Agreement shall inure to the benefit of and shall be binding upon the heirs, executors, administrators, successors and legal representatives of the Employee, and shall inure to the benefit of and be binding upon the Company and its successors and assigns, but the obligations of the Employee may not be delegated or assigned.  The Employee shall not be entitled to assign, transfer, pledge, encumber, hypothecate or otherwise dispose of this Agreement, or any of his rights hereunder, and any such attempted delegation or disposition shall be null and void and without effect.  It is hereby acknowledged and agreed that the Company shall have the right to assign all or any part of its or their rights in respect of the covenants and agreements set forth in Section 8 of this Agreement to one or more direct or indirect acquirors of any of the assets or business of, or control of, the Company, and that this Agreement and all of the Company’s rights and obligations hereunder may be assigned or transferred by the Company to, and in such event may be assumed by, any assignee of or successor to the Company.

24.           Complete Understanding.  This Agreement constitutes the complete understanding and cancels and supersedes any and all prior agreements and understandings between the parties with respect to the subject matter hereof, and no statement, representation, warranty or covenant has been made by either party with respect thereto except as expressly set forth herein.  This Agreement shall not be altered, modified, amended or terminated except by written instrument signed by each of the parties hereto.

25.           Headings and Gender, Construction, Interpretation.

(a)           The captions and section headings contained in this Agreement are for convenience of reference only, do not form a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.  All references in this Agreement to “Exhibit”, “Schedule” or “Section” shall be deemed to be references to an Exhibit, Schedule or Section, respectively, of this Agreement, unless the context otherwise expressly requires, and such Exhibits and Schedules shall be deemed to be a part of and incorporated into this Agreement for all purposes as if fully set forth in the body of this Agreement.

(b)           Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed followed by the words “without limitation.”  When used in this Agreement, words such as “herein”, “hereinafter”, “hereof”, “hereto”, and “hereunder” shall refer to this Agreement (including any Schedule or Exhibit incorporated by reference into this Agreement) as a whole, unless the context clearly requires otherwise.  The use of the words “either” and “any” shall not be exclusive.

(c)           Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against the Employee or the Company, whether under any rule of construction or otherwise.  Neither party to this Agreement shall be considered the draftsman.  On the contrary, this Agreement has been reviewed, negotiated and accepted by both parties and their respective attorneys and shall be construed and interpreted according to the ordinary meaning of the words so as fairly to accomplish the purposes and intentions of both parties.

26.           Governing Law.  This Agreement shall be governed by the internal laws of the State of New York, without regard to principles of conflict of laws.

27.           Mutual Waiver of Jury Trial.  Each party hereto waives the right to a trial by jury in any action or proceeding based upon, arising out of, or in a any way relating to this Agreement, whether sounding in contract or tort or otherwise.

28.           Third Party Beneficiaries.  The parties hereto acknowledge and agree that the Company’s existing and future Affiliates are intended third party beneficiaries of this Agreement.

29.           Counterparts; Electronic Delivery.  This Agreement may be executed in any number of counterparts with the same effect as if all parties hereto had signed the same document.  All counterparts shall be construed together and shall constitute one Agreement.  This Agreement and any amendments hereto, to the extent signed and delivered by means of a facsimile machine or electronic transmission, shall be treated in all manner and respects as an original Agreement and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.  At the request of any party hereto the other party hereto shall re-execute original forms thereof and deliver them to such first party.  No party hereto shall raise the use of a facsimile machine or electronic transmission to deliver a signature or the fact that any signature was transmitted or communicated through the use of facsimile machine or electronic transmission as a defense to the formation of a contract and each such party forever waives any such defense.

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The parties hereto have executed this Employment Agreement as of the day and year first above written.

FXCM SYSTEMS, LLC

By:
Name:

Title:

[________________]

INDEPENDENT AUDITOR’S REPORT

To the Board of Directors and Stockholders
Avalon Capital Holdings Corporation.

We have audited the accompanying consolidated balance sheet of Avalon Capital Holdings Corporation and its subsidiaries (the “Company”) as of December 31, 2008, and the related consolidated statement of operations, stockholders' deficit, and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit of these statements in accordance with the auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Avalon Capital Holdings Corporation and its subsidiaries as of December 31, 2008, and the results of its consolidated statement of operations, stockholders' deficit, and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. During the year ended December 31, 2008, the Company incurred net losses of $4,402,932. In addition, the Company had negative cash flow in operating activities amounting to $1,564,307 for the year then ended. The Company’s accumulated deficit was $7,123,738 as of December 31, 2008. These factors, among others, as discussed in Note 2 to the consolidated financial statements, raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

 /s/ ANKIT CONSULTING SERVICES, INC.

CERTIFIED PUBLIC ACCOUNTANTS

Rancho Santa Margarita, California
September 21, 2009

ANNEX B – FINANCIAL STATEMENTS

AVALON CAPITAL HOLDINGS GROUP, INC.
CONSOLIDATED BALANCE SHEET
AS OF DECEMBER 31, 2008

ASSETS
Current Assets:
Cash and cash equivalents	$4,537

Assets Held For Sale, net	401,963

Deposits	6,000
Total Assets	$412,500

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities:
Accrued expenses	$477,761
Due to related party	158,966
Shares to be issued	253,414
Notes payable, net	478,328
Convertible note payable, net	617,513
Total Current Liabilities	1,985,983

Commitments and Contingency	-

Stockholders' Deficit:
Series B Preferred stock, $1 par value; 10,000,000 shares authorized; 7,000 issued and outstanding	7,000
Common stock; $0.001 par value; 750,000,000 shares authorized; 15,713,772 shares issued and outstanding	15,713
Additional paid in capital	5,527,542
Accumulated deficit	(7,123,738)
Total Stockholders' Deficit	(1,573,482)
Total Liabilities and Stockholders' Deficit	$412,500

The accompanying notes are an integral part of these consolidated financial statements

AVALON CAPITAL HOLDINGS GROUP, INC.
CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2008

Net Revenue	$148,414
Cost of Revenue	298,709
Gross Loss	(150,295)

Operating Expenses
General and administrative expenses	3,448,253

Loss From Operations	(3,598,548)

Other Income ( Expense)
Interest expense	(768,900)
Other expense	(35,483)
Total other expense	(804,383)

Net Loss	$(4,402,932)

Loss per share
Basic & diluted	$(0.40)
Weighted average number of shares outstanding
Basic & diluted	10,875,394

The accompanying notes are an integral part of these consolidated financials statements

AVALON CAPITAL HOLDINGS GROUP, INC.
CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIT
FOR THE YEAR ENDED DECEMBER 31, 2008

					Additional		Total
	Preferred Stock		Common Stock		Paid-in	Accumulated	Stockholders'
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit

Balance as of December 31, 2007	-	$-	5,079,314	$5,079	$2,401,546	$(2,720,806)	$(314,181)

Issuance of shares for cash	7,000	7,000	113,458	113	959,887	-	967,000

Issuance of shares for services	-	-	456,750	457	1,530,429	-	1,530,886

Issuance of shares for assets purchase	-	-	10,064,250	10,064	331,436	-	341,500

Debt discount	-	-	-	-	304,245	-	304,245

Net loss for the year	-	-	-	-	-	(4,402,932)	(4,402,932)

Balance as of December 31, 2008	7,000	$7,000	15,713,772	$15,713	$5,527,542	$(7,123,738)	$(1,573,482)

The accompanying notes are an integral part of these consolidated financials statements

AVALON CAPITAL HOLDINGS GROUP, INC.
CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE YEAR ENDED DECEMBER 31, 2008

CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss	$(4,402,932)
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	95,398
Stock issued for consulting services	1,592,550
Amortization of debt discount	746,852
Increase in current assets:
Deposits	(6,000)
Increase in current liabilities:
Accrued expense and other payable	409,824
Net cash used in operating activities	(1,564,307)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of assets held for sale	(151,912)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds of loan from related parties	100,466
Repayment of loan to non- related parties	(76,000)
Proceeds of loan from non-related parties	720,000
Issuance of shares for cash	967,000
Net cash provided by financing activities	1,711,466

NET DECREASE IN CASH AND CASH EQUIVALENTS	(4,753)

CASH AND CASH EQUIVALENTS, BEGINNING BALANCE	9,291

CASH AND CASH EQUIVALENTS, ENDING BALANCE	$4,537

SUPPLEMENTAL DISCLOSURES:
Interest paid	$7,250
Income tax paid	$-

NON CASH TRANSACTION:
Intangible asset purchased in exchange of shares	$341,500
Debt issue costs paid in shares	$15,000
Note payable exchanged with other	$300,000

The accompanying notes are an integral part of these consolidated financials statements

AVALON CAPITAL HOLDINGS CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2008

Note 1 – Nature of Business

Nature of Business

Avalon Capital Holdings Corporation (the “Company” or “Avalon”), formerly Finigroup, Inc., was incorporated in 2003 under the laws of the State of Delaware.

Traders Development LLC (“Traders”) is a California Limited Liability Company that was formed on December 11, 2006.  In June 2007, the Company purchased all the membership interests in Traders in exchange for 1,192,999 shares (post-split) in the Company.

The consolidated financial statements include the accounts of Avalon and its wholly owned subsidiary, Traders.  All significant inter-company accounts and transactions have been eliminated in consolidation.

In May 2008, Avalon increased its authorized common shares from 500,000,000 to 750,000,000.

In June 2008, Company acquired all the assets of Master Capital Group Corporation in exchange for 10,000,026 shares (post-split) of common stock of Company.  The primary asset acquired being Master Capital’s proprietary trading platform technology.

In October 2008, the Company completed a 20:1 reverse split and changed its trading symbol from AVAL to AVLC.

The Company through its subsidiary Traders Development LLC is in the business of developing and licensing foreign currency exchange (Forex) trading platforms to Forex brokers both domestically and abroad.

Note 2 – Summary of significant Accounting Policies

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Cash and Cash Equivalents

For purposes of the cash flow statements, the Company considers all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents.

Accounts Receivable:

The Company’s customer base consists of a geographically dispersed customer base. The Company maintains reserves for potential credit losses on accounts receivable.  Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves.  Reserves are recorded primarily on a specific identification basis.

Property and Equipment

Property and equipment are stated at cost.  Expenditures for maintenance and repairs are charged to earnings as incurred; additions, renewals and betterments are capitalized.  When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations.  Depreciation is computed using straight line method over the estimated useful lives of the assets, which is three years. Depreciation expense was $3,288 for the year ended December 31, 2008.

The Company accounts for the costs of computer software developed or obtained for internal use in accordance with Statement of Position 98-1, “Accounting for the Costs of Computer Software Developed or Obtained for Internal Use.”  The Company capitalizes costs of materials, consultants, and payroll and payroll-related costs for employees incurred in developing internal-use computer software.  These costs are included with “Computer equipment and software.”  Costs incurred during the preliminary project and post-implementation stages are charged to general and administrative expense.

Intangible Assets:

Intangible assets consists of computer software development costs.  The Company evaluates intangible assets, goodwill and other long-lived assets for impairment, at least on an annual basis and whenever events or changes in circumstances indicate that the carrying value may not be recoverable from its estimated future cash flows.  Recoverability of intangible assets and other long-lived assets is measured by comparing their net book value to the related projected undiscounted cash flows from these assets, considering a number of factors including past operating results, budgets, economic projections, market trends and product development cycles.  If the net book value of the asset exceeds the related undiscounted cash flows, the asset is considered impaired, and a second test is performed to measure the amount of impairment loss.  Potential impairment of goodwill is being evaluated in accordance with SFAS No. 142.

As part of intangible assets, the Company capitalizes certain computer software development costs in accordance with SFAS No. 86, “Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed.”  Costs incurred internally to create a computer software product or to develop an enhancement to an existing product are charged to expense when incurred as research and development expense until technological feasibility for the respective product is established.  Thereafter, all software development costs are capitalized and reported at the lower of unamortized cost or net realizable value.  Capitalization ceases when the product or enhancement is available for general release to customers.

The Company makes on-going evaluations of the recoverability of its capitalized software projects by comparing the amount capitalized for each product to the estimated net realizable value of the product.  If such evaluations indicate that the unamortized software development costs exceed the net realizable value, the Company writes off the amount which the unamortized software development costs exceed net realizable value.  Capitalized and purchased computer software development costs are being amortized ratably based on the projected revenue associated with the related software or on a straight-line basis over three years, whichever method results in a higher level of amortization.

Impairment of Long-Lived Assets

The Company adopted Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS 144"), which addresses financial accounting and reporting for the impairment or disposal of long-lived assets and supersedes SFAS No. 121,"Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," and the accounting and reporting provisions of APB Opinion No. 30, "Reporting the Results of Operations for a Disposal of a Segment of a Business."  The Company periodically evaluates the carrying value of long-lived assets to be held and used in accordance with SFAS 144. SFAS 144 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amounts.  In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair market value of the long-lived assets.  Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair market values are reduced for the cost of disposal.  As of December 31, 2008, the Company determined that there was no impairment to the value of the software.

Revenue Recognition

The Company recognizes its revenue in accordance with the Securities and Exchange Commissions (“SEC”) Staff Accounting Bulletin No. 104, “Revenue Recognition” (“SAB 104”) and The American Institute of Certified Public Accountants (“AICPA”) Statement of Position (“SOP”) 97-2, “Software Revenue Recognition,” as amended by SOP 98-4 and SOP 98-9, SOP 81-1, “Accounting for Performance of Construction-Type and Certain Production-Type Contracts,” and Accounting Research Bulletin 45 (ARB 45) “Long-Term Construction Type Contracts.”  The Company’s revenue recognition policy is as follows:

License Revenue:  The Company recognizes revenue from license contracts without major customization when a non-cancelable, non-contingent license agreement has been signed, delivery of the software has occurred, the fee is fixed or determinable, and collectibilty is probable.  Revenue from the sale of licenses with major customization, modification, and development is recognized on a percentage of completion method, in conformity with ARB 45 and SOP 81-1.  Revenue from the implementation of software is recognized on a percentage of completion method, in conformity with Accounting Research Bulletin (“ARB”) No. 45 and SOP 81-1.  Any revenues from software arrangements with multiple elements are allocated to each element of the arrangement based on the relative fair values using specific objective evidence as defined in the SOPs.  An output measure of “Unit of Work Completed” is used to determine the percentage of completion which measures the results achieved at a specific date.

Services Revenue:  Revenue from consulting services is recognized as the services are performed for time-and-materials contracts.  Revenue from training and development services is recognized as the services are performed.  Revenue from maintenance agreements is recognized ratably over the term of the maintenance agreement.

Fair Value:

Unless otherwise indicated, the fair values of all reported assets and liabilities, which represent financial instruments, none of which are held for trading purposes, approximate carrying values of such amounts.

Advertising Costs:

The Company expenses the cost of advertising as incurred.  Advertising costs for the year ended December 31, 2008 were $45,178.

Net Income/Loss Per Share:

Net income/loss per share is calculated in accordance with the Statement of financial accounting standards No. 128 (SFAS No. 128), “Earnings per share.”  Basic net income/loss per share is based upon the weighted average number of common shares outstanding.  Diluted net income per share is based on the assumption that all dilutive convertible shares and stock options were converted or exercised.  Dilution is computed by applying the treasury stock method.  Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period.

The weighted average number of shares used to compute basic and diluted loss per share is the same in these consolidated financial statements for the years ended December 31, 2008 since the effect of dilutive securities is anti-dilutive.

Income Taxes:

The Company accounts for income taxes under the provisions of Statement of Financial Accounting Standards No. 109 ("SFAS 109").  Under SFAS 109, deferred income tax assets or liabilities are computed based on the temporary difference between the financial statement and income tax bases of assets and liabilities using the currently enacted marginal income tax rate.  Deferred income tax expenses or credits are based on the changes in the deferred income tax assets or liabilities from period to period.  Deferred tax assets may be recognized for temporary differences that will result in deductible amounts in future periods and for loss carry forwards.  A valuation allowance is established if, based on the weight of available evidence, it is more likely than not that some portion or all of the deferred tax asset will not be realized.

As of December 31, 2008, the Company had net operating loss carry forwards which can be carried forward to offset future taxable income.

Stock-based compensation

The Company adopted SFAS No. 123 (Revised 2004), Share Based Payment (“SFAS No. 123R”), under the modified-prospective transition method on January 1, 2006.  SFAS No. 123R requires companies to measure and recognize the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value.  Share-based compensation recognized under the modified-prospective transition method of SFAS No. 123R includes share-based compensation based on the grant-date fair value determined in accordance with the original provisions of SFAS No. 123, Accounting for Stock-Based Compensation, for all share-based payments granted prior to and not yet vested as of January 1, 2006 and share-based compensation based on the grant-date fair-value determined in accordance with SFAS No. 123R for all share-based payments granted after January 1, 2006.  SFAS No. 123R eliminates the ability to account for the award of these instruments under the intrinsic value method prescribed by Accounting Principles Board (“APB”) Opinion No. 25, Accounting for Stock Issued to Employees, and allowed under the original provisions of SFAS No. 123.  Prior to the adoption of SFAS No. 123R, the Company accounted for our stock option plans using the intrinsic value method in accordance with the provisions of APB Opinion No. 25 and related interpretations. The Company has not granted any stock-based compensation to any employees, officers or directors at December 31, 2008.

Segment Reporting

Statement of financial accounting standards No. 131, Disclosures about segments of an enterprise and related information (SFAS No. 131), which superceded statement of financial accounting standards No. 14, Financial reporting for segments of a business enterprise, establishes standards for the way that public enterprises report information about operating segments in annual financial statements and requires reporting of selected information about operating segments in interim financial statements regarding products and services, geographic areas and major customers.  SFAS No. 131 defines operating segments as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performances.  The Company operated in one segment as of December 31, 2008.

Going Concern

The accompanying consolidated financial statements have been prepared on a going concern basis which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the consolidated financial statements, during the year ended December 31, 2008, the Company incurred net losses of $ 4,402,932.  In addition, the Company had a negative cash flow in operating activities amounting $1,564,307 in the year ended December 31, 2008, and the Company’s accumulated deficit was $ 7,123,738 as of December 31, 2008. If the Company is unable to generate profits and unable to continue to obtain financing for its working capital requirements, it may have to curtail its business sharply or cease business altogether.

The consolidated financial statements do not include any adjustments relating to the recoverability and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.  The Company’s continuation as a going concern is dependent upon its ability to generate sufficient cash flow to meet its obligations on a timely basis, to retain its current financing, to obtain additional financing, and ultimately to attain profitability. In the near term, the Company is being financed by loans from FXCM Systems, LLC (“FXCM”).  The Company expects that this financing will be sufficient until completion of an asset purchase agreement between the Company and FXCM.  Upon completion of that agreement, or if that agreement cannot be completed, the Company plans to pursue, on an as needed basis, traditional forms of financing, such as debt or equity financing, until the Company can achieve profitable operations.

Recent Accounting Pronouncements:

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements”, which is an amendment of Accounting Research Bulletin (“ARB”) No. 51.  This statement clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements.  This statement changes the way the consolidated income statement is presented, thus requiring consolidated net income to be reported at amounts that include the amounts attributable to both parent and the noncontrolling interest.  This statement is effective for the fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008.  Based on current conditions, the Company does not expect the adoption of SFAS 160 to have a significant impact on its results of operations or financial position.

In December 2007, the FASB issued SFAS No. 141 (revised 2007), “Business Combinations.”  This statement replaces FASB Statement No. 141, “Business Combinations.” This statement retains the fundamental requirements in SFAS 141 that the acquisition method of accounting (which SFAS 141 called the purchase method) be used for all business combinations and for an acquirer to be identified for each business combination. This statement defines the acquirer as the entity that obtains control of one or more businesses in the business combination and establishes the acquisition date as the date that the acquirer achieves control. This statement requires an acquirer to recognize the assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree at the acquisition date, measured at their fair values as of that date, with limited exceptions specified in the statement. This statement applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. The Company does not expect the adoption of SFAS 141 to have a significant impact on its results of operations or financial position.

In March, 2008, the FASB issued FASB Statement No. 161, “Disclosures about Derivative Instruments and Hedging Activities”. The new standard is intended to improve financial reporting about derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand their effects on an entity’s financial position, financial performance, and cash flows. It is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. The new standard also improves transparency about the location and amounts of derivative instruments in an entity’s financial statements; how derivative instruments and related hedged items are accounted for under Statement 133; and how derivative instruments and related hedged items affect its financial position, financial performance, and cash flows.

FASB Statement No. 161 achieves these improvements by requiring disclosure of the fair values of derivative instruments and their gains and losses in a tabular format. It also provides more information about an entity’s liquidity by requiring disclosure of derivative features that are credit risk–related. Finally, it requires cross-referencing within footnotes to enable financial statement users to locate important. Based on current conditions, the Company does not expect the adoption of SFAS 161 to have a significant impact on its results of operations or financial position.

In May of 2008, FSAB issued SFASB No.162, The Hierarchy of Generally Accepted Accounting Principles.  The pronouncement mandates the GAAP hierarchy reside in the accounting literature as opposed to the audit literature.  This has the practical impact of elevating FASB Statements of Financial Accounting Concepts in the GAAP hierarchy.  This pronouncement will become effective 60 days following SEC approval.  The company does not believe this pronouncement will impact its financial statements.

In May of 2008, FASB issued SFASB No. 163, Accounting for Financial Guarantee Insurance Contracts-an interpretation of FASB Statement No. 60.  The scope of the statement is limited to financial guarantee insurance (and reinsurance) contracts.  The pronouncement is effective for fiscal years beginning after December 31, 2008.  The company does not believe this pronouncement will impact its financial statements.

Note 3 - Assets Held For Sale

Assets held for sale comprise of the following as of December 31, 2008:

Property and Equipment:

Property and equipment at December 31, 2008 are as follows:

Computer and office equipment	$10,861
Less: Accumulated Depreciation	(3,398)
Net Property & Equipment	$7,463

Depreciation expense amounts to $3,288 for the year ended December 31, 2008.

Intangible Assets:

Intangible assets consist of acquired developed software technology and capitalized software development costs.

The components of intangible assets at December 31, 2008 are summarized as follows:

	2008	Est. Life
Developed Software Technology	$486,500	3 years
Less: Accumulated Amortization	(92,000)
Net intangible assets	$394,500

The developed software technology and software development cots are being amortized to cost of revenues.  The amortization for the year ended December 31, 2008 amounted to $92,000.

Subsequent to the December 31, 2008, the Company entered into an agreement to sell these assets to a third party (See Note 13).

Note 4 – Acquisitions

During the year ended December 31, 2008, the Company completed the acquisition of $341,500 in net intangible assets from a related party.  The Company issued 10,064,250 shares (post split) to the related party. The Company recorded the asset acquired and the shares issued at the historical cost of the asset to the related party. The intangible asset acquired is being amortized over the useful remaining life of 3 years.

Subsequent to the December 31, 2008, the Company entered into an agreement to sell this asset to a third party (See Note 13).

Note 5 – Accrued expenses

Accrued expenses comprise of the following as of December 31, 2008:

Accrued Interest	$13,942
Accrued consulting	205,685
Accrued legal fee	85,364
Accrued rent	104,625
Other	68,145
Total	477,761

Note 6 – Due to related party

During the year ended December 31, 2008, the Company borrowed unsecured, interest free and due on demand loan of $18,000 from a related Company under common control for working capital. Total amount due to the related party as of December 31, 2008 amounted to $76,500.

During the year ended December 31, 2008, the Company also borrowed unsecured, interest free and due on demand loan of $72,466 from a major shareholder for working capital and for paying off loans of $70,000 due to third parties.

During the year ended December 31, 2008, the Company also borrowed unsecured, interest free and due on demand loan of $10,000 from a major shareholder for working capital.

Note 7 – Shares to be issued

During the year ended December 31, 2008, the Company agreed to issue 5,000 free trading and 2,500 restricted stock to a firm for presenting their profile for a conference. The value of the services provided was $25,000, based on the standard pricing of the firm. The Company issued the restricted stock valued at $8,336 but the free trading stock valued at $16,664 was still to be issued as of December 31, 2008 and was recorded as shares to be issued in the accompanying financials.

On October 31, 2008, the Company agreed to issue 225,000 shares, valued at the fair market value of $45,000, to a consultant for providing business development advisory services. The shares were unissued as of December 31, 2008 and were recorded as shares to be issued in the accompanying financials.

During the year ended December 31, 2008, the Company also promised to issue 11,250 shares to a note holder against note NP I (Note 8) which were not issued as of December 31, 2008. These shares were valued at the fair market value of $33,750 and recorded as shares to be issued in the accompanying financials. The Company agreed to issue additional 32,000 shares to the note holder on an amendment of the note in July 2008. The shares were valued at the fair market value of $44,800 and were recorded as shares to be issued in the accompanying financials.

During the year ended December 31, 2008, the Company also promised to issue 6,000 shares to a note holder against note NP II (Note 8) which were not issued as of December 31, 2008. These shares were valued at the fair market value of $13,200 and recorded as shares to be issued in the accompanying financials.

On January 15, 2009, note holder of NP V was awarded 1,000,000 shares to cure the existing defaults on the note. The Company recorded a debt discount of $100,000 as of December 31, 2008 for the fair market value of the shares to be issued.

Note 8 – Notes payable

On April 1, 2008, the Company arranged a debt financing of $200,000 from a third party in exchange for the issuance of a ten-month 10% promissory note, 11,250 shares of common stock and 20,000 warrants (“NP I”). The performance of the notes is secured by all of the assets of the company.

The note had an anti dilution provision wherein if the Company had more than 5,000,000 million shares issued and outstanding, on a fully diluted basis, then the Company shall issue to the Investors an amount of shares equal to the amount of shares outstanding above 5,000,000 multiplied by the number of equity securities issued in conjunction with this agreement and divided by 5,000,000. The NP I warrant has a term of 5 years which expires on April 1, 2013.  The total numbers of shares issuable upon exercise of the NP I warrant were 20,000 at an exercise price of $15. The relative fair value of the warrants using the Black Scholes method assuming a volatility of the stock of 108%, term of five years and a discount of 2.38% was determined to be $ 34,416. The Company allocated the investment proceeds to the debt and warrants based on their relative fair values. The fair market value of the shares issued with the notes was determined to be $ 33,750. The Company also paid $20,000 cash and accrued 3,125 warrants to the investor relation firm for arranging the debt financing. The warrant has a term of 5 years which expires on April 1, 2013.  The total numbers of shares issuable upon exercise of the warrant were 3,125 at an exercise price of $15.The fair value of the warrants using the Black Scholes method assuming a volatility of the stock of 108%, term of five years and a discount of 2.38% was determined to be $ 5,378.   The fair market value of the shares awarded to the note holder and together with the value of the warrants granted to the note holder and to the investor relation firm and cash paid to the investor relation firm was recorded as a debt discount, a reduction of the carrying amount of the debt.

The total debt discount of the NP I notes is being amortized over the term of the notes and charged to interest expense. In the year ending December 31, 2008 $84,190 was expensed.

On July 1, 2008, the Company agreed to issue additional 32,000 shares and 37,500 warrants to the note holder pursuant to the anti dilution clause. The Company also agreed to amend the exercise price of all the outstanding warrants to $5.20 per share. The Company also accrued for 6,950 warrants for the investor relation agent pursuant to the agreement to award warrants equal to 10% of the securities offered to the note holder. The fair market value of the shares to be issued with the notes was determined to be $ 44,800. The fair value of the warrants using the Black Scholes method assuming a volatility of the stock of 109%, term of five years and a discount of 2.38% was determined to be $ 62,308. The Company recorded $91,807 as additional debt discount amortization for these grants.

On September 12, 2008, the Company and the note holder entered into a further agreement amending the notes issued in connection with NP I by lowering the warrant exercise price to $1.4 per share. The Company recalculated the fair market value of the warrants using Black scholes method, but there was no additional expense to be recorded.

The Company accrued interest expense of $15,000 on the note for the year ended December 31, 2008.

On May 21, 2008, the Company raised another $20,000 from the same investor in exchange for a 3 month promissory note (“NP II”) and 6,000 shares. The fair market value of the shares to be issued with the notes was determined to be $13,200. The Company also accrued $2,000 cash to the investor relation firm for arranging the debt financing. The debt was paid off on the due date and the Company expensed off all the related debt issue costs.

On July 30, 2008, the Company raised another $50,000 from the same investor in exchange for a 32 days, 10% promissory note (“NP III”). The Company paid off the note on due date and recorded interest expense of $417 on the note.

On September 12, 2008, the Company arranged further debt financing of $100,000 from the same investor in exchange for the issuance of a 51 days 8% promissory note and 50,000 warrants (“NP IV”). The performance of the notes is secured by all of the assets of the company.

The NP IV warrant has a term of 5 years expiring on September 12, 2013.  The total numbers of shares issuable upon exercise of the NP IV warrant were 50,000 at an exercise price of $1.4. The fair value of the warrants using the Black Scholes method assuming a volatility of the stock of 112%, term of five years and a discount of 2.38% was determined to be $ 38,368. The Company also accrued $10,000 cash and 5,000 warrants to the investor relation firm for arranging the debt financing. The warrant has a term of 5 years expiring on September 12, 2013.  The total numbers of shares issuable upon exercise of the warrant were 5,000 at an exercise price of $1.4.The fair value of the warrants using the Black Scholes method assuming a volatility of the stock of 112%, term of five years and a discount of 2.38% was determined to be $ 3,837.   The fair market value of the warrants granted to the note holder and to the investor relation firm and cash paid to the investor relation firm was recorded as a debt discount, a reduction of the carrying amount of the debt.

The total debt discount of the NP IV notes was amortized over the term of the notes and charged to interest expense. In the year ending December 31, 2008 $52,205 was expensed. The Company accrued interest of $2,333 on the notes.

Terms of NP I and NP IV were amended subsequent to the year end on January 15, 2009 and again on March 12, 2009 whereby the term of the notes was extended and additional shares and warrants were granted. This amendment was considered as an extinguishment of the prior note and issuance of a new note and all the remaining debt discount was expensed on the same date.

On January 15, 2009, NP I and NP II were rolled into one new convertible note NP V due in April 2009. The note holder was awarded 1,000,000 shares in lieu of the existing defaults and for extending the notes and the note was amended to add a conversion clause. The conversion price was determined to be $0.75. The Company recorded an interest expense of $100,000 as of December 31, 2008 for the fair market value of the shares and the black scholes value of the warrants.

Further amendment was made to NP V on March 12, 2009 and the note holder was awarded another 1,200,000 shares with a fair market value of $72,000 in satisfaction of the prior defaults of the note. The due date of the notes was extended to March 2011. The Company also agreed to issue additional shares to the note holder if the total issued and outstanding shares of the Company’s common stock, on a fully diluted basis, should exceed 30 million shares.

On August 1, 2008, the Company entered into a securities purchase agreement (SP I) with another third party pursuant to which the Company sold to the party for $200,000 (a) a 6% senior secured promissory note in the amount of $400,000, convertible into shares of the Company at the rate of $2.8 per share, due on August 1, 2009 and (b) a warrant to purchase upto 75,000 shares of the Company at an exercise price of $4.2 per share. The performance of the notes is secured by all of the assets of the company. To induce the buyer to enter into this transaction, the major shareholders of the Company agreed to transfer 350,000 shares held by them to the buyer.

The SP I warrant has a term of 5 years expiring on August 1, 2013.  The total numbers of shares issuable upon exercise of the SP I warrant were 75,000 at an exercise price of $4.2. The relative fair value of the warrants using the Black Scholes method assuming a volatility of the stock of 110%, term of five years and a discount of 2.38% was determined to be $ 16,884. The Company allocated the investment proceeds to the debt and warrants based on their relative fair values. The relative fair market value of the shares transferred by the major shareholders, which was their capital contribution, was determined to be $ 124,046. The fair market value of the shares transferred to the note holder and together with the value of the warrants granted to the note holder and discount on the face value of the note of $200,000 was recorded as a debt discount, a reduction of the carrying amount of the debt. The debt discount is being amortized over the life of the note.

On October 1, 2008, the note was modified to include a prepayment provision pursuant to which the Company may prepay the note plus accrued interest on a 30 days notice. The prepayment amount was decided to be $424,000. The debt discount was fully amortized when the note was rolled over into a new convertible note SP III (See Note 9).

During the year ended December 31, 2008, the Company accrued $10,000 as interest on the note, SP I, and amortized debt discount of $340,930 as interest expense.

On October 1, 2008, the Company entered into another securities purchase agreement (SP II) with the same third party pursuant to which the Company sold to the party for $150,000 (a) a 10% senior secured promissory note in the amount of $200,000, convertible into shares of the Company at the rate of $1.4 per share, due on August 1, 2009 and (b) a warrant to purchase upto 56,250 shares of the Company at an exercise price of $1.4 per share. The performance of the notes is secured by all of the assets of the company. To induce the buyer to enter into this transaction, the major shareholder of the Company agreed to pledge 2,561,838 shares held by him to the buyer.

The SP II warrant has a term of 5 years expiring on October 1, 2013.  The total numbers of shares issuable upon exercise of the SP II warrant were 56,250 at an exercise price of $1.4. The relative fair value of the warrants using the Black Scholes method assuming a volatility of the stock of 112%, term of five years and a discount of 2.38% was determined to be $ 5,988. The Company allocated the investment proceeds to the debt and warrants based on their relative fair values. The fair value of the warrants granted to the note holder and discount on the face value of the note was recorded as a debt discount, a reduction of the carrying amount of the debt. The debt discount is being amortized over the life of the note. The debt discount was fully amortized when the note was rolled over into a new convertible note SP III (See Note 9).

During the year ended December 31, 2008, the Company accrued $3,333 as interest on the note, SP II, and amortized debt discount of $55,988 as interest expense.

The Company also had a note payable of $226,984 as of December 31, 2008 in lieu of a settlement agreement entered into with a third party in June, 2007. The third party filed a lawsuit against the Company and the Company accepted all the liabilities and obligations amounting to $232,984. The settlement agreement called for a payment of $2,000 every month for 24 months and a balloon payment for the balance on the 24th monthly installment. The Company defaulted on the payments and paid only $6,000 during the year ended December 31, 2008. Subsequent to the year end, in June 2009, the Company entered into an amended settlement agreement pursuant to which, the Company promised to pay $18,000 to the third party on or before June 18, 2009; issue so many shares as to make the third party owner of 1.25% of the issued and outstanding stock; pay $2,000 per month starting July 1, 2009 till May 1, 2010; pay a lump sum on January 1, 2010, in an amount equal to or in excess of 15% of the then outstanding balance; and pay off the full outstanding balance on or before June 1, 2010. The Company issued 276,642 shares to the third party in June 2009 but defaulted in the cash payments. The shares issued were recorded as litigation settlement expense at the fair market value of $27,664.

Note 9 – Convertible note payable

On November 17, 2008, the Company rolled the two notes SP I and SP II into one new convertible note SP III of face value $624,000 due on August 1, 2009. The note SP III is personally guaranteed by the three major shareholders of the Company. Two major shareholders agreed to pledge all their shares in the Company to the note holder and one major shareholder transferred 300,000 shares held by him to the note holder to induce the note holder to enter into this transaction. The note is convertible at the rate of $0.75 and bears interest at the rate of 10%. The note holder was also granted warrant to purchase upto 312,000 shares of the Company at an exercise price of $1.50. The relative fair value of the warrants using the Black Scholes method assuming a volatility of the stock of 110%, term of five years and a discount of 2.38% was determined to be $ 13,020. The Company allocated the investment proceeds to the debt and warrants based on their relative fair values. The fair value of the warrants granted to the note holder and $24,000 discount on the face value of the note was recorded as a debt discount, a reduction of the carrying amount of the debt. The debt discount is being amortized over the life of the note.

Subsequent to the year, the maturity date of SP III note was extended till December 28, 2009.

Note 10 – Stockholders’ deficit

1.           Preferred stock

As of December 31, 2008, the Company has 10,000,000 shares of preferred stock authorized with a par value of $.001.   The preferred stock may be issued from time to time, in one or more series, each series to be appropriately designated by a distinguishing letter or title, prior to the issue of any shares thereof.

In July 2008, the Company formally designated its Series B of preferred stock.  The Series B is Convertible Preferred Stock that consists of 1,000,000 shares, convertible into common stock, each share for two shares of common stock.  The Series B holders vote on a one to one ratio with the Common shareholders of the Company.  As of December 31, 2008 the Company had issued 7,000 shares of Series B preferred Stock.

Common Stock

In October 2008, the Company enacted a 1-for-20 reverse stock split. All fractional shares are rounded up and the authorized shares remain the same. The financial statements have been retroactively restated for the effects of stock splits.

As of December 31, 2008, the Company had 750,000,000 shares of common stock authorized with a par value of $.001.  On May 30, 2008, the Company amended its certificate of incorporation to increase the authorized shares from 500,000,000 to 750,000,000.

The Company had 15,713,772 shares issued and outstanding as of December 31, 2008.

During the year ended December 31, 2008, the Company issued 456,750 post-split shares to independent outside contractors for various services. These shares were valued at the fair market value of $1,530,886, pursuant to EITF 96-18.

During the year ended December 31, 2008, the Company issued 113,458 post-split shares of common stock for cash of $ 960,000.

During the year ended December 31, 2008, the Company issued 10,064,250 post-split shares as consideration for acquisition of intangible assets from a related party. These shares were valued at the historical cost of the asset of $341,500, to the related party.

Also, during the year ended December 31, 2008, the Company recorded $304,245 as debt issue costs on the promissory notes and convertible notes.

Warrants

In 2008, the Company granted 566,425 warrants to some note holders and brokers (See Note 8 and Note 9). The details of the warrants granted are as follows:

Warrants:	Number	Weighted average exercise price	Intrinsic value

Outstanding and exercisable, December 31, 2007	-	$-	$-
Granted	566,425	2.00	-
Exercised	-	-	-
Expired	-	-	-
Outstanding and exercisable, December 31, 2008	566,425	$2.00	$-

The average life remaining of the warrants as of December 31, 2008 is as follows:

Exercise Price	Number Outstanding and Exercisable	Weighted Average Remaining Contractual Life	Weighted Ave Exericse Price

WARRANTS:
$1.40 - $1.50	467,700	4.75	$1.47
$4.20 -$5.20	98,125	4.45	4.44
$15.00	600	4.33	$15

All warrants granted are vested and are exercisable as of June 30, 2009.

The value of the warrants has been determined using the Black-Scholes pricing model using the following assumptions:

The Black-Scholes pricing model used the following assumptions:

Risk-free interest rate	2.38%

Expected life	5 years

Expected volatility	108%- 112%

Dividend yield	0%

Note 11- Related Party Transactions

During the year ended December 31, 2008, the Company paid $129,934 and $143,750 as annual compensation to the President and to the CEO of the Company who are also the major shareholders of the Company. The Company also paid $143,750 as consulting fee to Masterkey Partners which is owned by a major shareholder of the Company.

The Company also obtained unsecured, non- interest bearing, due on demand loans aggregating $100,466 from the major shareholders and officers of the Company during the year ended December 31, 2008.

During the year ended December 31, 2008, the Company completed the acquisition of $341,500 in net intangible assets from a Company under common control.  The Company issued 10,064,250 shares (post split) to the related party. The Company recorded the asset acquired and the shares issued at the historical cost of the asset to the related party.

Note 12 – Commitments and Contingencies

Consulting agreements:

On October 1, 2008, the Company entered into an agreement with a consultant for business development and business strategy. The consultant was awarded 225,000 shares of common stock which were considered earned on the date of the agreement. The consultant is also entitled to a monthly fee of $4,500 starting from January 1, 2009 for a period of 12 months.

Leases:

The Company leases its operating locations.  Initial terms are typically 2 to 4 years, followed by additional terms containing priority of renewal options at the maturity of the lease agreements, and may include rent escalation clauses.  The company recognizes rent expense on a straight-line basis over the term of the lease.

Minimum rental commitments at December 31, 2008, under all leases having an initial or remaining non-cancelable term of more than one year are shown:

2009	$257,331
2010	237,772
2011	113,880
2012	74,115
2013	43,995
Total minimum lease payments	$727,094

Note 13- Subsequent Events

Asset sale agreement

Subsequent to the year end, on February 24, 2009, the Company entered into an asset sale agreement with FXCM Systems, LLC (“FXCM”or “Buyer”), a newly formed limited liability company wholly owned by FXCM Holdings, LLC. Buyer will purchase substantially all of the tangible and intangible assets, properties and rights of the Company used, held for use or useful in, or derived from, its business and operations of Traders Development, LLC, including but not limited to the Avalon Trading Platform and all covered software and third-party licenses associated therewith (the “Assets”), free and clear of all debts, liens, encumbrances or other liabilities whatsoever (the “Proposed Transaction”). Contracts, agreements and licenses assumed by Buyer shall be referred to herein as the “Assumed Contracts.”

In exchange for the Assets (including title to Avalon software, assignment of software licenses, assignment or sublet of leases, etc), Traders will receive a profit participation equal to 40% (“Earn Out”) of the fiscal year EBITDA of FXCM Systems based on a licensing revenue model similar to that attached hereto as Exhibit A with the understanding that FXCM Systems in its sole discretion may substantially deviate from this model and subject to the profits calculation methodology set forth below. FXCM Systems agrees that it shall not license the Avalon Software for more than ten (10%) percent below the Transaction Fees.

Notes payable

Terms of NP I and NP IV were amended subsequent to the year end on January 15, 2009 and again on March 12, 2009 whereby the term of the notes was extended and additional shares and warrants were granted. This amendment was considered as an extinguishment of the prior note and issuance of a new note and all the remaining debt discount was expensed on the same date.

On January 15, 2009, NP I and NP II were rolled into one new convertible note NP V due in April 2009. The note holder was awarded 1,000,000 shares in lieu of the existing defaults and for extending the notes and the note was amended to add a conversion clause. The conversion price was determined to be $0.75. The Company recorded an interest expense of $100,000 as of December 31, 2008 for the fair market value of the shares and the black scholes value of the warrants.

Further amendment was made to NP V on March 12, 2009 and the note holder was awarded another 1,200,000 shares for extending the due date of the notes to March 2011. The Company also agreed to issue additional shares to the note holder if the total issued and outstanding shares of the Company’s common stock, on a fully diluted basis, should exceed 30 million shares.

On January 15, 2009, the Company entered into a financing agreement with the investor holding note NP V to make additional investments into the Company. The investor purchased the rights to the next $100,000 in future proceeds for the amount of $65,000. The future proceeds mean 50% of all amounts received by the Company for any business related revenue. The discount of $35,000 was recorded as a debt discount and expensed immediately as there is no time frame as to when the revenue might be earned.

On February 5, 2009, the maturity date of SP III note was extended till December 28, 2009.

On February 5, 2009, the Company entered into another securities purchase agreement (SP IV) with the same third party pursuant to which the Company sold to the party for $80,000 (a) a convertible note in the amount of $181,000 convertible into shares of the Company at the rate of $0.35 per share, due on August 1, 2009 and (b) a warrant to purchase upto 805,000 shares of the Company at an exercise price of $0.35 per share. The performance of the notes is secured by all of the assets of the company. The relative fair value of the warrants using the Black Scholes method assuming a volatility of the stock of 167%, term of 4.65 years and a discount of 2.38% was determined to be $ 32,879. The Company allocated the investment proceeds to the debt and warrants based on their relative fair values. The fair value of the warrants granted to the note holder and $101,000 discount on the face value of the note was recorded as a debt discount, a reduction of the carrying amount of the debt. The debt discount is being amortized over the life of the note. During the six months period ended June 30, 2009, the Company amortized debt discount of $60,854 as interest expense.

On March 10, 2009, the Company granted 1,000,000 warrants to the note holder for the extension of the notes SP III and SP IV. The fair value of the warrants using the Black Scholes method assuming a volatility of the stock of 167%, term of 4.56 years and a discount of 2.38% was determined to be $ 54,024. The debt discount is being amortized over the remaining life of the notes. During the six months period ended June 30, 2009, the Company amortized debt discount of $21,009 as interest expense.

Stock issuances

Subsequent to the year end, the Company issued 4,375,000 shares to consultants as fee for various services, 2,200,000 shares to note holders and 276,642 shares as litigation settlement shares (Note 8). The 1,200,000 shares issued were in satisfaction of already established liability recorded under shares to be issued. The fair value of the shares was recorded pursuant to EITF-96-18.

AVALON CAPITAL HOLDINGS GROUP, INC.
CONSOLIDATED BALANCE SHEET
AS OF JUNE 30, 2009
(UNAUDITED)

ASSETS
Current Assets:
Cash and cash equivalents	$42,358

Assets Held For Sale, net	386,780

Deposits	6,000
Total Assets	$435,138

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities:
Accrued expenses	$526,653
Due to related party	165,500
Shares to be issued	180,414
Notes payable	982,869
Convertible note payable, net	986,984
Total Current Liabilities	2,842,420

Commitments and Contingency	-

Stockholders' Deficit:
Series B Preferred stock, $1 par value; 10,000,000 shares authorized; 12,000 issued and outstanding	12,000
Common stock; $0.001 par value; 750,000,000 shares authorized; 19,115,414 shares issued and outstanding	19,011
Additional paid in capital	5,919,813
Accumulated deficit	(8,358,105)
Total Stockholders' Deficit	(2,407,282)
Total Liabilities and Stockholders' Deficit	$435,138

The accompanying notes are an integral part of these unaudited consolidated financial statements

AVALON CAPITAL HOLDINGS GROUP, INC.
CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE SIX MONTH PERIOD ENDED JUNE 30, 2009
(UNAUDITED)

Net Revenue	$61,554
Cost of Revenue	132,250
Gross Loss	(70,696)

Operating Expenses
General and administrative expenses	928,464

Loss From Operations	(999,160)

Other Income ( Expense)
Interest expense	(247,027)
Gain on debt settlement	30,600
Other expense, net	(18,780)
Total other expense	(235,207)

Net Loss	$(1,234,367)

Loss per share
Basic & diluted	$(0.07)
Weighted average number of shares outstanding
Basic & diluted	18,243,000

The accompanying notes are an integral part of these unaudited consolidated financials statements

AVALON CAPITAL HOLDINGS GROUP, INC.
CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE SIX MONTH PERIOD ENDED JUNE 30, 2009
(UNAUDITED)

CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$(1,234,367)
Adjustments to reconcile net income to net cash used in / (provided by) operating activities:
Depreciation and amortization	89,049
Stock issued /to be issued for consulting services	136,000
Stock issued for litigation settlement	27,664
Amortization of debt discount	160,029
Gain on debt waived off	30,600
Stock issued/to be issued for interest	72,000
Increase in current liabilities:
Accrued expense and other payable	18,292
Net cash used in operating activities	(700,733)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of assets held for sale	(73,865)

CASH FLOWS FROM FINANCING ACTIVITIES
Receipts of loan from related parties	6,534
Receipts of loan from non-related parties	800,886
Issuance of shares for cash	5,000
Net cash provided by financing activities	812,419

NET DECREASE IN CASH AND CASH EQUIVALENTS	37,821

CASH AND CASH EQUIVALENTS, BEGINNING BALANCE	4,537

CASH AND CASH EQUIVALENTS, ENDING BALANCE	$42,358

SUPPLEMENTAL DISCLOSURES:
Interest paid	$15,000
Income tax paid	$-

The accompanying notes are an integral part of these unaudited consolidated financials statements

AVALON CAPITAL HOLDINGS GROUP, INC.
CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIT
FOR THE SIX MONTH PERIOD ENDED JUNE 30, 2009
(UNAUDITED)

	Preferred Stock		Common Stock		Additional Paid-in	Retained	Total Stockholders'
	Shares	Amount	Shares	Amount	Capital	Earnings	Equity

Balance as of December 31, 2008	7,000	$7,000	15,608,948	$15,609	$5,527,647	$(7,123,738)	$(1,573,482)

Issuance of shares for cash	5,000	5,000	-	-	-	-	5,000

Issuance of shares for services	-	-	1,900,000	1,900	134,100	-	136,000

Issuance of shares for litigation settlement	-	-	276,642	277	27,388	-	27,664

Issuance of shares for interest	-	-	1,000,000	1,000	99,000	-	100,000

Issuance of shares for shares to be issued	-	-	225,000	225	44,775	-	45,000

Debt discount	-	-	-	-	86,903	-	86,903

Net loss for the six month period	-	-	-	-	-	(1,234,367)	(1,234,367)

Balance as of June 30, 2009	12,000	$12,000	19,010,590	$19,011	$5,919,813	$(8,358,105)	$(2,407,282)

The accompanying notes are an integral part of these unaudited consolidated financials statements

AVALON CAPITAL HOLDINGS CORPORATION
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2009

Note 1 – Nature of Business

Nature of Business

Avalon Capital Holdings Corporation (the “Company” or “Avalon”), formerly Finigroup, Inc., was incorporated in 2003 under the laws of the State of Delaware.

Traders Development LLC (“Traders”) is a California Limited Liability Company that was formed on December 11, 2006.  In June 2007, the Company purchased all the membership interests in Traders in exchange for 1,192,999 shares (post-split) in the Company.

The consolidated financial statements include the accounts of Avalon and its wholly owned subsidiary, Traders.  All significant inter-company accounts and transactions have been eliminated in consolidation.

In May 2008, Avalon increased its authorized common shares from 500,000,000 to 750,000,000.

In June 2008, Company acquired all the assets of Master Capital Group Corporation in exchange for 10,000,026 shares (post-split) of common stock of Company.  The primary asset acquired being Master Capital’s proprietary trading platform technology.

In October 2008, the Company completed a 20:1 reverse split and changed its trading symbol from AVAL to AVLC.

The Company through its subsidiary Traders Development LLC is in the business of developing and licensing foreign currency exchange (Forex) trading platforms to online Forex brokers both domestically and abroad.

Note 2 – Summary of significant Accounting Policies

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Cash and Cash Equivalents

For purposes of the cash flow statements, the Company considers all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents.

Accounts Receivable:

The Company’s customer base consists of a geographically dispersed customer base. The Company maintains reserves for potential credit losses on accounts receivable.  Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves.  Reserves are recorded primarily on a specific identification basis.

Property and Equipment

Property and equipment are stated at cost.  Expenditures for maintenance and repairs are charged to earnings as incurred; additions, renewals and betterments are capitalized.  When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations.  Depreciation is computed using straight line method over the estimated useful lives of the assets, which is three years. Depreciation expense was $3,299 for the six month period ended June 30, 2009.

The Company accounts for the costs of computer software developed or obtained for internal use in accordance with Statement of Position 98-1, “Accounting for the Costs of Computer Software Developed or Obtained for Internal Use.”  The Company capitalizes costs of materials, consultants, and payroll and payroll-related costs for employees incurred in developing internal-use computer software.  These costs are included with “Computer equipment and software.”  Costs incurred during the preliminary project and post-implementation stages are charged to general and administrative expense.

Intangible Assets:

Intangible assets consist of product licenses, renewals, distributor relationships and goodwill.  The Company evaluates intangible assets, goodwill and other long-lived assets for impairment, at least on an annual basis and whenever events or changes in circumstances indicate that the carrying value may not be recoverable from its estimated future cash flows.  Recoverability of intangible assets and other long-lived assets is measured by comparing their net book value to the related projected undiscounted cash flows from these assets, considering a number of factors including past operating results, budgets, economic projections, market trends and product development cycles.  If the net book value of the asset exceeds the related undiscounted cash flows, the asset is considered impaired, and a second test is performed to measure the amount of impairment loss.  Potential impairment of goodwill is being evaluated in accordance with SFAS No. 142.

As part of intangible assets, the Company capitalizes certain computer software development costs in accordance with SFAS No. 86, “Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed.”  Costs incurred internally to create a computer software product or to develop an enhancement to an existing product are charged to expense when incurred as research and development expense until technological feasibility for the respective product is established.  Thereafter, all software development costs are capitalized and reported at the lower of unamortized cost or net realizable value.  Capitalization ceases when the product or enhancement is available for general release to customers.

The Company makes on-going evaluations of the recoverability of its capitalized software projects by comparing the amount capitalized for each product to the estimated net realizable value of the product.  If such evaluations indicate that the unamortized software development costs exceed the net realizable value, the Company writes off the amount which the unamortized software development costs exceed net realizable value.  Capitalized and purchased computer software development costs are being amortized ratably based on the projected revenue associated with the related software or on a straight-line basis over three years, whichever method results in a higher level of amortization.

Impairment of Long-Lived Assets

The Company adopted Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS 144"), which addresses financial accounting and reporting for the impairment or disposal of long-lived assets and supersedes SFAS No. 121,"Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," and the accounting and reporting provisions of APB Opinion No. 30, "Reporting the Results of Operations for a Disposal of a Segment of a Business."  The Company periodically evaluates the carrying value of long-lived assets to be held and used in accordance with SFAS 144. SFAS 144 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amounts.  In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair market value of the long-lived assets.  Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair market values are reduced for the cost of disposal.  As of June 30, 2009, the Company determined that there was no impairment to the value of the software.

Revenue Recognition

The Company recognizes its revenue in accordance with the Securities and Exchange Commissions (“SEC”) Staff Accounting Bulletin No. 104, “Revenue Recognition” (“SAB 104”) and The American Institute of Certified Public Accountants (“AICPA”) Statement of Position (“SOP”) 97-2, “Software Revenue Recognition,” as amended by SOP 98-4 and SOP 98-9, SOP 81-1, “Accounting for Performance of Construction-Type and Certain Production-Type Contracts,” and Accounting Research Bulletin 45 (ARB 45) “Long-Term Construction Type Contracts.”  The Company’s revenue recognition policy is as follows:

License Revenue:  The Company recognizes revenue from license contracts without major customization when a non-cancelable, non-contingent license agreement has been signed, delivery of the software has occurred, the fee is fixed or determinable, and collectibilty is probable.  Revenue from the sale of licenses with major customization, modification, and development is recognized on a percentage of completion method, in conformity with ARB 45 and SOP 81-1.  Revenue from the implementation of software is recognized on a percentage of completion method, in conformity with Accounting Research Bulletin (“ARB”) No. 45 and SOP 81-1.  Any revenues from software arrangements with multiple elements are allocated to each element of the arrangement based on the relative fair values using specific objective evidence as defined in the SOPs.  An output measure of “Unit of Work Completed” is used to determine the percentage of completion which measures the results achieved at a specific date.

Services Revenue:  Revenue from consulting services is recognized as the services are performed for time-and-materials contracts.  Revenue from training and development services is recognized as the services are performed.  Revenue from maintenance agreements is recognized ratably over the term of the maintenance agreement.

Fair Value:

Unless otherwise indicated, the fair values of all reported assets and liabilities, which represent financial instruments, none of which are held for trading purposes, approximate carrying values of such amounts.

Advertising Costs:

The Company expenses the cost of advertising as incurred.  Advertising costs for the six month period ended June 30, 2009 were $3,336.

Net Income/Loss Per Share:

Net income/loss per share is calculated in accordance with the Statement of financial accounting standards No. 128 (SFAS No. 128), “Earnings per share.”  Basic net income/loss per share is based upon the weighted average number of common shares outstanding.  Diluted net income per share is based on the assumption that all dilutive convertible shares and stock options were converted or exercised.  Dilution is computed by applying the treasury stock method.  Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period.

The weighted average number of shares used to compute basic and diluted loss per share is the same in these unaudited consolidated financial statements for the six month period ended June 30, 2009 since the effect of dilutive securities is anti-dilutive.

Income Taxes:

The Company accounts for income taxes under the provisions of Statement of Financial Accounting Standards No. 109 ("SFAS 109").  Under SFAS 109, deferred income tax assets or liabilities are computed based on the temporary difference between the financial statement and income tax bases of assets and liabilities using the currently enacted marginal income tax rate.  Deferred income tax expenses or credits are based on the changes in the deferred income tax assets or liabilities from period to period.  Deferred tax assets may be recognized for temporary differences that will result in deductible amounts in future periods and for loss carry forwards.  A valuation allowance is established if, based on the weight of available evidence, it is more likely than not that some portion or all of the deferred tax asset will not be realized.

As of June 30, 2009, the Company had net operating loss carry forwards which can be carried forward to offset future taxable income.

Stock-based compensation

The Company adopted SFAS No. 123 (Revised 2004), Share Based Payment (“SFAS No. 123R”), under the modified-prospective transition method on January 1, 2006.  SFAS No. 123R requires companies to measure and recognize the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value.  Share-based compensation recognized under the modified-prospective transition method of SFAS No. 123R includes share-based compensation based on the grant-date fair value determined in accordance with the original provisions of SFAS No. 123, Accounting for Stock-Based Compensation, for all share-based payments granted prior to and not yet vested as of January 1, 2006 and share-based compensation based on the grant-date fair-value determined in accordance with SFAS No. 123R for all share-based payments granted after January 1, 2006.  SFAS No. 123R eliminates the ability to account for the award of these instruments under the intrinsic value method prescribed by Accounting Principles Board (“APB”) Opinion No. 25, Accounting for Stock Issued to Employees, and allowed under the original provisions of SFAS No. 123.  Prior to the adoption of SFAS No. 123R, the Company accounted for our stock option plans using the intrinsic value method in accordance with the provisions of APB Opinion No. 25 and related interpretations. The Company has not granted any stock-based compensation to any employees, officers or directors at June 30, 2009.

Segment Reporting

Statement of financial accounting standards No. 131, Disclosures about segments of an enterprise and related information (SFAS No. 131), which superceded statement of financial accounting standards No. 14, Financial reporting for segments of a business enterprise, establishes standards for the way that public enterprises report information about operating segments in annual financial statements and requires reporting of selected information about operating segments in interim financial statements regarding products and services, geographic areas and major customers.  SFAS No. 131 defines operating segments as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performances.  The Company operated in one segment as of June 30, 2009.

Going Concern

The accompanying consolidated financial statements have been prepared on a going concern basis which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the consolidated financial statements, during the six month period ended June 30, 2009, the Company incurred net losses of $ 1,234,367.  In addition, the Company had a negative cash flow in operating activities amounting $700,733 in the six month period ended June 30, 2009, and the Company’s accumulated deficit was $ 8,358,105 as of June 30, 2009. If the Company is unable to generate profits and unable to continue to obtain financing for its working capital requirements, it may have to curtail its business sharply or cease business altogether.

The consolidated financial statements do not include any adjustments relating to the recoverability and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.  The Company’s continuation as a going concern is dependent upon its ability to generate sufficient cash flow to meet its obligations on a timely basis, to retain its current financing, to obtain additional financing, and ultimately to attain profitability. In the near term, the Company is being financed by loans from FXCM Systems, LLC (“FXCM”).  The Company expects that this financing will be sufficient until completion of an asset purchase agreement between the Company and FXCM.  Upon completion of that agreement, or if that agreement cannot be completed, the Company plans to pursue, on an as needed basis, traditional forms of financing, such as debt or equity financing, until the Company can achieve profitable operations.

Recent Accounting Pronouncements:

In May of 2008, FSAB issued SFASB No.162, The Hierarchy of Generally Accepted Accounting Principles. The pronouncement mandates the GAAP hierarchy reside in the accounting literature as opposed to the audit literature. This has the practical impact of elevating FASB Statements of Financial Accounting Concepts in the GAAP hierarchy. This pronouncement will become effective 60 days following SEC approval. The company does not believe this pronouncement will impact its financial statements.

In May 2008, the FASB issued SFAS No. 163, “Accounting for Financial Guarantee Insurance Contracts, an interpretation of FASB Statement No. 60.” The scope of this Statement is limited to financial guarantee insurance (and reinsurance) contracts, as described in this Statement, issued by enterprises included within the scope of Statement 60. Accordingly, this Statement does not apply to financial guarantee contracts issued by enterprises excluded from the scope of Statement 60 or to some insurance contracts that seem similar to financial guarantee insurance contracts issued by insurance enterprises (such as mortgage guaranty insurance or credit insurance on trade receivables). This Statement also does not apply to financial guarantee insurance contracts that are derivative instruments included within the scope of FASB Statement No. 133, “Accounting for Derivative Instruments and Hedging Activities.” This Statement will not have an impact on the Company’s financial statements

On December 30, 2008 FASB issued FIN 48-3, “Effective Date of FASB Interpretation No. 48 for Certain Nonpublic Enterprises”. This FSP defers the effective date of FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes, for certain non-public enterprises as defined in paragraph 289, as amended, of FASB Statement No. 109, Accounting for Income Taxes, including non-public not-for-profit organizations. However, non-public consolidated entities of public enterprises that apply U. S. GAAP are not eligible for the deferral. Nonpublic enterprises that have applied the recognition, measurement, and disclosure provisions of Interpretation 48 in a full set of annual financial statements issued prior to the issuance of this FSP also are not eligible for the deferral. This FSP shall be effective upon issuance. The Company does not believe this pronouncement will impact its financial statements.

In April 2009, the FASB issued FSP No. FAS 157-4, “Determining Fair Values When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly.”  This FSP provides guidance on (1) estimating the fair value of an asset or liability when the volume and level of activity for the asset or liability have significantly declined and (2) identifying transactions that are not orderly. The FSP also amends certain disclosure provisions of SFAS No. 157 to require, among other things, disclosures in interim periods of the inputs and valuation techniques used to measure fair value. This pronouncement is effective prospectively beginning April 1, 2009. The Company is currently evaluating the impact of this standard, but would not expect it to have a material impact on the Company’s consolidated results of operations or financial condition.

In April 2009, the FASB issued FSP No. FAS 115-2 and FAS 124-2, “Recognition and Presentation of Other-Than-Temporary Impairments” (FSP 115-2). This FSP modifies the requirements for recognizing other-than-temporarily impaired debt securities and changes the existing impairment model for such securities. The FSP also requires additional disclosures for both annual and interim periods with respect to both debt and equity securities. Under the FSP, impairment of debt securities will be considered other-than-temporary if an entity (1) intends to sell the security, (2) more likely than not will be required to sell the security before recovering its cost, or (3) does not expect to recover the security’s entire amortized cost basis (even if the entity does not intend to sell). The FSP further indicates that, depending on which of the above factor(s) causes the impairment to be considered other-than-temporary, (1) the entire shortfall of the security’s fair value versus its amortized cost basis or (2) only the credit loss portion would be recognized in earnings while the remaining shortfall (if any) would be recorded in other comprehensive income. FSP 115-2 requires entities to initially apply the provisions of the standard to previously other-than-temporarily impaired debt securities existing as of the date of initial adoption by making a cumulative-effect adjustment to the opening balance of retained earnings in the period of adoption. The cumulative-effect adjustment potentially reclassifies the noncredit portion of a previously other-than-temporarily impaired debt security held as of the date of initial adoption from retained earnings to accumulated other comprehensive income. This pronouncement is effective April 1, 2009. The Company is currently evaluating the impact of this standard, but would not expect it to have a material impact on the Company’s consolidated results of operations or financial condition.

In April 2009, the FASB issued FSP No. FAS 107-1 and APB 28-1, “Interim Disclosures about Fair Value of Financial Instruments.” This FSP essentially expands the disclosure about fair value of financial instruments that were previously required only annually to also be required for interim period reporting. In addition, the FSP requires certain additional disclosures regarding the methods and significant assumptions used to estimate the fair value of financial instruments. These additional disclosures will be required beginning with the quarter ending June 30, 2009. The Company is currently evaluating the requirements of these additional disclosures.

Note 3 - Assets Held For Sale

On February 24, 2009, the Company entered into an asset sale agreement with FXCM Systems, LLC (“FXCM”or “Buyer”), a newly formed limited liability company wholly owned by FXCM Holdings, LLC. Buyer will purchase substantially all of the tangible and intangible assets, properties and rights of the Company used, held for use or useful in, or derived from, its business and operations of Traders Development, LLC, including but not limited to the Avalon Trading Platform and all covered software and third-party licenses associated therewith (the “Assets”), free and clear of all debts, liens, encumbrances or other liabilities whatsoever (the “Proposed Transaction”). Contracts, agreements and licenses assumed by Buyer shall be referred to herein as the “Assumed Contracts.”

In exchange for the Assets (including title to Avalon software, assignment of software licenses, assignment or sublet of leases, etc), Traders will receive a profit participation equal to 40% (“Earn Out”) of the fiscal year EBITDA of FXCM Systems based on a licensing revenue model similar to that attached hereto as Exhibit A with the understanding that FXCM Systems in its sole discretion may substantially deviate from this model and subject to the profits calculation methodology set forth below. FXCM Systems agrees that it shall not license the Avalon Software for more than ten (10%) percent below the Transaction Fees.

Assets held for sale comprise of the following as of June 30, 2009:

Property and Equipment:

Property and equipment at June 30, 2009 are as follows:

Computer and office equipment	$28,727

Less: Accumulated Depreciation	(6,697)

Net Property & Equipment	$22,030

Depreciation expense amounts to $3,299 for the six month period ended June 30, 2009.

Intangible Assets:

Intangible assets consist of acquired developed software technology and capitalized software development costs.

The components of intangible assets at June 30, 2009 are summarized as follows:

	2008	Est. Life
Developed Software Technology	$542,500	3 years
Less: Accumulated Amortization	(177,750)
Net intangible assets	$364,750

The developed software technology and software development cots are being amortized to cost of revenues.  The amortization for the six month period ended June 30, 2009 amounted to $85,750.

Subsequent to the June 30, 2009, the Company entered into an agreement to sell these assets to a third party (See Note 12).

Note 4 – Accrued expenses

Accrued expenses comprise of the following as of June 30, 2009:

Accrued Interest	$26,170
Accrued consulting	260,712
Accrued legal and professional fee	109,446
Accrued rent	107,750
Other	30,075
Total	526,653

Note 5 – Due to related party

As of June 30, 2009, the Company owed, interest free and due on demand loan of $76,500 to a related Company under common control for working capital.

During the six month period ended June 30, 2009, the Company also borrowed unsecured, interest free and due on demand loan of $1,534 from a major shareholder for working capital. As of June 30, 2009, the total amount owed to the major shareholder was $74,000.

During the six month period ended June 30, 2009, the Company also borrowed unsecured, interest free and due on demand loan of $5,000 from another major shareholder for working capital.

As of June 30, 2009, the Company owed unsecured, interest free and due on demand loan of $10,000 to a major shareholder for working capital.

Note 6 – Shares to be issued

During the year ended December 31, 2008, the Company agreed to issue 5,000 free trading and 2,500 restricted stock to a firm for presenting their profile for a conference. The value of the services provided was $25,000, based on the standard pricing of the firm. The Company issued the restricted stock valued at $8,336 but the free trading stock valued at $16,664 was still to be issued as of June 30, 2009 and was recorded as shares to be issued in the accompanying financials.

On October 31, 2008, the Company agreed to issue 225,000 shares, valued at the fair market value of $45,000, to a consultant for providing business development advisory services. The shares were issued during the six month period ended June 30, 2009.

During the year ended December 31, 2008, the Company also promised to issue 11,250 shares to a note holder against note NP I (Note 7) which were not issued as of December 31, 2008. These shares were valued at the fair market value of $33,750 and recorded as shares to be issued in the accompanying financials. The Company agreed to issue additional 32,000 shares to the note holder on an amendment of the note in July 2008. The shares were valued at the fair market value of $44,800 and were recorded as shares to be issued in the accompanying financials. The shares were not issued as of June 30, 2009.

During the year ended December 31, 2008, the Company also promised to issue 6,000 shares to a note holder against note NP II (Note 7) which were not issued as of December 31, 2008. These shares were valued at the fair market value of $13,200 and recorded as shares to be issued in the accompanying financials. The shares were not issued as of June 30, 2009.

Note7 – Notes payable

On April 1, 2008, the Company arranged a debt financing of $200,000 from a third party in exchange for the issuance of a ten-month 10% promissory note, 11,250 shares of common stock and 20,000 warrants (“NP I”). The performance of the notes is secured by all of the assets of the company.

The note had an anti dilution provision wherein if the Company had more than 5,000,000 million shares issued and outstanding, on a fully diluted basis, then the Company shall issue to the Investors an amount of shares equal to the amount of shares outstanding above 5,000,000 multiplied by the number of equity securities issued in conjunction with this agreement and divided by 5,000,000. The NP I warrant has a term of 5 years which expires on April 1, 2013.  The total numbers of shares issuable upon exercise of the NP I warrant were 20,000 at an exercise price of $15. The relative fair value of the warrants using the Black Scholes method assuming a volatility of the stock of 108%, term of five years and a discount of 2.38% was determined to be $ 34,416. The Company allocated the investment proceeds to the debt and warrants based on their relative fair values. The fair market value of the shares issued with the notes was determined to be $ 33,750. The Company also paid $20,000 cash and accrued 3,125 warrants to the investor relation firm for arranging the debt financing. The warrant has a term of 5 years which expires on April 1, 2013.  The total numbers of shares issuable upon exercise of the warrant were 3,125 at an exercise price of $15.The fair value of the warrants using the Black Scholes method assuming a volatility of the stock of 108%, term of five years and a discount of 2.38% was determined to be $ 5,378.   The fair market value of the shares awarded to the note holder and together with the value of the warrants granted to the note holder and to the investor relation firm and cash paid to the investor relation firm was recorded as a debt discount, a reduction of the carrying amount of the debt.

The total debt discount of the NP I notes is being amortized over the term of the notes and charged to interest expense. In the year ending December 31, 2008 $84,190 was expensed. In the six month period ending June 30, 2009, balance $9,354 was expensed.

On July 1, 2008, the Company agreed to issue additional 32,000 shares and 37,500 warrants to the note holder pursuant to the anti dilution clause. The Company also agreed to amend the exercise price of all the outstanding warrants to $5.20 per share. The Company also accrued for 6,950 warrants for the investor relation agent pursuant to the agreement to award warrants equal to 10% of the securities offered to the note holder. The fair market value of the shares to be issued with the notes was determined to be $ 44,800. The fair value of the warrants using the Black Scholes method assuming a volatility of the stock of 109%, term of five years and a discount of 2.38% was determined to be $ 62,308. The Company recorded $91,807 as additional debt discount amortization for these grants during the year ended December 31, 2008. In the six month period ending June 30, 2009, balance $15,301 was expensed.

On September 12, 2008, the Company and the note holder entered into a further agreement amending the notes issued in connection with NP I by lowering the warrant exercise price to $1.4 per share. The Company recalculated the fair market value of the warrants using Black scholes method, but there was no additional expense to be recorded.

The Company accrued interest expense of $15,000 on the note for the year ended December 31, 2008.

On September 12, 2008, the Company arranged further debt financing of $100,000 from the same investor in exchange for the issuance of a 51 days 8% promissory note and 50,000 warrants (“NP IV”). The performance of the notes is secured by all of the assets of the company.

The NP IV warrant has a term of 5 years expiring on September 12, 2013.  The total numbers of shares issuable upon exercise of the NP IV warrant were 50,000 at an exercise price of $1.4. The fair value of the warrants using the Black Scholes method assuming a volatility of the stock of 112%, term of five years and a discount of 2.38% was determined to be $ 38,368. The Company also accrued $10,000 cash and 5,000 warrants to the investor relation firm for arranging the debt financing. The warrant has a term of 5 years expiring on September 12, 2013.  The total numbers of shares issuable upon exercise of the warrant were 5,000 at an exercise price of $1.4.The fair value of the warrants using the Black Scholes method assuming a volatility of the stock of 112%, term of five years and a discount of 2.38% was determined to be $ 3,837.   The fair market value of the warrants granted to the note holder and to the investor relation firm and cash paid to the investor relation firm was recorded as a debt discount, a reduction of the carrying amount of the debt.

The total debt discount of the NP IV notes was amortized over the term of the notes and charged to interest expense. In the year ending December 31, 2008 $52,205 was expensed. The Company accrued interest of $2,333 on the notes for the year ended December 31, 2008.

Terms of NP I and NP IV were amended subsequent to the year end on January 15, 2009 and again on March 12, 2009 whereby the term of the notes was extended and additional shares and warrants were granted. This amendment was considered as an extinguishment of the prior note and issuance of a new note and all the remaining debt discount was expensed on the same date.

On January 15, 2009, NP I and NP II were rolled into one new convertible note NP V due in April 2009. The note holder was awarded 1,000,000 shares in lieu of the existing defaults and for extending the notes and the note was amended to add a conversion clause. The conversion price was determined to be $0.75. The Company recorded an interest expense of $100,000 as of December 31, 2008 for the fair market value of the shares and the black scholes value of the warrants.

Further amendment was made to NP V on March 12, 2009 and the note holder was awarded another 1,200,000 shares with a fair market value of $72,000 in satisfaction of the prior defaults of the note. The due date of the notes was extended to March 2011. The fair market value was expensed off as interest expense during the six months period ended June 30, 2009. The Company also agreed to issue additional shares to the note holder if the total issued and outstanding shares of the Company’s common stock, on a fully diluted basis, should exceed 30 million shares.

In the six months period ended June 30, 2009, the Company accrued and paid $15,000 as interest expense for the note V.

On August 1, 2008, the Company entered into a securities purchase agreement (SP I) with another third party pursuant to which the Company sold to the party for $200,000 (a) a 6% senior secured promissory note in the amount of $400,000, convertible into shares of the Company at the rate of $2.8 per share, due on August 1, 2009 and (b) a warrant to purchase upto 75,000 shares of the Company at an exercise price of $4.2 per share. The performance of the notes is secured by all of the assets of the company. To induce the buyer to enter into this transaction, the major shareholders of the Company agreed to transfer 350,000 shares held by them to the buyer.

The SP I warrant has a term of 5 years expiring on August 1, 2013.  The total numbers of shares issuable upon exercise of the SP I warrant were 75,000 at an exercise price of $4.2. The relative fair value of the warrants using the Black Scholes method assuming a volatility of the stock of 110%, term of five years and a discount of 2.38% was determined to be $ 16,884. The Company allocated the investment proceeds to the debt and warrants based on their relative fair values. The relative fair market value of the shares transferred by the major shareholders, which was their capital contribution, was determined to be $ 124,046. The fair market value of the shares transferred to the note holder and together with the value of the warrants granted to the note holder and discount on the face value of the note was recorded as a debt discount, a reduction of the carrying amount of the debt. The debt discount is being amortized over the life of the note.

On October 1, 2008, the note was modified to include a prepayment provision pursuant to which the Company may prepay the note plus accrued interest on a 30 days notice. The prepayment amount was decided to be $424,000. The debt discount was fully amortized when the note was rolled over into a new convertible note SP III (See Note 9).

During the year ended December 31, 2008, the Company accrued $10,000 as interest on the note, SP I, and amortized debt discount of $340,930 as interest expense.

On October 1, 2008, the Company entered into another securities purchase agreement (SP II) with the same third party pursuant to which the Company sold to the party for $150,000 (a) a 10% senior secured promissory note in the amount of $200,000, convertible into shares of the Company at the rate of $1.4 per share, due on August 1, 2009 and (b) a warrant to purchase upto 56,250 shares of the Company at an exercise price of $1.4 per share. The performance of the notes is secured by all of the assets of the company. To induce the buyer to enter into this transaction, the major shareholder of the Company agreed to pledge 2,561,838 shares held by him to the buyer.

The SP II warrant has a term of 5 years expiring on October 1, 2013.  The total numbers of shares issuable upon exercise of the SP II warrant were 56,250 at an exercise price of $1.4. The relative fair value of the warrants using the Black Scholes method assuming a volatility of the stock of 112%, term of five years and a discount of 2.38% was determined to be $ 5,988. The Company allocated the investment proceeds to the debt and warrants based on their relative fair values. The fair value of the warrants granted to the note holder and discount on the face value of the note was recorded as a debt discount, a reduction of the carrying amount of the debt. The debt discount is being amortized over the life of the note. The debt discount was fully amortized when the note was rolled over into a new convertible note SP III (See Note 9).

During the year ended December 31, 2008, the Company accrued $3,333 as interest on the note, SP II, and amortized debt discount of $55,988 as interest expense.

On January 15, 2009, the Company entered into a financing agreement with the investor holding note NP V to make additional investments into the Company. The investor purchased the rights to the next $100,000 in future proceeds for the amount of $65,000. The future proceeds mean 50% of all amounts received by the Company for any business related revenue. The discount of $35,000 was recorded as a debt discount and expensed immediately as there is no time frame as to when the revenue might be earned.

The Company also had a note payable of $226,984 as of December 31, 2008 in lieu of a settlement agreement entered into with a third party in June, 2007. The third party filed a lawsuit against the Company and the Company accepted all the liabilities and obligations amounting to $232,984. The settlement agreement called for a payment of $2,000 every month for 24 months and a balloon payment for the balance on the 24th monthly installment. The Company defaulted on the payments and paid only $6,000 during the year ended December 31, 2008. Subsequent to the year end, in June 2009, the Company entered into an amended settlement agreement pursuant to which, the Company promised to pay $18,000 to the third party on or before June 18, 2009; issue so many shares as to make the third party owner of 1.25% of the issued and outstanding stock; pay $2,000 per month starting July 1, 2009 till May 1, 2010; pay a lump sum on January 1, 2010, in an amount equal to or in excess of 15% of the then outstanding balance; and pay off the full outstanding balance on or before June 1, 2010. The Company issued 276,642 shares to the third party in June 2009 but defaulted in the cash payments. The shares issued were recorded as litigation settlement expense at the fair market value of $27,664.

Note 8 – Convertible note payable

On November 17, 2008, the Company rolled the two notes SP I and SP II into one new convertible note SP III of face value $624,000 due on August 1, 2009. The note SP III is personally guaranteed by the three major shareholders of the Company. Two major shareholders agreed to pledge all their shares in the Company to the note holder and one major shareholder transferred 300,000 shares held by him to the note holder to induce the note holder to enter into this transaction. The note is convertible at the rate of $0.75 and bears interest at the rate of 10%. The note holder was also granted warrant to purchase upto 312,000 shares of the Company at an exercise price of $1.50. The relative fair value of the warrants using the Black Scholes method assuming a volatility of the stock of 110%, term of five years and a discount of 2.38% was determined to be $ 13,020. The Company allocated the investment proceeds to the debt and warrants based on their relative fair values. The fair value of the warrants granted to the note holder and $24,000 discount on the face value of the note was recorded as a debt discount, a reduction of the carrying amount of the debt. The debt discount is being amortized over the life of the note.

On February 5, 2009, the maturity date of SP III note was extended till December 28, 2009. During the six month period ended June 30, 2009, debt discount of $18,510 was amortized as interest expense.

On February 5, 2009, the Company entered into another securities purchase agreement (SP IV) with the same third party pursuant to which the Company sold to the party for $80,000 (a) a convertible note in the amount of $181,000 convertible into shares of the Company at the rate of $0.35 per share, due on August 1, 2009 and (b) a warrant to purchase upto 805,000 shares of the Company at an exercise price of $0.35 per share. The performance of the notes is secured by all of the assets of the company. The relative fair value of the warrants using the Black Scholes method assuming a volatility of the stock of 167%, term of 4.65 years and a discount of 2.38% was determined to be $ 32,879. The Company allocated the investment proceeds to the debt and warrants based on their relative fair values. The fair value of the warrants granted to the note holder and $101,000 discount on the face value of the note was recorded as a debt discount, a reduction of the carrying amount of the debt. The debt discount is being amortized over the life of the note. During the six months period ended June 30, 2009, the Company amortized debt discount of $60,854 as interest expense.

On March 10, 2009, the Company granted 1,000,000 warrants to the note holder for the extension of the notes SP III and SP IV. The fair value of the warrants using the Black Scholes method assuming a volatility of the stock of 167%, term of 4.56 years and a discount of 2.38% was determined to be $ 54,024. The debt discount is being amortized over the remaining life of the notes. During the six months period ended June 30, 2009, the Company amortized debt discount of $21,009 as interest expense.

Note 9 – Stockholders’ deficit

1.           Preferred stock

As of December 31, 2008, the Company has 10,000,000 shares of preferred stock authorized with a par value of $.001.   The preferred stock may be issued from time to time, in one or more series, each series to be appropriately designated by a distinguishing letter or title, prior to the issue of any shares thereof.

In July 2008, the Company formally designated its Series B of preferred stock.  The Series B is Convertible Preferred Stock that consists of 1,000,000 shares, convertible into common stock, each share for two shares of common stock.  The Series B holders vote on a one to one ratio with the Common shareholders of the Company.  As of December 31, 2008 the Company had issued 7,000 shares of Series B preferred Stock.

During the six month period ended June 30, 2009, the Company issued additional 5,000 preferred shares for $5,000 cash.

Common Stock

As of June 30, 2009, the Company had 750,000,000 shares of common stock authorized with a par value of $.001.

The Company had 19,010,590 shares issued and outstanding as of June 30, 2009.

During the six months period ended June 30, 2009, the Company issued 500,000 shares its legal counsel for services. These shares were valued at the fair market value of $34,000, pursuant to EITF 96-18.

During the six months period ended June 30, 2009, the Company issued 1,625,000 shares to independent outside contractors for various services. These shares were valued at the fair market value of $147,000, pursuant to EITF 96-18.

During the six months period ended June 30, 2009, the Company issued 276,642 shares as debt settlement. These shares were valued at the fair market value of $27,664, pursuant to EITF 96-18.

During the six months period ended June 30, 2009, the Company issued 1,000,000 shares as interest payment to a note holder. These shares were valued at the fair market value of $100,000, pursuant to EITF 96-18.

Also, during the six months period ended June 30, 2009, the Company recorded $86,903 as debt issue costs on the promissory notes and convertible notes.

Warrants

In the six months period ended June 30, 2009, the Company granted 1,805,000 warrants to some note holders (See Note 7 and Note 8). The details of the warrants granted are as follows:

Warrants:	Number	Weighted Average exercise price	Intrinsic value

Outstanding and exercisable, December 31, 2008	566,425	$2.00	$-
Granted	1,805,000	0.23	-
Exercised	-	-	-
Expired	-	-	-
Outstanding and exercisable, June 30, 2009	2,371,425	$0.65	$-

The average life remaining of the warrants as of June 30, 2009 is as follows:

Exercise Price	Number Outstanding and Exercisable	Weighted average Remaining Contractual Life	Weighted Ave Exericse Price

WARRANTS:
$0.125-$0.35	1,805,000	4.19	$0.23
$1.40 - $1.50	467,700	4.75	1.47
$4.20 -$5.20	98,125	4.45	4.44
$15.00	600	4.33	$15

All warrants granted are vested and are exercisable as of June 30, 2009.

The value of the warrants has been determined using the Black-Scholes pricing model using the following assumptions:

The Black-Scholes pricing model used the following assumptions:

Risk-free interest rate	2.38%

Expected life	4.56- 4.65 years

Expected volatility	167%

Dividend yield	0%

Note 10- Related Party Transactions

During the six months period ended June 30, 2009, the Company paid $81,817 and $50,150 as annual compensation to the President and to the CEO of the Company who are also the major shareholders of the Company. The Company also paid $46,867 as consulting fee to Masterkey Partners which is owned by a major shareholder of the Company.

The Company also obtained unsecured, non- interest bearing, due on demand loans aggregating $6,534 from the major shareholders and officers of the Company during the six months period ended June 30, 2009.

Note 11 – Commitments and Contingencies

Consulting agreements:

On October 1, 2008, the Company entered into an agreement with a consultant for business development and business strategy. The consultant was awarded 225,000 shares of common stock which were considered earned on the date of the agreement. The consultant is also entitled to a monthly fee of $4,500 starting from January 1, 2009 for a period of 12 months.

Leases:

The Company leases its operating locations.  Initial terms are typically 2 to 4 years, followed by additional terms containing priority of renewal options at the maturity of the lease agreements, and may include rent escalation clauses.  The company recognizes rent expense on a straight-line basis over the term of the lease.

Minimum rental commitments at June 30, 2009, under all leases having an initial or remaining non-cancelable term of more than one year are shown:

2009	$257,331
2010	237,772
2011	113,880
2012	74,115
2013	43,995
Total minimum lease payments	$727,094

Note 12- Subsequent Events

Stock issuances

Subsequent to June 30, 2009, the Company issued 2,250,000 shares to consultants as fee for various services and 1,200,000 shares to note holders. The 1,200,000 shares issued were in satisfaction of already established liability recorded under shares to be issued. The fair value of the 2,250,000 shares was recorded pursuant to EITF-96-18.